                                                                    Exhibit 4(c)

                                FIRST AMENDMENT


         FIRST AMENDMENT, dated as of January 31, 1997 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of April 19, 1996 (the "Credit Agreement"), among (a) MITCHELL MARKETING COMPANY, a Louisiana corporation ("MMC"), (b) MITCHELL GAS SERVICES, INC., a Delaware corporation ("MGS"; MMC and MGS, each a "Borrower", and collectively, the "Borrowers"), (c) MND ENERGY CORPORATION, a Delaware corporation ("MND"), (d) the several banks which are parties to this Amendment (collectively, the "Banks", each a "Bank"), including the Issuing Bank (as defined herein), and (e) THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), a New York banking corporation, as administrative agent for the Banks (in such capacity, the "Administrative Agent").


                               W I T N E S E T H:

         WHEREAS, the Borrowers have requested that certain amendments be made to the Credit Agreement as provided herein; and

         WHEREAS, the Administrative Agent and the Banks are willing to effect such amendments, but only on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         I. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         II.     Amendments to Credit Agreement.

         1. Determining Banks. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Determining Banks" in its entirety and inserting in lieu thereof the following definition:

                 "'Determining Banks': means The Chase Manhattan Bank and NationsBank of Texas, N.A."

         2.      Borrowing Base Determination Date.   Subsection 1.1 of the
Credit Agreement is hereby amended by deleting the definition of "Borrowing Base Determination Date" in its entirety and inserting in lieu thereof the following definition:

                 "'Borrowing Base Determination Date': means August 1 of each year and such other day as provided in subsection 2.24."

         3. Consolidated Net Current Assets. (a) Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "Consolidated Current Assets", "Consolidated Current Liabilities", "Current Assets" and "Current Liabilities" in their entirety;

                 (b) Subsection 5.2(a)(ii) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof;

                 "'(ii)  [Reserved]';"; and

                 (c) Subsection 6.5 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof:

                 "'6.5  [Reserved]'."

         4. Fixed Charge Ratio. Subsection 6.8 of the Credit Agreement is hereby amended by deleting the ratio "1.5 to 1" contained therein and inserting in lieu thereof the ratio "2.5 to 1."

         III. Conditions to Effectiveness. This Amendment shall become effective as of January 31, 1997 (the "Effective Date") but shall not become effective until all of the following conditions precedent have been satisfied or waived:

                 (a) The Borrowers, MND, the Administrative Agent and the Required Banks shall have executed and delivered to the Administrative Agent this Amendment.

                 (b) The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrowers and MND authorizing the execution, delivery and performance of this Amendment and the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of such Credit Party as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

         IV.  General.

         1. Representations and Warranties. To induce the Administrative Agent and the Banks parties hereto to enter into this Amendment, the Borrowers and MND each hereby represents and warrants to the Administrative Agent and all of the Banks as of the Effective Date that the representations and warranties made by such party in the Credit Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of the Effective Date.

         2. Payment of Expenses. The Borrowers agree to pay or reimburse the Administrative Agent for all of its out- of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

         3. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect.

         4. Affirmation of MEDC Guarantee. MEDC hereby consents to the execution and delivery of this Amendment and reaffirms its obligations under the MEDC Guarantee.

         5. Governing Law; Counterparts. (a) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                        MITCHELL GAS SERVICES, INC.


                                        By:    /s/ W. BROOKE HAMILTON, JR.
                                            ------------------------------------
                                                   W. Brooke Hamilton, Jr.
                                                   Vice President - Finance


                                        MITCHELL MARKETING COMPANY


                                        By:    /s/ W. BROOKE HAMILTON, JR.
                                            ------------------------------------
                                                   W. Brooke Hamilton, Jr.
                                            Title: Vice President - Finance


                                        MND ENERGY CORPORATION


                                        By:    /s/ W. BROOKE HAMILTON, JR.
                                            ------------------------------------
                                                   W. Brooke Hamilton, Jr.
                                            Title: Vice President - Finance


                                        THE CHASE MANHATTAN BANK (formerly
                                             known as Chemical Bank), as
                                             Administrative Agent, Issuing
                                             Bank and as a Bank


                                        By:    /s/ PETER M. LING
                                            ------------------------------------
                                                   Peter M. Ling
                                            Title: Vice President


                                        NATIONSBANK OF TEXAS, N.A.


                                        By:    /s/ JOHN H. ROBERTS
                                            ------------------------------------
                                                   John H. Roberts
                                            Title: Vice President

                                        THE BANK OF NOVA SCOTIA


                                        By:    /s/ M. D. SMITH
                                            ------------------------------------
                                                   M. D. Smith
                                            Title: Agent

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By:    /s/ ILLEGIBLE
                                            ------------------------------------
                                                   Illegible
                                            Title: Illegible


                                        BANK ONE, TEXAS, N.A.


                                        By:    /s/ ILLEGIBLE
                                            ------------------------------------
                                                   Illegible
                                            Title: Vice President

                                        BANK OF AMERICA, NATIONAL TRUST &
                                          SAVINGS ASSOCIATION


                                        By:    /s/ MICHAEL J. DILLON
                                            ------------------------------------
                                                   Michael J. Dillon
                                            Title: Managing Director

                                        WELLS FARGO BANK (TEXAS), NATIONAL
                                          ASSOCIATION


                                        By:    /s/ ALAN ALEXANDER
                                            ------------------------------------
                                                   Alan Alexander
                                            Title: Vice President


                                        CHRISTIANIA BANK OG KREDITKASSE


                                        By:    /s/ PETER M. DODGE
                                            ------------------------------------
                                                   Peter M. Dodge
                                            Title: First Vice President

                                        By:    /s/ CARL-PETTER SVENDSEN
                                            ------------------------------------
                                                   Carl-Petter Svendsen
                                            Title: First Vice President

                                        MORGAN GUARANTY TRUST COMPANY


                                        By:    /s/ JOHN KOWALCZUK
                                            ------------------------------------
                                                   John Kowalczuk
                                            Title: Vice President

                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By:    /s/ ILLEGIBLE
                                            ------------------------------------
                                                   Illegible
                                            Title: Corporate Banking Officer

                                        THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                          HOUSTON AGENCY


                                        By: ILLEGIBLE
                                            ------------------------------------
                                            Title: Vice President


                                        ABN AMRO BANK N.V., HOUSTON AGENCY
                                           by:  ABN AMRO North America,
                                                Inc., as agent

                                        By: ILLEGIBLE
                                            ------------------------------------
                                            Title: Illegible

                                        By: ILLEGIBLE
                                            ------------------------------------
                                            Title: Vice President



                                        UNION BANK OF SWITZERLAND, HOUSTON
                                          AGENCY


                                        By:     /s/ J. George Kubove
                                            ------------------------------------
                                                       George Kubove
                                            Title:  Assistant Vice President


                                        By:     /s/ Kelly Boots
                                            ------------------------------------
                                                    Kelly Boots
                                            Title:  Assistant Vice President

Consented and agreed to:


MITCHELL ENERGY & DEVELOPMENT CORP.


By:    /s/ W. BROOKE HAMILTON, JR.
    ------------------------------------
           W. Brooke Hamilton, Jr.
    Title: Vice President - Finance

                                                                    Exhibit 4(c)

                                SECOND AMENDMENT


         SECOND AMENDMENT, dated as of July 31, 1997 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of April 19, 1996, as amended by the First Amendment thereto, dated as of January 31, 1997 (as so amended, the "Credit Agreement"), among (a) MITCHELL MARKETING COMPANY, a Louisiana corporation ("MMC"), (b) MITCHELL GAS SERVICES, INC., a Delaware corporation ("MGS"; MMC and MGS, each a "Borrower", and collectively, the "Borrowers"), (c) MND ENERGY CORPORATION, a Delaware corporation ("MND"), (d) the several banks which are parties to this Amendment (collectively, the "Banks", each a "Bank"), including the Issuing Bank (as defined therein), and (e) THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), a New York banking corporation, as administrative agent for the Banks (in such capacity, the "Administrative Agent").


                               W I T N E S E T H:


         WHEREAS, in connection with the sale of The Woodlands Corporation by Mitchell Energy & Development Corp. ("MEDC") to MS TWC Acquisition Partners Limited Partnership (the "Woodlands Disposition"), the Borrowers have requested that certain amendments be made to the Credit Agreement as provided herein; and

         WHEREAS, the Administrative Agent and the Banks are willing to effect such amendments, but only on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         I. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         II.     Amendments to Credit Agreement.

         1. Credit Parties. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Credit Parties" in its entirety and inserting in lieu thereof the following definition:

                 "'Credit Parties':  means MEDC, MND, MMC, MGS and MEC."

         2. Guarantees. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Guarantees" in its entirety and inserting in lieu thereof the following definition:

                 "'Guarantees': means the MEDC Guarantee and the MND Guarantee"

         3. TWC, TWC Guarantee and Woodlands Revolving Credit Agreement. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "TWC", "TWC Guarantee" and "Woodlands Revolving Credit Agreement" in their entirety.

         4. Determination of Borrowing Base. Subsection 2.23 of the Credit Agreement is hereby amended as follows:

                 (a) by deleting the third sentence in its entirety and inserting in lieu thereof the following sentence:

                 "In addition, the Determining Banks will deduct from such Present Value of Assets the amount at the Determination Date of Intercompany Debt and Certain Other MEC Debt, thereby determining the 'Net Asset Value'."; and

                 (b) by deleting the words "and present value of advances" in the fourth sentence.

         5. Limitation on Investments, Loans and Advances. Subsection 6.9 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following subsection 6.9:

                 "MEDC, MND and its Limited Subsidiaries shall not make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Subsidiary of MEDC (other than MND and its Limited Subsidiaries) in excess of an aggregate amount per year for all such investments of $10,000,000 provided, however, that this covenant shall not prohibit any such investment in any Subsidiary of MEDC which will invest, in short-term interest-bearing securities, the proceeds of the sale of The Woodlands Corporation by MEDC to MS TWC Acquisition Partners Limited Partnership."

         6. Amendments. Subsection 9.3 of the Credit Agreement is hereby amended by deleting the word "TWC's", as well as the comma immediately preceding it.

         7. Successors and Assigns; Participations. (a) Subsection 9.10(c) of the Credit Agreement is hereby amended by deleting the words "provided that all assignments of Commitments and/or Loans hereunder shall be made simultaneously with assignments by the assigning Bank to the same Assignee of pro rata portions of such Bank's Commitments and/or Loans under, and as defined in, the Woodlands Revolving Credit

Agreement" appearing at the end of the first sentence, as well as the semicolon immediately preceding these words.

                 (b) Subsection 9.10(e) of the Credit Agreement is hereby amended by deleting the words "(which amount shall include the fees for registration and processing of the corresponding assignment and acceptances under the Woodlands Revolving Credit Agreement)" appearing immediately after the word "$2,000."

         8. Exhibit E-3. Exhibit E-3 to the Credit Agreement and the reference thereto in the Table of Contents of the Credit Agreement are hereby deleted in their entirety.

         III. Consent and Waiver. The Banks agree to the release of the TWC Guarantee as of the Effective Date and confirm that such release shall not constitute or be deemed to constitute a default under subsection 7.1 of the Credit Agreement.

         IV. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Effective Date") on which all of the following conditions precedent have been satisfied or waived:

                 (a) The Borrowers, MND, the Administrative Agent and the Banks shall have executed and delivered to the Administrative Agent this Amendment.

                 (b) The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrowers and MND authorizing the execution, delivery and performance of this Amendment and the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of such Credit Party as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

                 (c) All loans and other extensions of credit under the Woodlands Revolving Credit Agreement shall have been repaid in full and all commitments thereunder shall have been terminated.

                 (d) The Woodlands Disposition shall have occurred and MEDC shall have notified the Administrative Agent in writing to this effect.

         V.  General.

         1. Representations and Warranties. To induce the Administrative Agent and the Banks parties hereto to enter into this Amendment, the Borrowers and MND each hereby represents and warrants to the Administrative Agent and all of the Banks as of the Effective Date that the representations and warranties made by such party in the Credit Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of the Effective Date.

         2. Payment of Expenses. The Borrowers agree to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

         3. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect.

         4. Affirmation of MEDC Guarantee. MEDC hereby consents to the execution and delivery of this Amendment and reaffirms its obligations under the MEDC Guarantee.

         5. Governing Law; Counterparts. (a) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                  MITCHELL GAS SERVICES, INC.


                                  By:  Illegible
                                      ----------------------------------------
                                      Title:


                                  MITCHELL MARKETING COMPANY


                                  By: Illegible
                                      ----------------------------------------
                                      Title:


                                  MND ENERGY CORPORATION


                                  By: Illegible
                                      ----------------------------------------
                                      Title:


                                  THE CHASE MANHATTAN BANK (formerly
                                    known as Chemical Bank), as
                                    Administrative Agent, Issuing Bank
                                    and as a Bank


                                  By: Illegible
                                      ----------------------------------------
                                      Title:


                                  NATIONSBANK OF TEXAS, N.A.


                                  By:  James V. Ducoto
                                      ----------------------------------------
                                      Title:


                                  THE BANK OF NOVA SCOTIA


                                  By:  Illegible
                                      ----------------------------------------
                                      Title:

                              PNC BANK, NATIONAL ASSOCIATION


                              By:  John R. Way
                                  -----------------------------------------
                                    Title:  Commercial Banking Officer


                              BANK ONE, TEXAS, N.A.


                              By:  Richard G. Sylvan
                                  -----------------------------------------
                                  Title:  Senior Vice President


                              BANK OF AMERICA, NATIONAL TRUST &
                                SAVINGS ASSOCIATION


                              By:  Illegible
                                  -----------------------------------------
                                  Title: Vice President


                              WELLS FARGO BANK (TEXAS), NATIONAL
                                ASSOCIATION


                              By:  Alan Alexander
                                  -----------------------------------------
                                  Title: Vice President


                              CHRISTIANIA BANK OG KREDITKASSE


                              By: Peter M. Dodge
                                 ------------------------------------------
                                 Title: Vice President


                              By:  Carl-Petter Svendsen
                                  -----------------------------------------
                                  Title: Vice President

                              MORGAN GUARANTY TRUST COMPANY


                              By: John Kowalczuk
                                 ------------------------------------------
                                 Title: Vice President


                              THE FIRST NATIONAL BANK OF CHICAGO


                              By: Illegible
                                  -----------------------------------------
                                  Title: Corporate Banking Officer

                              THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                HOUSTON AGENCY


                              By: Illegible
                                  ------------------------------------
                                  Title: Vice President


                              ABN AMRO BANK N.V., HOUSTON AGENCY
                                      by:      ABN AMRO North America,
                                               Inc., as agent

                              By:  Charles W. Randall
                                  ------------------------------------
                                  Title: Senior Vice President &
                                         Managing Director

                              By:  H. Gene Shiels
                                  ------------------------------------
                                  Title: Vice President


                              UNION BANK OF SWITZERLAND, HOUSTON
                                AGENCY


                              By: Ben Vance
                                  ------------------------------------
                                  Title: Assistant Vice President

Consented and agreed to:


MITCHELL ENERGY & DEVELOPMENT CORP.


By: Illegible
   ---------------------------------
    Title: Vice President-Finance

                                                               Exhibit 4(c)
                                THIRD AMENDMENT


                 THIRD AMENDMENT, dated as of January 30, 1998 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of April 19, 1996, as amended by the First Amendment thereto, dated as of January 31, 1997 and the Second Amendment thereto, dated as of July 31, 1997 (as so amended, the "Credit Agreement"), among (a) SOUTHWESTERN GAS PIPELINE, INC. (successor by merger to MITCHELL MARKETING COMPANY and MITCHELL GAS SERVICES, INC.) ("MGS"), (b) MND ENERGY CORPORATION, a Delaware corporation ("MND"), (c) the several banks which are parties to this Amendment (collectively, the "Banks", each a "Bank"), including the Issuing Bank (as defined therein), and
(d) THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), a New York banking corporation, as administrative agent for the Banks (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H:


                 WHEREAS, the Borrowers have requested that certain amendments be made to the Credit Agreement as provided herein; and

                 WHEREAS, the Administrative Agent and the Banks are willing to effect such amendments, but only on the terms and conditions set forth herein.

                 NOW, THEREFORE, the parties hereto hereby agree as follows:

I. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                 II.      Amendments to Credit Agreement.

                 1.  Definitions.

                 A. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the following definitions:

                 "Guarantees"

                 "Judgment"

                 "Judgment Interest"

                 "Judgment Payments"

                 "MEC Credit and Reimbursement Agreement"

                 "MEC Letters of Credit"

                 "MEC Loans"

                 "MEC Reimbursement Obligations"

                 "MEDC Guarantee"

                 "Settlements"

                 B. The parties hereto hereby agree that all of the terms listed in clause (A) above shall be deemed to be deleted in the Credit Agreement wherever such terms appear therein.

                 C. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and inserting in lieu thereof the following definitions:

               "'Credit Parties'  means MND, MGSLP, MGS and MEC."

                 "'Gulf Coast Fractionators' means a Texas general partnership among Trident NGL, Inc., Conoco, Inc. and MGS until it transfers its interest to MGSLP and thereafter MGSLP."

                 "'Material Subsidiary' means, for so long as they shall remain Subsidiaries of MND, each of MGSLP, MEC, and MGS."

             "'Scheduled Termination Date' means January 27, 2003."

                 "'Subsidiary Guarantee' shall be the collective reference to
         (i) the Subsidiary Guarantee dated as of April 19, 1996 made by MEC and MGS in favor of the Administrative Agent for the ratable benefit of the Banks, and (ii) the Subsidiary Guarantee made by MGSLP in favor of the Administrative Agent in form and substance satisfactory to the Administrative Agent, as such guarantees may be amended, supplemented or otherwise modified from time to time.

                 D. Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definitions:

                 "'Current Debt' means the sum of all Debt which is outstanding on the date as of which Current Debt is being determined and which matures on demand or within one year after such date.

                 "MGSLP" means Mitchell Gas Services L.P., a Delaware limited partnership.

                 E. All references in the Credit Agreement to (i) Borrower or Borrowers shall be deemed to be solely references to MND, (ii) MGS shall be deemed to be to Southwestern Gas Pipeline, Inc. successor by merger to Mitchell Gas Services, Inc. and (iii) Subsidiary and Restricted Subsidiary shall be deemed to include MGSLP.

                 2. Prepayments. Subsection 2.6 of the Credit Agreement is hereby amended by deleting paragraph (a) in its entirety and inserting in lieu thereof the following:

                 "(a) If the aggregate principal amount of Loans outstanding exceeds the Available Borrowing Base as determined on any Borrowing Base Determination Date, MND shall prepay such excess within six months of such date."

                 3. Letter of Credit Commitment. Subsection 2.10 of the Credit Agreement is hereby amended by deleting paragraph (a) in its entirety and inserting in lieu thereof the following:

                 "(a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Banks set forth in subsection 2.13(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Commitment Period; provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if after giving effect to such issuance (i) the Available Commitments would be less than zero or (ii) the aggregate amount of all then outstanding L/C Obligations together with the aggregate principal amount of all then outstanding Loans would exceed the Available Borrowing Base."

                 4. Restrictions on Incurrence of Debt. Section 6 of the Credit Agreement is hereby amended by deleting subsection 6.2 in its entirety and inserting in lieu thereof the following:

                 "6.2 Restrictions on Incurrence of Debt. It will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, or suffer to exist, guarantee, agree to purchase or repurchase or provide funds in respect of or otherwise become liable in respect of any Debt (except for Loans outstanding subject to prepayment in accordance with subsection 2.6(a) hereof) if

                 Consolidated Debt would exceed the Approved Borrowing Base after taking into account such Debt, other than:

                          (a) Debt owed by MND to a Restricted Subsidiary or by a Restricted Subsidiary to MND or to another Restricted Subsidiary;

                          (b) Unsecured Current Debt of MND, if for any period of at least 45 consecutive days during the 12-month period immediately preceding the incurrence of such Current Debt, Consolidated Debt in an amount at least equal to the principal amount of Current Debt outstanding on each of such 45 days could have been incurred by MND under the Approved Borrowing Base in compliance with the provisions hereof;

                          (c)  Any extension, modification, renewal or
                 refunding, without increase in the principal amount, of Debt by MND or a Restricted Subsidiary so long as the Consolidated Debt of MND and its Restricted Subsidiaries is not thereby increased;

                          (d) Debt under the agreements in effect on January 31, 1996 and indicated on Schedule 5 hereto;

                          (e) Debt of a partnership or joint venture in which MND or any Restricted Subsidiary is a partner or joint venturer incurred after the Effective Date, and with respect to which a written waiver has been obtained from each holder of such Debt waiving all liability of MND or any Restricted Subsidiary with respect thereto;

                          (f) Debt of MND or any Restricted Subsidiary (i) which is recourse only to the assets of MND or such Restricted Subsidiary acquired or financed with the proceeds of such Debt and the provisions of which Debt with respect to its limited recourse nature shall have been approved by the Required Banks at least 10 days prior to its incurrence, (ii) with respect to which a written waiver shall have been obtained from each holder of such Debt waiving all liability of MND or such Restricted Subsidiary with respect thereto and (iii) with respect to which a written waiver has been obtained from each holder of such Debt waiving, to the extent such holder may legally do so, all of such holder's rights under 11 U.S.C.
                 Section 1111(b)(1)(A) of the U.S. Bankruptcy Code in a proceeding thereunder wherein MND or any Restricted Subsidiary is the debtor;

                        (g)  Debt of the nature described in paragraphs (b) and
                 (c) of subsection 6.1 and Debt of any Person acquired by MND provided such Debt is in existence at the time of such acquisition and is not created in anticipation of such acquisition so long as after the incurrence of all Debt described in this paragraph (g) Consolidated Debt would not exceed the Approved Borrowing Base;

         provided, that no Restricted Subsidiary shall directly or indirectly create, incur, issue, assume or suffer to exist, guarantee, agree to purchase or repurchase or provide funds in respect of or otherwise become liable in respect of any Debt (other than Debt of such Restricted Subsidiary existing on the date hereof and any extensions or renewals on substantially the same terms) which would otherwise be permitted by this subsection 6.2 if the terms of such Debt or any related agreement restrict the repayment of loans or advances made to it by MND, or require that any loans or advances by MND to such Restricted Subsidiary be subordinated in any respect to such Debt, or adversely affect the ability of MEC, MGS or MGSLP to perform their respective obligations hereunder or under the Subsidiary Guarantee."

                 5. Events of Default. Subsection 7.1 of the Credit Agreement is hereby amended as follows:

                 A. by deleting all references to MEDC in paragraph (e) and

                 B. by deleting paragraph (k) in its entirety and inserting in lieu thereof

                 (k) Any Subsidiary Guarantee shall cease for any reason to be in full force and effect or any party thereto or its successors or assigns shall assert in writing that it has no liability thereunder.

                 III. Release. (a) Effective on the Effective Date the Banks and the Administrative Agent hereby release MEDC from all its obligations under the MEDC Guarantee and MND from all its obligations under the MND Guarantee as of the Effective Date and confirm that such release shall not constitute or be deemed to constitute a default under subsection 7.1 of the Credit Agreement.

                 IV. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Effective Date" provided on such date and after giving effect thereto there is no Default or Event of Default in existence) on which all of the following conditions precedent have been satisfied or waived:

                        (a) MND, MGS, the Administrative Agent and the Banks shall have executed and delivered to the Administrative Agent this Amendment and MGSLP and MEC shall acknowledge the terms thereof.

                          (b) The Administrative Agent shall have received (i) a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of MND, MGS, and MGSLP authorizing the execution, delivery and performance of this Amendment and the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of such Credit Party as of the Effective Date, (ii) a Subsidiary Guarantee in form and substance satisfactory to the Administrative Agent executed by MGSLP in favor of the Administrative Agent for the benefit of the Banks and (iii) a legal opinion of counsel to MND, MGS, and MGSLP in form and substance satisfactory to the Administrative Agent.

                 V.  General.

                 1. Representations and Warranties. To induce the Administrative Agent and the Banks parties hereto to enter into this Amendment, MND and MGS each hereby represents and warrants to the Administrative Agent and all of the Banks as of the Effective Date that the representations and warranties made by such party in the Credit Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of the Effective Date.

                 2. Payment of Expenses. MND agrees to pay or reimburse the Administrative Agent for all of its out- of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

                 3. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect.

                 4. Affirmation of Subsidiary Guarantee. MEC and MGSLP hereby consents to the execution and delivery of this

                                                                               7
Amendment and reaffirms its obligations under the Subsidiary Guarantee.

                 5. Governing Law; Counterparts. A. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 B. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

MND ENERGY CORPORATION


By:    /s/ Illegible
    ---------------------------------
    Title: Vice President


SOUTHWESTERN GAS PIPELINE, INC.
  (successor by merger to MITCHELL
  MARKETING COMPANY and MITCHELL GAS
  SERVICES, INC.)


By:    /s/ Illegible
    ---------------------------------
    Title: Vice President




THE CHASE MANHATTAN BANK (formerly
  known as Chemical Bank), as
  Administrative Agent, Issuing Bank
  and as a Bank


By:    /s/ PETER M. LING
    ---------------------------------
           Peter M. Ling
    Title: Vice President


NATIONSBANK OF TEXAS, N.A.


By:    /s/ Illegible
    ---------------------------------
    Title: Vice President


THE BANK OF NOVA SCOTIA


By:    /s/ F.C.H. Ashby
    ---------------------------------
           F.C.H. Ashby
    Title: Senior Manager
           Loan Operations



PNC BANK, NATIONAL ASSOCIATION


By:    /s/ JOHN R. WAY
    ---------------------------------
           John R. Way
   Title:  Asst. Vice Pres.

                                        BANK ONE, TEXAS, N.A.


                                        By:    /s/ Illegible
                                            ---------------------------------
                                            Title: Sr. Vice President


                                        BANK OF AMERICA, NATIONAL TRUST &
                                          SAVINGS ASSOCIATION


                                        By:    /s/ Illegible
                                            ---------------------------------
                                            Title: Vice President


                                        WELLS FARGO BANK (TEXAS), NATIONAL
                                          ASSOCIATION


                                        By:    /s/ ALAN ALEXANDER
                                            ---------------------------------
                                                   Alan Alexander
                                            Title: Vice President


                                        CHRISTIANIA BANK OG KREDITKASSE


                                        By:
                                            ---------------------------------
                                            Title:


                                        By:
                                            ---------------------------------
                                            Title:


                                        MORGAN GUARANTY TRUST COMPANY


                                        By:    /s/ Illegible
                                            ---------------------------------
                                            Title:  Vice President


                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By:    /s/ Illegible
                                            ---------------------------------
                                            Title: Assistant Vice President


                                        THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                          HOUSTON AGENCY


                                        By:    /s/ MICHAEL G. MEISS
                                            ---------------------------------
                                                   Michael G. Meiss
                                            Title: Vice President

                                        ABN AMRO BANK N.V., HOUSTON AGENCY


                                        By:    /s/ CHARLES W. RANDALL
                                            ---------------------------------
                                                   Charles W. Randall
                                            Title: Senior Vice President


                                        By:    /s/ CHERYL I. LIPSHUTZ
                                            ---------------------------------
                                                   Cheryl I. Lipshutz
                                            Title: Group Vice President




                                        UNION BANK OF SWITZERLAND, HOUSTON
                                          AGENCY


                                        By:    /s/ EVAN SWANN
                                            ---------------------------------
                                                   Evan Swann
                                            Title: Managing Director

                                        By:    /s/ FINDLEY BIGGERSTAFF
                                            ---------------------------------
                                                   Findley Biggerstaff
                                            Title: Assistant Vice President

                                        Acknowledged and Consented to:


                                        MITCHELL ENERGY CORPORATION


                                        By:    /s/ Illegible
                                            ---------------------------------
                                            Title: Vice President


                                        MITCHELL GAS SERVICES L.P.

                                        By:  Mitchell Gas Operating, Inc.

                                        By:    /s/ Illegible
                                            ---------------------------------
                                            Title: Vice President

                                                                    Exhibit 4(c)


                                                                  EXECUTION COPY


================================================================================





                         MITCHELL MARKETING COMPANY and
                          MITCHELL GAS SERVICES, INC.,
                                  as Borrowers


                            MND ENERGY CORPORATION,
                                 as a Guarantor

                         ______________________________

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                           Dated as of April 19, 1996

                         ______________________________


                                 CHEMICAL BANK,
                            as Administrative Agent





================================================================================

                               TABLE OF CONTENTS

                                                                                                                      Page
SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          1.1  Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          1.2  Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          1.3  Use of Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 2.  AMOUNT AND TERMS OF LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          2.1  Revolving Credit Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          2.2  Repayment of Loans; Evidence of Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          2.3  Procedure for Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
          2.4  Commitment Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
          2.5  Reduction of Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
          2.6  Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
          2.7  Interest Rates and Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
          2.8  Computation of Interest and Fees; Funding Procedures   . . . . . . . . . . . . . . . . . . . . . . . .  31
          2.9  Inability to Determine Interest Rate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
          2.10  Letter of Credit Commitment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
          2.11  Procedure for Issuance of Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
          2.12  Fees, Commissions and Other Charges   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
          2.13  Letter of Credit Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          2.14  Reimbursement Obligations of the Borrowers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          2.15  Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          2.16  Letter of Credit Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          2.17  L/C Documentation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          2.18  Pro Rata Treatment and Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          2.19  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
          2.20  Increased Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
          2.21  Reemployment Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
          2.22  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          2.23  Determination of Borrowing Base   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          2.24  Redetermination of Borrowing Base   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          2.25  Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 3.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          3.1  Organization and Qualification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          3.2  Corporate Power and Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          3.3  No Legal Bar on Borrowers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
          3.4  No Material Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
          3.5  Compliance With Other Instruments; None Burdensome   . . . . . . . . . . . . . . . . . . . . . . . . .  43
          3.6  Ownership of Properties; Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
          3.7  No Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
          3.8  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
          3.9  Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
          3.10  Certain Acts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46





                                                                                                                     Page
                                                                                                                     ----

          3.11  Status Under Other Federal Laws and Regulations   . . . . . . . . . . . . . . . . . . . . . . . . . .  46
          3.12  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
          3.13  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 4.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          4.1  Conditions to Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          4.2  Conditions to Each Extension of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

SECTION 5.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          5.1  Financial Statements; Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          5.2  Certificates as to Financial Matters, No Default, etc.   . . . . . . . . . . . . . . . . . . . . . . .  51
          5.3  Payment of Taxes, etc.; Observance of Legal Requirements; Liens; Contests  . . . . . . . . . . . . . .  52
          5.4  Notice of Default, Litigation, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
          5.5  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          5.6  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          5.7  Material Mineral Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          5.8  Maintenance of Corporate Existence, Franchises, etc.   . . . . . . . . . . . . . . . . . . . . . . . .  54
          5.9  Maintenance and Improvement of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
          5.10  Maintenance of Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
          5.11  Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
          5.12  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

SECTION 6.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
          6.1  Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
          6.2  Restrictions on Incurrence of Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
          6.3  Subordinated Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
          6.4  Consolidated Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
          6.5  Consolidated Net Current Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
          6.6  Restrictions on Disposition of Stock and Debt of Restricted Subsidiaries, etc  . . . . . . . . . . . .  59
          6.7  Consolidation, Merger, Sales of Assets, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
          6.8  Fixed Charge Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
          6.9  Limitation on Investments, Loans and Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

SECTION 7.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
          7.1  Nonpayment of Interest or Principal, Insolvency of Subsidiaries and Other Defaults   . . . . . . . . .  61
          7.2  Insolvency of a Borrower and Like Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
          7.3  Letter of Credit Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
          7.4  Letter of Credit Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

SECTION 8.  THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE DETERMINING BANKS  . . . . . . . . . . . . . . . . . .  68
          8.1  Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68





                                                                                                                     Page
                                                                                                                     ----
          8.2  Delegation of Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
          8.3  Reimbursement of Administrative Agent and Issuing Bank   . . . . . . . . . . . . . . . . . . . . . . .  68
          8.4  Exculpatory Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
          8.5  Indemnification of Administrative Agent and Issuing Bank   . . . . . . . . . . . . . . . . . . . . . .  69
          8.6  Reliance by Administrative Agent and Issuing Bank  . . . . . . . . . . . . . . . . . . . . . . . . . .  70
          8.7  Administrative Agent and Issuing Bank in Individual Capacity   . . . . . . . . . . . . . . . . . . . .  70
          8.8  Non-Reliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
          8.9  Successor Administrative Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

SECTION 9.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
          9.1  Waiver of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
          9.2  Request to Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
          9.3  Amendments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
          9.4  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
          9.5  Adjustments; Set-Off   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
          9.6  No Waiver; Cumulative Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
          9.7  Payment of Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
          9.8  Notice of Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
          9.9  Survival of Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
          9.10  Successors and Assigns; Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
          9.11  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
          9.12  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
          9.13  Surrender of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
          9.14  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
          9.15  GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          9.16  SUBMISSION TO JURISDICTION; WAIVERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          9.17  WAIVERS OF JURY TRIAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80





                           MITCHELL MARKETING COMPANY
                          MITCHELL GAS SERVICES, INC.
                             MND ENERGY CORPORATION

                            ------------------------

                     AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of April 19, 1996

                           --------------------------

                     CHEMICAL BANK, as Administrative Agent


                               CLOSING DOCUMENTS


Schedule 1                 Applicable Margins, Letter of Credit Commission Rate, Commitment Fee Rate
Schedule 2                 Subsidiaries, Restricted and Unrestricted
Schedule 3                 Existing Liens
Schedule 4                 Certain Other MEC Debt
Schedule 5                 Existing Debt
Schedule 6                 Bank Offices

Exhibit A           -      Form of Note
Exhibit B           -      Form of Legal Opinion of Counsel to the Borrowers
Exhibit C           -      [Reserved]
Exhibit D           -      Form of Closing Certificate
Exhibit E-1         -      Form of MEDC Guarantee
Exhibit E-2         -      Form of MND Guarantee
Exhibit E-3         -      Form of TWC Guarantee
Exhibit F           -      Form of Subordination Agreement
Exhibit G           -      Form of Subsidiary Guarantee
Exhibit H           -      Form of Assignment and Acceptance






                                                               Exhibit 4(c)

                 AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 19, 1996 (as amended, supplemented or otherwise modified, this "Credit Agreement"), among (a) MITCHELL MARKETING COMPANY, a Louisiana corporation ("MMC"), (b) MITCHELL GAS SERVICES, INC., a Delaware corporation ("MGS"; MMC and MGS, each a "Borrower", and collectively, the "Borrowers"), (c) MND ENERGY CORPORATION, a Delaware corporation ("MND"), which on the date of this Credit Agreement owns, directly or indirectly, all of the issued and outstanding capital stock of each of the Borrowers, (d) the several banks which are parties to this Credit Agreement (collectively, the "Banks", each a "Bank"), including the Issuing Bank (as defined herein), and (e) CHEMICAL BANK, a New York banking corporation, as administrative agent for the Banks (in such capacity, the "Administrative Agent").


                             W I T N E S S E T H :


                 WHEREAS, MND, MGS (as successor by merger to Southwestern Gas Pipeline, Inc. ("SGP")), the Banks, and Chemical Bank, as agent, are parties to that certain Credit Agreement, dated as of November 30, 1994 (as amended by the First Amendment thereto, dated as of December 20, 1995, the "Original Credit Agreement"); and

                 WHEREAS, the parties to the Original Credit Agreement desire to amend and restate the Original Credit Agreement in its entirety to, among other things, (i) reduce the Commitments thereunder from $250,000,000 to $150,000,000, (ii) provide a $50,000,000 letter of credit subfacility and (iii) replace MND with MMC as a Borrower.

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree that, on the Effective Date (as defined herein), the Original Credit Agreement shall be amended and restated in its entirety to read as follows:


                 SECTION 1.  DEFINITIONS

                 1.1 Defined Terms. As used herein the following terms shall have the following meanings, unless the context shall otherwise require:

                 "ABR Rate" means the rate of interest publicly announced by Chemical Bank in New York, New York, from time to time as its reference rate. The reference rate is not intended to be the lowest rate of interest charged by Chemical Bank in connection with extensions of credit to debtors.

                 "ABR Rate Loans" means Loans hereunder at such time as they are made and/or being maintained at a rate of interest based upon the ABR Rate.

                 "Accountants" means Arthur Andersen & Co. or such other independent public accountants of recognized national standing selected by MND with the prior approval of the Required Banks.

                 "Advance Payment Obligation" when used with respect to any Person, means indebtedness, obligations and liabilities of such Person arising out of any loan, advance or take-or-pay payment (or other payment for Petroleum or other products not delivered by such Person) made to such Person in connection with or pursuant to the commitment or contract of such Person to sell or offer to sell or deliver

                (i) Petroleum to be produced from or attributable to designated Mineral Interests owned or to be acquired by such Person,

                (ii) products of Gas Processing Plant Assets, or

                (iii) fees, revenues or products of Gas Gathering and Transmission Assets,

         to or upon the order of the party making such loan, advance or payment, whether or not such Person is in fact liable for such indebtedness, obligations and liabilities or pays or is liable for interest thereon.

                 "Affiliate" when used with respect to any Person, means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such first mentioned Person, or (ii) which beneficially owns or holds 10% or more of any class of Voting Stock of such first mentioned Person, or (iii) 10% or more of whose Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held by such first mentioned Person and/or any of its Affiliates. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise; provided, however, that no Person shall be deemed to be an Affiliate of another Person (i) by reason of the exercise or existence of rights or remedies granted under this Credit Agreement or (ii) by reason of such Person's being a participant in a joint venture, partnership, joint operating group or joint undivided ownership group with such other Person notwithstanding the fact that such joint venture, partnership, joint operating group or joint undivided ownership group may be an Affiliate of such first Person.

                 "Aggregate Outstanding Extensions of Credit" means, as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Bank then outstanding and
         (b) such Bank's Commitment Percentage of the L/C Obligations then outstanding.

                 "Applicable Margin" means, with respect to ABR Rate Loans, CD Rate Loans and Eurodollar Loans, the percentage set forth opposite said terms in the appropriate column on Schedule 1.

                 "Appraisal Report" means a report on the Proved Reserves of Oil and Gas Assets or Gas Processing Plant Assets signed by an Appraiser or MND (in the case of MND, such report to be substantially similar to that made by an Appraiser and satisfactory to the Determining Banks) and "Appraisal Reports" means more than one Appraisal Report.

                 "Appraisers" means DeGolyer and MacNaughton, B. P. Huddleston & Co., Inc., Miller & Lents Ltd., Ryder Scott Company Petroleum Engineers and H. J. Gruy and Associates, Inc., or such other engineers of nationally recognized standing and experience in the evaluation of Mineral Interests who may be selected from time to time by MND, with the prior approval of the Required Banks, to make one or more of the Appraisal Reports; provided, however, that the Required Banks shall have the right reasonably to require a change in one or more Appraisers for purposes of preparing future Appraisal Reports.

                 "Approved Borrowing Base" has the meaning specified in subsection 2.23 hereof.

                 "Approved Present Value of Assets" has the meaning specified in subsection 2.23 hereof.

                 "Assessment Rate" means, with respect to each CD Interest Period, the annual assessment rate per annum (rounded to the nearest 1/100 of 1%, or if necessary, to the next higher 1/100 of 1%) determined by the Administrative Agent to be the then-current assessment rate payable by Chemical Bank to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in dollars at offices of Chemical in the United States as of the day two (2) Business Days prior to the first day of such CD Interest Period.

                 "Available Borrowing Base" means, at any time, the Approved Borrowing Base minus the aggregate principal amount of all Consolidated Debt (other than Loans and L/C Obligations).

                 "Available Commitment" means, as to any Bank, an amount equal to the excess, if any, of (a) such Bank's Commitment over (b) such Bank's Aggregate Outstanding Extensions of Credit.

                 "Board of Directors" or "Board" means the Board of Directors of MND, MMC or MGS, as appropriate, or a committee of directors lawfully exercising the relevant powers of the Board.

                 "Borrowing Base" has the meaning specified in subsection 2.23 hereof.

                 "Borrowing Base Determination Date" means July 1 of each year commencing July 1, 1996 and such other day as provided in subsection 2.24.

                 "Business Day" means (a) a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, and (b) if a Eurodollar Loan is concerned, a day which meets the criterion set forth in clause (a) and upon which banks are also open for transactions in currencies and exchange in the market where the Reference Banks are then determining the Eurodollar Rate.

                 "Capital Lease" means any lease of property which, in accordance with GAAP, should be capitalized on the lessee's balance sheet and "Capital Lease Obligation" means the amount of the liability which should be so capitalized.

                 "CD Base Rate" means with respect to each CD Interest Period the rate per annum equal to the average (rounded to the nearest one-one hundredth of one percent, or if necessary, to the next higher one-one hundredth of one percent) of the prevailing rates per annum bid at 9:00 A.M. (New York City time), or as soon thereafter as practicable, on the first day of the relevant CD Interest Period by New York certificate of deposit dealers of recognized standing for the purchase at face value from each of the Reference Banks of its certificates of deposit in an amount comparable to the CD Rate Loan to which such CD Interest Period applies and having a maturity comparable to such CD Interest Period.

                 "CD Interest Period" means with respect to any CD Rate Loan a period beginning on, as the case may be, the relevant borrowing or conversion date or the date of the expiration of the then current CD Interest Period therefor, and ending on the day which is 30, 60, 90, 120 or 180 days (or 360 days, subject to availability in the opinion of the Banks) thereafter, or, with the prior written consent of the Banks, any other duration (as selected by the relevant Borrower, as the case may be, in its notice of borrowing or conversion or by irrevocable notice received by the Administrative Agent prior to 12:00 noon (New York City time) on the second Business Day prior to the last day of the then current CD Interest Period therefor if the loan is to be continued as such); provided that:

                          (a) if any CD Interest Period would otherwise end on a day which is not a Business Day, that CD Interest Period shall be extended to the next succeeding Business Day;

                          (b) any such notice electing CD Rate Loans but not specifying the length of a CD Interest Period therefor shall be deemed an election of ABR Rate Loans; and

                          (c) any CD Interest Period that would otherwise extend beyond the Scheduled Termination Date shall end on the Scheduled Termination Date.

                 "CD Rate" means a rate per annum determined pursuant to the following formula:

                                 CD Base Rate        + Assessment Rate
                          1.00 - Reserve Percentage

                 "CD Rate Loans" means Loans at such time as they are made and/or being maintained at a rate of interest based upon the CD Rate.

                 "Certain Other MEC Debt" means, as at any Determination Date, the sum of the following: (i) all Guarantee Obligations of MND, if any, as at such Determination Date in respect of borrowings made by Belvieu Environmental Fuels, a Texas General Partnership, pursuant to that certain term sheet delivered to the Banks on June 24, 1992, (ii) all Guarantee Obligations of MND, if any, under the Partners' Undertaking dated as of August 14, 1992 among Conoco, Inc., MGS, MND, C&L Processors Partnership and The Chase Manhattan Bank (National Association), as agent, as at such Determination Date, (iii) all Guarantee Obligations of MND, if any, as at such Determination Date under the Mitchell Guarantee dated as of June 1, 1993 made by MND in favor of Chemical Bank, as agent, relating to that certain Term Loan Agreement dated as of June 1, 1993 among Gulf Coast Fractionators, certain lenders and Chemical Bank, as agent, including the Clawback Amount (as defined in such Mitchell Guarantee), if any, and (iv) such other obligations as are mutually agreed to by the Determining Banks as at such Determination Date. The amounts specified in clauses (i),
         (ii) and (iii) of the preceding sentence, as at January 31, 1996, are set forth on Schedule 4.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 "Commitment" means each Bank's obligation to make loans to the Borrowers and/or to issue and/or participate in Letters of Credit issued on behalf of a Borrower in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name in subsection 2.1; collectively, as to all the Banks, the "Commitments".

                 "Commitment Fee Rate" means the percentage set forth opposite Commitment Fee Rate in the appropriate column on Schedule 1.

                 "Commitment Percentage" means, with respect to any Bank at any time, the percentage which such Bank's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the Aggregate Outstanding Extensions of Credit of such Bank constitutes of the Aggregate Outstanding Extensions of Credit of all the Banks).

                 "Commitment Period" means the period from and including the Effective Date to but not including the Scheduled Termination Date or such earlier date as the Commitments shall terminate as provided herein.

                 "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with MND or any Borrower within the meaning of Section 4001 of ERISA.

                 "Common Stock" means all capital stock of any corporation other than Preferred Stock of such corporation.

                 "Consolidated Current Assets", as applied to MND and its Restricted Subsidiaries at any date, means the sum of all Current Assets of MND and its Restricted Subsidiaries at such date, determined on a consolidated basis, plus the amount of the unused portion of the Commitments as in effect from time to time.

                 "Consolidated Current Liabilities", as applied to MND and its Restricted Subsidiaries at any date, means the sum of all Current Liabilities of MND and its Restricted Subsidiaries at such date, determined on a consolidated basis.

                 "Consolidated Debt", as applied to MND and its Restricted Subsidiaries at any date, means the sum of all Debt of MND and its Restricted Subsidiaries at such date, including, without limitation, all MEC Loans and MEC Reimbursement Obligations, determined on a consolidated basis, less (i) Intercompany Debt and Certain Other MEC Debt deducted in determining Net Asset Value pursuant to subsection
         2.23 hereof and (ii) the aggregate face amount of all outstanding MEC Letters of Credit. Consolidated Debt shall also include the excess, if any, of (a) the aggregate amounts at such date of Intercompany Debt and Certain Other MEC Debt over (b) the aggregate amount, as mutually agreed to by MND and the Determining Banks pursuant to subsection 2.23 hereof, of the types of Debt described in (a) of this definition that were deducted from the Present Value of Assets in determining Net Asset Value.

                 "Consolidated Tangible Net Worth", as applied to MEDC and its Subsidiaries at any date, means stockholders' equity as reflected on the consolidated balance sheet of MEDC and its Subsidiaries, from which shall be subtracted the amount of all franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expense, unamortized debt discount and all other intangible assets, determined on a consolidated basis.

                 "Credit Documents" means this Credit Agreement, the Notes, the Guarantees, the Subsidiary Guarantee, the Subordination Agreement, the L/C Documentation and any other documents prepared in connection herewith or therewith.

                 "Credit Parties" means MEDC, MND, MMC, MGS, MEC, and TWC.

                 "Current Assets", as applied to any Person at any date, means all assets of such Person which would, in accordance with GAAP, be classified as current assets.

                 "Current Liabilities", as applied to any Person at any date, means all liabilities of such Person which would, in accordance with GAAP, be classified as current liabilities.

                 "Debt" as to any Person, at a particular time, means the sum (without duplication) of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder that are classified as indebtedness on the balance sheets of such Person in accordance with generally accepted accounting principles, (c) the undischarged balance of any Production Payment owing by such Person,
         (d) Capitalized Lease Obligations of such Person and (e) any Guarantee Obligation of such Person of any of the foregoing. "Debt" of any Person shall not include (i) non-recourse Production Payments; and
         (ii) Debt where prior to or at the maturity thereof there shall have been irrevocably deposited in the manner provided for in the instrument creating such indebtedness, in trust, the funds (or evidences of such indebtedness, if permitted by the instrument creating such indebtedness) necessary for the redemption, payment or satisfaction of all such indebtedness so to be redeemed, paid or satisfied, and where all other steps prerequisite to such redemption, payment or satisfaction shall have been duly taken or duly provided for, and in such case the funds and evidences of indebtedness so deposited shall not be included in any computation of the assets of such Person; and (iii) for purposes other than subsection 6.2, any Debt of MND or any Restricted Subsidiary as described in paragraphs (d) (but only to the extent indicated as "Non-Recourse Debt" on Schedule 5 hereto), (e) and (f) of subsection 6.2 hereof; and (iv) any Advance Payment Obligation, and provided, further, that "Debt" shall not include liabilities with respect to the refunds of prior charges to gas purchasers required by governmental or court action to the extent that a Person other than MND or a Restricted Subsidiary will pay such refunds (and any interest accrued thereon) or will reimburse MND or such Restricted Subsidiary for its payment of the same.

                 "Dedicated Pipeline Reserves" means reserves of natural gas which have been identified, on the basis of analytical techniques and procedures customarily accepted in the oil and gas industry, in the report most recently furnished to the Banks by MND and satisfactory to the Required Banks, provided that such natural gas reserves are (a) owned by, or subject to a sales or transportation agreement in favor of, or (in the case of natural gas reserves owned by MND and its Restricted Subsidiaries) committed to, MND or any of its Restricted Subsidiaries involved in the gas gathering and transmission business;
         (b) located in the United States or its territorial waters; and (c) located sufficiently near or otherwise available to MND's and its Restricted Subsidiaries' pipeline system to allow it to be reasonably expected that MND and its Subsidiaries can earn operating income from the purchase and sale or transporting thereof. Dedicated Pipeline Reserves shall also include additional reserves that MND reasonably expects to sell or transport, based on historical experience, then current operating and contractual developments and any other relevant factors.

                 "Default" means an event or condition which, with the giving of notice or lapse of time, would become an Event of Default.

                 "Determination Date", as used in connection with any Appraisal Report or Officers' Certificate delivered hereunder, means the date (which shall be specified in such Appraisal Report or Certificate) as of which the determinations set forth in such Appraisal Report or Officers' Certificate are made.

                 "Determining Banks" means Chemical Bank, Citibank, N.A., and NationsBank of Texas, N.A.

                 "Dollar" and "$" means dollars in lawful currency of the United States of America.

                 "Effective Date" means the date on which (a) counterparts of this Credit Agreement executed by MND, MMC, MGS, the Administrative Agent and each Bank shall have been delivered to the Borrowers and the Administrative Agent and (b) the other conditions set forth in subsection 4.1 shall have been satisfied.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented.

                 "Eurodollar Interest Period" means, with respect to any Eurodollar Loan, a period beginning on, as the case may be, the relevant borrowing or conversion date or on the date of the expiration of the then current Eurodollar Interest Period therefor and ending one, two, three or six months (or twelve months, subject to availability in the opinion of the Banks) thereafter, or, with the prior written consent of the Banks and subject to availability in the opinion of the Banks, any other duration (as selected by the relevant Borrower in its notice of borrowing or conversion or by irrevocable notice received by the Administrative Agent prior to 12:00 noon (New York City time) on the third Business Day prior to the last day of the then current Eurodollar Interest Period therefor if the Loan is to be continued as such); provided that:

                          (a) if any Eurodollar Interest Period would otherwise end on a day which is not a Business Day, that Eurodollar Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such Eurodollar Interest Period into another calendar month in which event such Eurodollar Interest Period shall end on the immediately preceding Business Day;

                          (b) any such notice electing Eurodollar Loans but not specifying the length of a Eurodollar Interest Period therefor shall be deemed an election of ABR Rate Loans; and

                          (c) any Eurodollar Interest Period that would otherwise extend beyond the Scheduled Termination Date shall end on the Scheduled Termination Date.

                 "Eurodollar Loans" means Loans hereunder at such time as interest thereupon accrues at a rate based upon the Eurodollar Rate. That portion of the principal of such Loans to which a single Interest Period applies shall be a single Eurodollar Loan.

                 "Eurodollar Rate" means with respect to each Eurodollar Interest Period the rate per annum equal to the quotient of (a) the Eurodollar Reference Rate therefor, divided by (b) a number equal to
         1.00 minus the aggregate of the rates (expressed as a decimal fraction) of reserve requirements current on the date two Business Days prior to the beginning of such Eurodollar Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank of such System (such Eurodollar Rate to be adjusted to the nearest 1/100 of one percent or, if necessary, to the next higher 1/100 of one percent).

                 "Eurodollar Reference Rate" means with respect to each Eurodollar Interest Period the average (rounded to the nearest one-one hundredth of one percent, or if necessary, to the next higher one-one hundredth of one percent) of the rates per annum equal to the prevailing rates per annum two Business Days prior to the beginning of that Eurodollar Interest Period at which the Reference Banks are offered Dollar deposits in the interbank eurodollar market used by, and as at or about the relevant local time of, their offices then determining the Eurodollar Reference Rate, for delivery on the first day of such Eurodollar Interest Period for the number of days comprised therein and in an amount equal to the amount of the corresponding Eurodollar Loan. As used herein, "relevant local time" shall mean 11:00 A.M. local time in London, England, when the relevant office normally operates on London time or 10:00 A.M., local time in New York, New York, when such office normally operates on New York time.

                 "Event of Default" means any of the events specified in
         Section 7 hereof, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

                 "Existing Loans" means the Loans made under, and as defined in, the Original Credit Agreement to MND and SGP.

                 "Fee Payment Date" means the last day of each January, April, July and October.

                 "Fiscal Year" means the period of 12 consecutive calendar months commencing on (and including) February 1 and ending on (and including) the next following January 31. Each quarter of a Fiscal Year is hereinafter referred to as a "fiscal quarter".

                 "Fixed Charge Ratio", as determined at the end of each fiscal quarter, means the quotient of (a) total operating earnings (which shall be the same line item as in MND's consolidated statement of earnings for the fiscal year ended January 31, 1995), plus depreciation, depletion and amortization for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter, divided by (b) total interest expense for such period of four consecutive fiscal quarters (including any amounts capitalized).

                 "GAAP" means generally accepted accounting principles.

                 "Gas Gathering and Transmission Assets" means the fixed property, plant and equipment of MND and its Restricted Subsidiaries employed in the gathering and transmission of Dedicated Pipeline Reserves, including, but not limited to, pipelines, compressors and natural gas required for line-pack. In addition, assets (i) of a partnership or joint venture in which MND or any Restricted Subsidiary has an investment and which has no Debt or has outstanding Debt that is recourse to MND or any Restricted Subsidiary and (ii) which would constitute Gas Gathering and Transmission Assets if owned by MND or a Restricted Subsidiary shall be Gas Gathering and Transmission Assets for purposes of this Credit Agreement.

                 "Gas Processing Plant Assets" means the fixed property, plant and equipment of MND and its Restricted Subsidiaries, including associated gathering lines with respect to which a separate gathering fee is not charged, employed in the processing of natural gas or gas condensate to produce ethane, propane, butanes, natural gasoline and other liquefiable hydrocarbons. In addition, assets (i) of a partnership or joint venture in which MND or any Restricted Subsidiary has an investment and which has no Debt or has outstanding Debt that is recourse to MND or any Restricted Subsidiary and (ii) which would constitute Gas Processing Plant Assets if owned by MND or a Restricted Subsidiary shall be Gas Processing Plant Assets for purposes of this Credit Agreement.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

                 "Guarantee Obligation" means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Debt (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated portion or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by MND in good faith.

                 "Guarantees" means the MEDC Guarantee, the MND Guarantee and the TWC Guarantee.

                 "Gulf Coast Fractionators" means a Texas general partnership among MGS, Trident NGL, Inc. and Conoco, Inc.

                 "Intercompany Debt" shall mean amounts payable to MEDC or any of its Subsidiaries (other than MND or any of its Subsidiaries) and shown as "Amounts Payable to Affiliated Companies" in the consolidated balance sheet of MND and its Subsidiaries, and which is subordinated to the prior payment of the Loans hereunder pursuant to the terms of the Subordination Agreement.

                 "Interest Payment Date" means (a) as to ABR Rate Loans, the last day of each January, April, July and October commencing on the first of such days to occur after an ABR Rate Loan is made or Eurodollar Loans or CD Rate Loans are converted to ABR Rate Loans, (b) as to any Eurodollar Loan or CD Rate Loan having an Interest Period of three months or less or 90 days or less, as the case may be, the last day of each Interest Period with respect thereto, (c) as to any Eurodollar Loan and any CD Rate Loan in respect of which a Borrower has selected an Interest Period longer than three months or 90 days, as the case may be, each day which is three months or 90 days, as the case may be, or a whole multiple thereof, from the first day of such Interest Period and the last day of such Interest Period, and (d) the date of each prepayment as to the principal amount prepaid.

                 "Interest Period" means a Eurodollar Interest Period or a CD Interest Period, as the case may be.

                 "Issuing Bank" means Chemical Bank, in its capacity as issuer of any Letter of Credit.

                 "Judgment" means any judgment, decree or order issued by a court of law or other Governmental Authority, in each case for the payment of money, rendered against MEDC or any of its Subsidiaries in the Litigation.

                 "Judgment Interest" means pre-judgment and post-judgment interest with respect to any Judgment, whether such interest has been paid or remains unpaid.

                 "Judgment Payments" means payments made on Judgments.

                 "L/C Documentation" means an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to issue a Letter of Credit and/or such other certificates, documents and other papers and information as the Issuing Bank may request in connection with such issuance.

                 "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed by the Borrowers pursuant to subsection 2.14(a).

                 "Lending Office" means the office of each Bank designated as such on Schedule 6, as well as any office notified as such by a Bank to the Borrowers via the Administrative Agent. A Bank may designate separate "Domestic" and "Eurodollar" Lending Offices for its loans which are a portion of CD Rate and ABR Rate Loans, and Eurodollar Loans, respectively.

                 "Letters of Credit" has the meaning set forth in subsection 2.10(a).

                 "Letter of Credit Account" has the meaning set forth in subsection 7.4(a).

                 "Letter of Credit Commission Rate" means the percentage set forth opposite Letter of Credit Commission Rate in the appropriate column on Schedule 1.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease (including, but not limited to, any Capital Lease) in the nature thereof, any agreement to give any mortgage, security interest, encumbrance or pledge and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction. An Advance Payment Obligation or Production Payment shall not be deemed a Lien on Mineral Interests for purposes of this Credit Agreement.

                 "Limited Subsidiary" means any Subsidiary which is a Restricted Subsidiary or which would be a Restricted Subsidiary if clause (a) of the definition of "Restricted Subsidiary" was not given effect.

                 "Litigation" shall mean, collectively, the consolidated civil action James Bartlett et al. v. Mitchell Energy Corporation, Case No. 87-04-190 (Consolidated) (271st Judicial District, Wise County, Texas), any other litigation relating to allegations of surface and subsurface contamination in Wise County, Texas or contiguous counties from natural gas well leaks similar to the allegations in such consolidated action, and any appeals arising from any thereof.

                 "Loan" or "Loans" shall refer to one or more portions of the outstanding principal balance of loans made by the Banks to the Borrowers pursuant to subsection 2.1 hereof; a particular "Loan" shall bear interest at a common rate (i.e., the principal amount of the ABR Rate Loans bears interest at a rate based upon the ABR Rate, and a particular Eurodollar or CD Rate Loan bears interest at a particular rate for each Interest Period). References to "Eurodollar", "ABR Rate" and "CD Rate" refer to bases for interest, not necessarily to a source of funds or procedure actually used to make or maintain loans. In contrast, each Bank's portion of a Loan is one of its "loans".

                 "Material Adverse Effect" means a material adverse effect on
         (a) the business, operations, property or condition (financial or otherwise) of any of MEDC and its Subsidiaries taken as a whole, MND and its Subsidiaries taken as a whole, or any Borrower and its Subsidiaries taken as a whole, or (b) the validity or enforceability of any of the Credit Documents or the rights or remedies of the Administrative Agent or the Banks thereunder; provided that the existence at any date of determination of an aggregate amount not in excess of $500,000,000 of, without duplication, all (i) Outstanding Judgments, (ii) Judgment Payments, (iii) Judgment Interest and (iv) Settlements shall not in and of itself be considered a Material Adverse Effect.

                 "Material Subsidiary" means, for so long as they shall remain Subsidiaries of MND, each of MEC, MMC and MGS.

                 "Maximum Rate" shall mean, for any Bank, the maximum lawful non-usurious rate of interest (if any) which, under any law in effect and applicable to such Bank, is permitted to be charged by such Bank to the Borrowers on the transactions evidenced by this Credit Agreement and any Notes from time to time in effect, including changes in such Maximum Rate attributable to changes under such law which permit a greater rate of interest to be contracted for, charged, collected, received or taken as of the effective date of such respective changes.

                 "MEC" means Mitchell Energy Corporation, a Delaware corporation.

                 "MEC Credit and Reimbursement Agreement" means the Credit and Reimbursement Agreement dated as of April 8, 1996 among MEC, MND, the banks parties thereto, including the Issuing Banks (as defined therein), and Chemical Bank, as administrative agent, as such Agreement may be extended, amended, supplemented or otherwise modified.

                 "MEC Letters of Credit" means "Letters of Credit" issued under and as defined in the MEC Credit and Reimbursement Agreement.

                 "MEC Loans" means "Loans" under and as defined in the MEC Credit and Reimbursement Agreement.

                 "MEC Reimbursement Obligations" means "Reimbursement Obligations" under and as defined in the MEC Credit and Reimbursement Agreement.

                 "MEDC" means Mitchell Energy & Development Corp., a Texas corporation, which on the date of this Credit Agreement owns all of the issued and outstanding capital stock of MND.

                 "MEDC Guarantee" means the Guarantee made by MEDC in favor of the Administrative Agent for the ratable benefit of the Banks, substantially in the form of Exhibit E-1 hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Mineral Interests" means leasehold and other interests in Petroleum in or under oil, gas and other mineral leases, mineral fee interests, and overriding royalty and Production Payments, and royalty, net profits interests and any other interests in Petroleum in place situated in the United States or Canada or within the limits of the territorial and offshore waters of the United States or any state thereof or Canada or any province thereof.

                 "MND Guarantee" means the Guarantee made by MND in favor of the Administrative Agent for the ratable benefit of the Banks, substantially in the form of Exhibit E-2 hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 "Net Asset Value" has the meaning specified in subsection 2.23 hereof.

                 "NGPL" means Natural Gas Pipeline Company of America, a Delaware corporation, its successors and assigns.

                 "NGPL Settlement Agreement" means the settlement agreement, dated as of July 1, 1995, among MEC, MGS and NGPL.

                 "Note" shall have the meaning given such term in subsection
         2.2 hereof.

                 "Officers' Certificate" means a certificate signed by (a) the chief financial officer or principal accounting officer of MND or (b) the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of a Person.

                 "Oil and Gas Assets" means at any time (a) all of MND's and its Restricted Subsidiaries' Mineral Interests having Proved Reserves or possible or probable reserves attributable thereto, (b) all items (except undeveloped leases), capitalized and being amortized in connection with the exploration, development or production of Mineral Interests (i.e., the "full cost" asset base) and (c) all fixed property, plant and equipment which are employed in connection with the operation of such Mineral Interests and the production of Petroleum therefrom, in each case located in the United States or within the limits of the territorial and offshore waters of the United States or any state thereof, or Canada or within the limits of the territorial and offshore waters of Canada or any province thereof. In addition, assets (i) of a partnership or joint venture in which MND or any Restricted Subsidiary has an investment and which has no Debt or has outstanding Debt that is recourse to MND or any Restricted Subsidiary and (ii) which would constitute Oil and Gas Assets if owned by MND or a Restricted Subsidiary shall be Oil and Gas Assets for purposes of this Credit Agreement.

                 "Outstanding Judgments" means, at any date of determination, unpaid Judgments then in effect (regardless of whether bonded or stayed).

                 "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                 "Permitted Encumbrances" means as applied to MND or any of its Restricted Subsidiaries:

                          (a) liens of taxes, assessments and governmental charges not yet payable, or payable without penalty so long as so payable, or deposits created in the ordinary course of business as security for compliance with laws imposing taxes, assessments or governmental charges;

                          (b) liens of taxes, assessments and governmental charges the validity of which is being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                          (c) materialmen's, mechanics', repairmen's, employees', operators' or other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of any property which have not at the time been filed pursuant to law and any such liens and charges incidental to construction, maintenance or operation of any property which, although filed, relate to obligations not yet due or the payment of which is being withheld as provided by law, or to obligations the validity of which is under contest in good faith by appropriate action promptly initiated and diligently conducted if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made for such withheld payment or contested claim;

                          (d) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other similar statutory obligations or to secure the performance of leases, licenses, franchises, permits, tenders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money or the obtaining of advances or credit);

                          (e) any judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any stay, provided, however, that the aggregate amount of such liens securing judgments which have not been discharged or stayed within such 30-day period (excluding Judgments in respect of which MEC Letters of Credit will be is sued) shall not exceed $50,000,000 at any one time;

                          (f) (i) encumbrances (other than to secure the payment of money), easements, rights-of-way, servitudes, permits, leases and other rights in respect of grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants or other restrictions, or (ii) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other rights-of-way, on, over or in respect of property owned or leased by MND or its Restricted Subsidiaries or over which MND or its Restricted Subsidiaries own rights-of-way, easements, permits or licenses, provided that such encumbrances, easements, rights-of-way, servitudes, permits, leases, rights, conditions, covenants or other restrictions are such that they will not either individually or in the aggregate, if exercised or availed of, interfere materially with the proper use or operation of the property affected thereby or the purpose for which such property is, or is to be, used;

                          (g)     rights reserved to or vested in any
                 municipality or governmental, statutory or public authority to control or regulate any property of MND or its Subsidiaries or to use such property in any manner;

                          (h) obligations or duties, affecting any property of MND or its Restricted Subsidiaries, to any municipality or public authority with respect to any franchise, grant, license or permit; and any defects in title to structures or other facilities arising solely from the fact that such structures or facilities are constructed or installed on lands held under government permits, leases or other grants, which defects in the aggregate do not materially prevent the use of such property for the purposes for which it is held by MND or its Restricted Subsidiaries;

                          (i) zoning laws and ordinances and municipal regulations;

                          (j) defects or irregularities in the titles to any property which defects or irregularities have been cured by possession under applicable statutes of limitation or which are of a minor nature and in the aggregate will not materially impair the use of such property for the purposes for which it is held; and any irregularities in or deficiencies of title to any rights-of-way for pipelines, telephone lines, power lines, water lines and/or appurtenances thereto or improvements thereon, and to any real estate or interest therein subject to such rights-of-way;

                          (k) the lien reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates; any interests which other parties to any joint venture, common enterprise, pooling or unitization agreement may have in the Mineral Interests to which such agreement relates or any interests with which other parties may be vested pursuant to orders, regulations, rules or other official acts of any Federal, state or other governmental agency having jurisdiction which create or declare any unit or units embracing or relating to Mineral Interests or the production of Petroleum therefrom;

                          (l) any Lien securing Debt, not created, assumed or guaranteed by MND or its Restricted Subsidiaries and on which neither MND nor its Restricted Subsidiaries customarily pay interest, existing upon real estate or rights in or relating to real estate (including rights-of-way and easements) acquired by MND or its Restricted Subsidiaries for the purposes of production, treatment, storage or transportation of Petroleum but excluding Gas Processing Plant Assets and Gas Gathering and Transmission Assets; or any such Liens upon oil and gas leasehold interests at the date of lease execution which are of a minor nature and in the aggregate will not materially impair the use of such property for the purposes for which it is held;

                          (m) the right reserved to, or vested in, any municipality or governmental or other public authority or public utility, by the terms of any franchise, grant, license, permit or lease or by any statutory provisions specifically relating thereto, to terminate such franchise, grant, license, permit or lease or to purchase, condemn, expropriate or recapture, or designate a purchaser of, any property, if the terms of such franchise, grant, license, permit or lease or statute do not contain any provisions giving to such authority the right (without default by such Person under the terms and conditions of such franchise, grant, license, permit or lease by the Person holding the same) to take title to, or to designate any Person to take title to, any property of MND or its Restricted Subsidiaries located or constructed thereon without the payment of fair consideration therefor or consideration determined in accordance with any applicable statutory provision in that regard; and the right reserved to or vested in any such authority to require such property to be altered, relocated or removed at the expense of the holder of such franchise, grant, license, permit or lease; and

                          (n) production sale contracts, unitization and pooling declarations and agreements, and any operating agreements and other agreements which are customary in the oil and gas exploration and development business and in the business of processing gas and gas condensate production for the extraction of products therefrom.

                 "Permitted Shortfall" shall have the meaning given such term in subsection 2.6(a).

                 "Person" means an individual, a corporation (including MND or any of its Subsidiaries), a partnership, a limited liability company, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

                 "Petroleum" means oil, gas and other liquid or gaseous hydrocarbons, including, but not limited to, all liquefiable hydrocarbons and other products which may be extracted from gas and gas condensate by the processing thereof in a gas processing plant.

                 "Plan" means at any particular time, any employee benefit plan which is covered by ERISA and in respect of which MND, either Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as said term is defined in Section 3(5) of ERISA.

                 "Preferred Stock" means any capital stock of any corporation (whether now or hereafter authorized and however designated) which shall have a priority or preference over any other class of capital stock of such corporation with respect to the right to receive dividends or the right to receive payments or other distributions of assets on the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

                 "Present Value of Assets" means the present value of Proved Reserves of Oil and Gas Assets and Gas Processing Plant Assets and the present value of Gas Gathering and Transmission Assets determined by the Determining Banks in accordance with subsection 2.23 hereof.

                 "Production Payment" means a limited royalty or overriding royalty interest which burdens one or more other Mineral Interests but which has a term extending only until such time as the owner or owners of such royalty or overriding royalty interest have realized therefrom
         (i) a specified or determinable amount of the Petroleum produced from or attributable to such other Mineral Interests or (ii) a specified or determinable amount of the proceeds from the value of such Petroleum production.

                 "Proved Reserves" means reserves of Petroleum which are still in the ground but which have been located and (a) at least 70% of the present value of which have been determined by an Appraiser in making an Appraisal Report with respect to such reserves and (b) no more than 30% of the present value of which have been determined by MND in making an Appraisal Report with respect to such reserves, in each case
         (a) and (b) by reason of actual completion, successful testing, positive core analyses or reasonable geological interpretation, to be economically recoverable through the use of known operating techniques and procedures being utilized in the oil and gas industry at the Determination Date set forth in such Appraisal Report, which reserves, under sound engineering practice, are classified as proved reserves, which do not include any reserves classified as probable or possible, and which also meet the following qualifications:

                          (a) such reserves are located in the United States or Canada or within the limits of the territorial and offshore waters of the United States or Canada or any state or province thereof; and

                          (b) such reserves are so located in relation to potential delivery points or pipelines for possible sales of Petroleum therefrom that MND and its Restricted Subsidiaries can reasonably expect to produce, deliver and sell such Petroleum at economically practical prices.

                 There shall not be included in Proved Reserves any volumes of Petroleum, which, in the opinion of MND or such Appraiser making such Appraisal Report, as the case may be, with respect to such reserves, will be produced and recovered from any reservoir by utilization of secondary or enhanced recovery procedures or techniques (such as, but not limited to, water flooding or injection of other substances into the reservoir to effect recovery of Petroleum therefrom) unless, prior to the date such Appraisal Report is signed, such procedures and techniques either have actually been successfully initiated and utilized in economically producing and recovering Petroleum from such reservoir or from similar nearby reservoirs producing from the same formation or have, in the opinion of MND or such Appraiser, as the case may be, been proved economic by sufficient pilot operations for producing and recovering Petroleum from such reservoir.

                 "Reference Banks" means Chemical Bank and PNC Bank, National Association.

                 "Register" shall have the meaning given such term in subsection 9.10(d).

                 "Reimbursement Obligation" means an obligation of the Borrowers to reimburse the Issuing Bank pursuant to subsection 2.14(a) for amounts drawn under Letters of Credit issued by the Issuing Bank.

                 "Reportable Event" means any of the events set forth in
         Section 4043(b) of ERISA other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. 2615.

                 "Required Banks" means Banks holding 66-2/3% or more of the Commitment Percentages as of any determination.

                 "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon, such Person or any of its property or to which such Person or any of its property is or purports to be subject.

                 "Reserve Percentage" for any day with respect to any CD Rate Loan means that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity comparable to the CD Interest Period for such CD Rate Loan and in an amount of $100,000 or more.

                 "Restricted Subsidiary" means any Subsidiary

                          (a) at least 80% of the outstanding shares of every class of stock, all options, warrants or other rights to acquire stock and all securities convertible into stock of which are at the time owned by MND or one or more Restricted Subsidiaries or by MND and one or more Restricted Subsidiaries;

                          (b) which is organized and existing under the laws of the United States or any state thereof or the District of Columbia or Canada or any province thereof;

                          (c) all or substantially all of the properties and assets and business operations of which are located and conducted in (i) the United States or within the limits of the territorial and offshore waters of the United States or any state thereof or (ii) Canada or within the limits of the territorial and offshore waters of Canada or any province thereof; and

                          (d) which has not been designated by the Board as an Unrestricted Subsidiary;

         provided, that in no case may an Unrestricted Subsidiary be redesignated a Restricted Subsidiary unless, at the time of such redesignation and after giving effect thereto and to the concurrent retirement of any Debt, (i) no Event of Default or Default shall have occurred and be continuing and (ii) such Subsidiary could incur all of its Debt then outstanding without violation of this Credit Agreement and, provided, further, that each Material Subsidiary, while a Subsidiary, shall always be a Restricted Subsidiary. Schedule 2 lists all Restricted Subsidiaries as at the date hereof.

                 "Scheduled Termination Date" means April 8, 2000.

                 "Securities" means any stocks, any bonds, debentures, notes or other evidences of Debt, and any other instruments generally known as securities; any certificates of interest or participation in, temporary or interim certificates for, receipts for, guarantees of, or warrants or rights to subscribe to or purchase, any of the foregoing; and any agreements, indentures, mortgages or other instruments providing for, relating to or securing any of the foregoing.

                 "Settlements" means amounts paid or agreed to be paid by MEDC or any of its Subsidiaries with respect to any settlement of any Litigation (including threatened Litigation).

                 "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                 "Subordination Agreement" means a subordination agreement substantially in the form of Exhibit F hereto.

                 "Subsidiary" means with respect to any Person, a corporation, a majority (by number of votes) of the Voting Stock of which is at the time owned by such Person or one or more of such Person's Subsidiaries or by such Person and one or more of such Person's Subsidiaries. Unless the context requires otherwise, "Subsidiary" shall be deemed to refer to a Subsidiary of MND.

                 "Subsidiary Guarantee" means the Subsidiary Guarantee made by MEC, MGS and MMC in favor of the Administrative Agent for the ratable benefit of the Banks, in the form of Exhibit G hereto, as such guarantee may be amended, supplemented or otherwise modified from time to time.

                 "TUFCO" shall mean the Texas Utilities Fuel Company, a Texas corporation, its successors and assigns.

                 "TWC" means The Woodlands Corporation, a Delaware corporation, which on the date of this Credit Agreement is a wholly-owned Subsidiary of MEDC.

                 "TWC Guarantee" means the Guarantee made by TWC in favor of the Administrative Agent for the ratable benefit of the Banks, substantially in the form of Exhibit E-3 hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Type" means as to any Loan, its nature as an ABR Rate Loan, a CD Rate Loan or a Eurodollar Loan.

                 "UBS Facility" means the Term Loan Agreement, dated as of May 15, 1992, as amended, between MND and Union Bank of Switzerland.

                 "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                 "Unrestricted Subsidiary" means any Subsidiary of MND which has been designated an Unrestricted Subsidiary by the Board, provided, that in no case may a Restricted Subsidiary be designated an Unrestricted Subsidiary, and in no case may any Unrestricted Subsidiary be designated a Restricted Subsidiary unless, at the time of such designation or redesignation and after giving effect thereto and to the concurrent retirement of any Debt, (i) no Event of Default or Default shall have occurred and be continuing and (ii) MND's Consolidated Debt does not exceed the current Approved Borrowing Base, provided that at the time of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the Subsidiary so designated does not own, directly or indirectly, any capital stock or Debt of MND or any Restricted Subsidiary and, provided, further, that no Subsidiary that is a Restricted Subsidiary as of the date hereof may be redesignated an Unrestricted Subsidiary.

                 "Voting Stock" means stock or shares of any class or classes (however designated) of a corporation, having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation other than stock or shares having such power only by reason of the happening of a contingency.

                 "Woodlands Revolving Credit Agreement" means the Credit Agreement dated as of November 30, 1994 among TWC, the Banks and Chemical Bank, as agent, as amended by the First Amendment thereto dated as of December 20, 1995 and by the Second Amendment thereto dated as of April 19, 1996, and as the same may be further amended, supplemented or otherwise modified.

                 1.2 Accounting Principles. (a) All financial statements provided for in this Credit Agreement shall be prepared in accordance with GAAP as in effect from time to time in the United States. All financial computations hereunder required pursuant to Section 6 shall be made, and all accounting terms used in connection therewith shall be construed, in accordance with GAAP applied by MND and MEDC; provided however, that if GAAP or MND's or MEDC's application of GAAP changes and such change is judged to be material by either MND or the Administrative Agent, then MND or the Administrative Agent shall give written notice (a "Notice of Accounting Change") to the other party and such computations will be made in accordance with GAAP in effect and as applied by MND and MEDC immediately prior to such material change. The Administrative Agent or MND must give such Notice of Accounting Change to the other party within three months of receipt by the Administrative Agent of the notice and schedule referred to in the immediately succeeding sentence. MND agrees to notify the Banks in writing of any material change in GAAP affecting MND or MEDC or of any material change in MND's or MEDC's application of GAAP and to provide a schedule which shows the effect of such change on such financial computations or such calculations, all within five Business Days of sending (or being required to send) to each Bank the first financial statements pursuant to subsection 5.1(a) or subsection 5.1(b) hereof reflecting such change.

                 In the event a Notice of Accounting Change is given by either party:

                    (i) It is the intent of the Administrative Agent and MND that the relevant provisions of this Credit Agreement be amended as necessary to adjust the requirements of the aforementioned financial computations so that the respective positions of the Banks and MND after the accounting change conform as nearly as possible to their respective positions as of the date of this Credit Agreement.

                    (ii) Until an amendment in accordance with clause (i) above is executed, financial computations will be made in accordance with GAAP in effect and as applied by MND and MEDC immediately prior to the material change.

                 (b) For purposes of all financial computations required hereunder pursuant to Section 6, investments in partnerships or joint ventures shall not be consolidated.

                 1.3 Use of Defined Terms. (a) All terms defined in this Credit Agreement shall have the defined meanings when used in any Notes, certificates, reports or other documents made or delivered pursuant to this Credit Agreement, unless the context shall require otherwise.

                 (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and section, subsection, schedule and exhibit references are to this Credit Agreement unless otherwise specified.


                 SECTION 2.  AMOUNT AND TERMS OF LOANS

                 2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions of this Credit Agreement, each of the Banks severally agrees to make loans to the Borrowers from time to time during the Commitment Period in an aggregate principal amount which, when added to such Bank's Commitment Percentage of the then outstanding L/C Obligations, does not exceed the lesser of (i) the amount of its Commitment set opposite its name below, as such amount may be reduced as provided herein and (ii) such Bank's Commitment Percentage of the then current Available Borrowing Base:

                                                           Amount of
       Bank                                                Commitment
       ----                                                ----------

       Chemical Bank                                      $24,300,000
       NationsBank of Texas, N.A.                          20,700,000

       Citibank, N.A.                                      18,600,000

       The Bank of Nova Scotia                             16,800,000
       PNC Bank, National Association                      16,800,000

       Bank One, Texas, N.A.                                9,300,000
       Bank of America, National Trust & Savings            9,300,000
       Association

       First Interstate Bank of Texas, N.A.                 5,700,000

       Christiania Bank Og Kreditkasse                      5,700,000
       Morgan Guaranty Trust Company                        5,700,000

       The First National Bank of Chicago                   5,700,000
       The Bank of Tokyo-Mitsubishi, Ltd., Houston          5,700,000
       Agency

       National Westminster Bank Plc                        5,700,000

                                                           Amount
        Bank                                             Commitment
        ----                                             ----------
                               Total                    $150,000,000
                                                        ============

During the Commitment Period, the Borrowers may use the Commitments by borrowing, prepaying outstanding Loans, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                 (b) The Loans may be (i) Eurodollar Loans, (ii) ABR Rate Loans, (iii) CD Rate Loans or (iv) a combination thereof, as determined by the relevant Borrower pursuant to subsection 2.7.

                 2.2 Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Bank the then unpaid principal amount of each loan of such Bank on the Scheduled Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 7). Each Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.7.

                 (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Bank resulting from each loan of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Credit Agreement.

                 (c) The Administrative Agent shall maintain the Register pursuant to subsection 9.10(d), and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Bank hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from either Borrower and each Bank's share thereof.

                 (d) The entries made in the Register and the accounts of each Bank maintained pursuant to subsection 2.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of either Borrower to repay (with applicable interest) the loans made to such Borrower by such Bank in accordance with the terms of this Credit Agreement.

                 (e) The Borrowers agree that, upon the request to the Administrative Agent by any Bank, the Borrowers will execute and deliver to such Bank a promissory note of each Borrower evidencing the loans of such Bank, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Note").

                 2.3 Procedure for Borrowing. (a) Each Borrower may borrow under the Commitments during the Commitment Period on any Business Day; provided that such Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, (a) three Business Days prior to the borrowing date, in the case of Eurodollar Loans, (b) two Business Days prior to the borrowing date, in the case of CD Rate Loans and (c) on the borrowing date, in the case of ABR Rate Loans) specifying (i) the name of such Borrower, (ii) the amounts to be borrowed, (iii) the borrowing date, (iv) whether the borrowings are to be Eurodollar Loans, CD Rate Loans, ABR Rate Loans or a combination thereof and (v) if the borrowing (or any portion thereof) is a Eurodollar Loan or a CD Rate Loan, the length of the initial Interest Period or periods therefor (subject to the definitional provisions hereof). Each borrowing pursuant to the Commitments shall be in a principal amount of the lesser of (x) $5,000,000 or a whole multiple thereof and (y) the available undrawn portion of the Commitments.

                 (b) Upon receipt of such notice from a Borrower the Administrative Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of such Borrower at the office of the Administrative Agent designated by the Administrative Agent in the Administrative Agent's notice aforesaid prior to 12:00 noon (according to the time of the place where such office of the Administrative Agent is located) on the borrowing date requested by such Borrower in funds immediately available to the Administrative Agent as the Administrative Agent may direct. The proceeds of all such loans will immediately thereafter be made available to such Borrower by the Administrative Agent crediting the account of such Borrower on the books of the Administrative Agent with the aggregate of the amount made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

                 2.4  Commitment Fee.      The Borrowers shall pay to the
Administrative Agent during and for the Commitment Period for the account of each Bank a commitment fee, computed at the Commitment Fee Rate, on the Available Commitment of such Bank during such period. Such commitment fee shall be payable in arrears on each Fee Payment Date to occur prior to the Scheduled Termination Date and on the Scheduled Termination Date or such earlier date as the Commitments shall terminate as provided herein and shall be shared ratably among the Banks in accordance with their respective Commitment Percentages.

                 2.5 Reduction of Commitment. The Borrowers shall have the right, upon not less than three Business Days' written, telecopy or telephone notice (to be confirmed promptly in writing) to the Administrative Agent, to from time to time terminate or reduce the Commitments by an amount not exceeding the amount of the then aggregate Available Commitments. Any such reduction by either Borrower shall be in an amount of $5,000,000 or a whole multiple thereof and shall reduce permanently the amount of the Commitments then in effect. Termination of the Commitments shall also terminate the obligation of the Issuing Bank to issue the Letters of Credit.

                 2.6 Prepayments. (a) If, following a determination of the Approved Borrowing Base resulting in a reduction thereof, Consolidated Debt exceeds such reduced Approved Borrowing Base (any such excess on the date of such determination (solely to the extent of such reduction), as decreased by any subsequent reduction in Consolidated Debt or increase in the Approved Borrowing Base, a "Permitted Shortfall"), the Borrowers shall, on the date which is six months following the date of such determination, prepay Loans in an aggregate principal amount equal to the amount of such Permitted Shortfall, if any, on such date of prepayment. If Consolidated Debt exceeds the Approved Borrowing Base as a result of the incurrence of MEC Reimbursement Obligations and/or MEC Loans, the Borrowers shall, on the date which is 60 days following the date of such incurrence, prepay Loans in an aggregate principal amount equal to the amount, if any, by which Consolidated Debt exceeds the Approved Borrowing Base on such date of prepayment (excluding any Permitted Shortfall which is subject to prepayment pursuant to the immediately preceding sentence). If Consolidated Debt exceeds the Approved Borrowing Base other than as a result of (i) a determination of the Approved Borrowing Base resulting in a reduction thereof or (ii) the incurrence of MEC Reimbursement Obligations and/or MEC Loans, the Borrowers shall immediately prepay Loans in an aggregate principal amount equal to the amount of such excess until such excess has been reduced to zero (whether such reduction results from such prepayments, from other reductions in Consolidated Debt or otherwise).

                 (b) The Borrowers may as provided in this subsection at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' prior written or telecopy notice to the Administrative Agent, specifying the date and amount of prepayment. Prepayments of Loans shall first be applied to ABR Rate Loans to the extent thereof, before prepayment of Eurodollar Loans or CD Rate Loans. Prepayment of any of the Eurodollar Loans or CD Rate Loans may only be made upon the last day of the relevant Interest Period. Upon receipt of such notice, the Administrative Agent shall promptly notify each Bank thereof. The payment amount specified in such notice shall be due and payable on the date specified, together with accrued interest to such date on the amount prepaid. Partial optional prepayments of Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple thereof.

                 2.7 Interest Rates and Options. (a) The Loans may be (i) Eurodollar Loans, (ii) ABR Rate Loans, (iii) CD Rate Loans or (iv) a combination thereof, as determined by the relevant Borrower pursuant to subsection 2.3 or this subsection 2.7.

                 (b) The entire outstanding principal amount of the Loans hereunder shall bear interest at one of the following rates per annum, or a combination thereof, until repaid in full:

                               (i)  ABR Rate Loans shall bear interest at a
                 rate per annum equal to the ABR Rate plus the Applicable
                 Margin;

                              (ii) Eurodollar Loans shall bear interest at a rate per annum equal to the Eurodollar Rate determined by the Administrative Agent for the relevant Eurodollar Interest Period plus the Applicable Margin; and

                             (iii) CD Rate Loans shall bear interest at a rate per annum equal to the CD Rate determined by the Administrative Agent for the relevant CD Interest Period plus the Applicable Margin.

The rates specified in clauses (i), (ii) and (iii) shall apply until the unpaid principal amount of any Loan shall become due and payable (whether at the stated maturity, by acceleration or otherwise), and thereafter such principal amount not paid when due shall bear interest at 2% per annum above the rate otherwise applicable thereto until paid in full, except that each Eurodollar Loan and CD Rate Loan not paid when due shall be automatically and irrevocably converted into an ABR Rate Loan on the last day of the Interest Period therefor in effect when such amount becomes due and payable.

                 (c) A conversion to an ABR Rate Loan may occur on any Business Day upon irrevocable telephonic notice (confirmed in writing) by the relevant Borrower received by the Administrative Agent prior to 12:00 noon (New York City time) on such Business Day, provided that conversions from any Eurodollar Loan or CD Rate Loan must occur on the last day of the current Interest Period therefor.

                 (d) A continuation as, or conversion to, one or more Eurodollar Loans may occur on any Business Day upon irrevocable telephonic notice (confirmed in writing) by the relevant Borrower received by the Administrative Agent prior to 12:00 noon (New York City time) on the third Business Day prior to the first day of the Eurodollar Interest Period therefor, provided that no continuation as or conversion to a Eurodollar Loan may be made upon the occurrence and during the continuance of a Default or an Event of Default, and provided, further, that any continuation as a Eurodollar Loan or conversion from a CD Rate Loan to a Eurodollar Loan must occur on the last day of the current Interest Period for such continued or converted Loan.

                 (e) A continuation as, or conversion to, one or more CD Rate Loans may occur on any Business Day upon irrevocable telephonic notice (confirmed in writing) by the relevant Borrower received by the Administrative Agent prior to 12:00 noon (New York City time) on the second Business Day prior to the first day of the Interest Period therefor, provided that no continuation as or conversion to a CD Rate Loan may be made upon the occurrence and during the continuance of a Default or an Event of Default, and provided, further, that any continuation as a CD Rate Loan or conversion from a Eurodollar Loan to a CD Rate Loan must occur on the last day of the current Interest Period for such continued or converted Loan.

                 (f) The minimum principal amount to which any such election upon conversion or continuation may apply if more than one category of interest rate option is then in effect shall be at least $5,000,000 (i.e., the ABR Rate Loans, each Eurodollar Loan and each CD Rate Loan shall each have a minimum principal amount of $5,000,000 unless only one such option applies to the entire principal amount then outstanding).

                 (g)      Interest shall be payable on each Interest Payment
Date.

                 2.8  Computation of Interest and Fees; Funding Procedures.
(a) Interest on ABR Rate Loans and commitment fees shall be calculated on the basis of a 365- (or 366- as the case may be) day year for the actual number of days elapsed. Interest on Eurodollar and CD Rate Loans shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The Administrative Agent shall notify the Borrowers of each determination of a Eurodollar Rate or CD Rate. Any change in the interest rate on a Loan shall become effective as of the opening of business on the day on which such change shall become effective. The Administrative Agent shall notify the Borrowers and the Banks of the effective date and the amount of each such change in the interest rate on a Loan.

                 (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrowers in the absence of manifest error.

                 (c) References to the purchase of deposits in the inter-bank eurodollar market are included only for the purpose of determining the rate of interest to be paid upon Eurodollar Loans by reference to rates prevailing in such market. Each Bank shall be entitled to fund the loans hereunder in any manner it sees fit, but each Eurodollar Rate and other provisions applicable to Eurodollar Loans shall be construed and applied upon the conclusive assumption that each Bank actually funded such portions through the purchase of interbank eurodollar deposits having a term corresponding to the relevant Interest Periods and through the transfer of such deposits from a non-United States office to a United States office.

                 2.9 Inability to Determine Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the interbank eurodollar market or the domestic certificate of deposit market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the CD Rate for any Eurodollar or CD Interest Period for (a) a proposed loan that a Borrower has requested be made as a Eurodollar or CD Rate Loan, (b) a Eurodollar or CD Rate Loan that will result from the requested conversion into a Eurodollar or CD Rate Loan or (c) the continuation of a Eurodollar or CD Rate Loan as such for an additional Interest Period (any such Eurodollar or CD Rate Loan with an Interest Period so affected being herein called an "Affected Loan"), the Administrative Agent shall forthwith give telephone or telecopy notice of such determination, confirmed in writing, to the Borrowers at least one day prior to, as the case may be, the requested borrowing or conversion date for such Affected Loan or the first day of a requested succeeding Interest Period. If such notice is given, (i) any requested Affected Loan shall be made as an ABR Rate Loan unless the relevant Borrower cancels its request therefor prior to the relevant borrowing date,
(ii) any such conversion into an Affected Loan shall not be effected and (iii) any outstanding Affected Loan shall be converted, on the last day of the then current Interest Period therefor, into any other interest option permitted by subsection 2.7 which is not so affected as selected by the relevant Borrower. Until such notice has been withdrawn by the Administrative Agent, no further borrowings as or conversions to Affected Loans may be made.


                 2.10 Letter of Credit Commitment. (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Banks set forth in subsection 2.13(a), agrees to issue letters of credit ("Letters of Credit") for the account of a Borrower on any Business Day during the Commitment Period; provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if after giving effect to such issuance (i) the Available Commitments would be less than zero, (ii) the aggregate amount of all then outstanding L/C Obligations would exceed $50,000,000 or (iii) the aggregate amount of all then outstanding L/C Obligations together with the aggregate principal amount of all then outstanding Loans would exceed the Available Borrowing Base.

                 (b)  Each Letter of Credit shall:

                 (i) be denominated in Dollars and shall be in form and substance satisfactory to the Issuing Bank and the Banks and shall be issued to support general corporate purposes of a Borrower or its Affiliates (other than those purposes set forth in the MEC Credit and Reimbursement Agreement with respect to MEC Letters of Credit); and

                 (ii)  expire no later than the Scheduled Termination Date.

                 (c) Each Letter of Credit shall be subject to the Uniform Customs.

                 (d) The Issuing Bank shall at no time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause it to exceed any limits imposed by, any applicable Requirement of Law.

                 2.11 Procedure for Issuance of Letters of Credit. Either Borrower may from time to time during the Commitment Period request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein L/C Documentation therefor, completed to the satisfaction of the Issuing Bank, with a copy to the Administrative Agent. Upon receipt of such L/C Documentation, the Issuing Bank will process such L/C Documentation in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of such L/C Documentation) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank, the Administrative Agent and the relevant Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the relevant Borrower and the Administrative Agent promptly following the issuance thereof; upon receipt thereof, the Administrative Agent shall promptly furnish a copy of such Letter of Credit to the other Banks.

                 2.12 Fees, Commissions and Other Charges. (a) The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Bank, a fronting fee with respect to each Letter of Credit issued by the Issuing Bank, from the date of issuance of such Letter of Credit to the date of expiration or termination thereof, at a rate of 1/8% per annum, calculated on the basis of the actual number of days elapsed in a 365- (or 366-, as the case may be) day year, of the aggregate amount available to be drawn under such Letter of Credit for the period over which such fee is calculated. Such fee shall be payable in arrears on each Fee Payment Date to occur after such issuance and prior to the Scheduled Termination Date and on the Scheduled Termination Date.

                 (b) The Borrowers shall pay to the Administrative Agent, for the account of the Banks, a letter of credit commission with respect to each Letter of Credit, from the date of issuance of such Letter of Credit to the date of expiration or termination thereof, at a rate per annum equal to the Letter of Credit Commission Rate, calculated on the basis of the actual number of days elapsed in a 365- (or 366-, as the case may be) day year, of the aggregate amount available to be drawn under such Letter of Credit for the period over which such commission is calculated. Such commission shall be payable in arrears on each Fee Payment Date to occur after such issuance and prior to the Scheduled Termination Date and on the Scheduled Termination Date and shall be shared ratably among the Banks in accordance with their respective Commitment Percentages.

                 (c) In addition to the foregoing fees and commissions, the Borrowers shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                 (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the Banks all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

                 2.13 Letter of Credit Participation. (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each other Bank and, to induce the Issuing Bank to issue Letters of Credit hereunder, each such other Bank irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such other Bank's own account and risk an undivided interest equal to such other Bank's Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each other Bank unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrowers in accordance with the terms of this Credit Agreement, such other Bank shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such other Bank's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                 (b) If any amount required to be paid by any Bank to the Issuing Bank pursuant to subsection 2.13(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such Bank shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Bank to the Issuing Bank pursuant to subsection 2.13(a) is not in fact made available to the Issuing Bank by such Bank within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such Bank, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Rate Loans hereunder. A certificate of the Issuing Bank submitted to any Bank, with a copy to the Administrative Agent, with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                 (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any other Bank its pro rata share of such payment in accordance with subsection 2.13(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such Bank its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such other Bank shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

                 2.14 Reimbursement Obligations of the Borrowers. (a) Each Borrower agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies such Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

                 (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding ABR Rate Loans which were then overdue.

                 (c) Each drawing under any Letter of Credit shall constitute a request by the relevant Borrower to the Administrative Agent for a borrowing pursuant to subsection 2.3 in the amount of such drawing. The borrowing date with respect to such borrowing shall be the date of such drawing.

                 2.15 Obligations Absolute. (a) Each Borrower's obligations under this Section 2 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which such Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit.

                 (b) Each Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrowers' obligations under subsection 2.14(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, or (iii) any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee.

                 (c) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

                 (d) Each Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on such Borrower and shall not result in any liability of the Issuing Bank to such Borrower.

                 2.16 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrowers and the Administrative Agent of the date and amount thereof. The responsibility of the Issuing Bank to the Borrowers in connection with any draft presented for payment under any Letter of Credit issued by the Issuing Bank shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                 2.17 L/C Documentation. To the extent that any provision of any L/C Documentation related to any Letter of Credit is inconsistent with the provisions of this Section 2, the provisions of this Section 2 shall apply.


                 2.18 Pro Rata Treatment and Payments. (a) Each borrowing by either Borrower from the Banks, each payment (including each prepayment) by a Borrower on account of the principal of and interest on the Loans and on account of any fee or commission hereunder for the account of the Banks and any reduction of the Commitments of the Banks hereunder shall be made pro rata according to the original Commitments, except that payments specifically for the account of a particular Bank under the terms of subsections 2.19, 2.20, 2.21 or 2.22 hereof or for the account of the Issuing Bank shall be made to such Bank or Issuing Bank.

                 (b) All payments (including prepayments) to be made by either Borrower on account of principal (including Reimbursement Obligations), interest and fees shall be made without setoff or counterclaim and shall be made to the Administrative Agent on behalf of the Banks or the Issuing Bank, as the case may be, at the Administrative Agent's office located at Chemical Bank, Agent Bank Services Group, 140 East 45th Street, New York, New York 10017, Attention Frank Giacalone, MND Energy Corporation Clearing Account, #144041274, at or before 12:00 noon, New York time, for the account of the Banks or the Issuing Bank, as the case may be, in lawful money of the United States of America and in immediately available funds. The Administrative Agent shall distribute such payments to the Banks or the Issuing Bank, as the case may be, entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day. Each Bank is authorized to indorse the amount, and the date of making or conversion pursuant to subsection 2.7, of each loan of such Bank, each payment of principal with respect thereto and its character as ABR Rate, Eurodollar or CD Rate on the schedule annexed to and constituting a part of its Note, which indorsement shall constitute prima facie evidence of the items so indorsed.

                 2.19 Illegality. Notwithstanding any other provisions herein, if any law, regulation or treaty, or directive of a central bank or other monetary authority, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, the Commitment of such Bank hereunder to make Eurodollar Loans and to convert its portion of ABR Rate or CD Rate Loans to Eurodollar Loans shall forthwith be cancelled and any loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Rate Loans. If any such conversion of a Eurodollar Loan is made on a day which is not the last day of an Interest Period, the

Borrowers shall pay to such Bank, upon its request, such amount or amounts as may be necessary to compensate it for any costs incurred by such Bank in making any such conversion prior to the last day of an Interest Period pursuant to subsection 2.21. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Bank to the Borrowers shall be conclusive absent manifest error.

                 2.20 Increased Costs. (a) In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

                               (i) does or shall subject such Bank to any tax of any kind whatsoever with respect to this Credit Agreement, any Note, any L/C Documentation, any Letter of Credit or any loan hereunder, or change the basis of taxation of payments to such Bank of principal, commitment fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Bank);

                              (ii)  does or shall impose, modify or hold
                 applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise taken into account in computing the Eurodollar or CD Rate for such Interest Period; or

                              (iii)  does or shall impose on such Bank any
                 other condition;

and the result of any of the foregoing is to increase the cost to such Bank of making, renewing or maintaining advances or extensions of credit as Eurodollar or CD Rate Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect of any thereof then, in any such case, the Borrowers shall promptly pay such Bank, upon its demand, such additional amount which will compensate it for such additional cost or reduced amount receivable which such Bank deems to be material and in the amount determined by it to be applicable to this Credit Agreement, its Note or loans hereunder. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection 2.20, it shall promptly notify the Borrowers of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection 2.20 submitted by any Bank to the Borrowers shall be conclusive absent manifest error.

                 (b) In the event that any Bank shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to MND (with a copy to the Administrative Agent) of a written request therefor, showing in reasonable detail the assumptions upon which such amount was computed (provided that such Bank shall not be required to disclose information not available to the public), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. In such event, the Borrowers shall have the right, upon payment to such Bank of such additional amount or amounts which have accrued, to prepay in full the loans made by such Bank and to terminate the Commitment of such Bank; provided that upon such termination, the Borrowers shall have replaced such Bank as a Bank under this Credit Agreement with another bank with the consent of the Issuing Bank and the Administrative Agent, or by increasing the Commitments of some or all of the other Banks with their consent. To effect such replacement, MND, the Borrowers, the Administrative Agent, the Issuing Bank, the Bank to be replaced and the designated bank shall enter into a supplement to this Credit Agreement, which designates the new bank as a Bank, fixes its Commitment as such, releases the Bank to be replaced from its obligations under the Credit Agreement and contains the agreement of the designated Bank to become a party to the Credit Agreement with all rights, duties and obligations of a Bank hereunder, provides for the effective date of such supplement and provides for the cancellation of any Notes of the Bank to be replaced and issuance of new Notes to the designated Bank if so requested to be the date the Commitment of the Bank being replaced is terminated. The agreements in this subsection 2.20 shall survive termination of this Credit Agreement, expiration of the Letters of Credit and payment of the Loans and the Reimbursement Obligations until the obligations of the Borrowers under this subsection have been paid in full.

                 2.21 Reemployment Costs. The Borrowers agree to indemnify each Bank and to hold each Bank harmless from any cost, loss or expense which each Bank may sustain or incur as a consequence of (a) default by either Borrower in making a borrowing, continuation or conversion after it has given a notice in accordance with subsection 2.7, (b) receipt by the Administrative Agent of a payment of principal of a Eurodollar or CD Rate Loan on a day which is not the last day of an Interest Period therefor, and (c) conversion of all or any portion of a

Eurodollar Loan or a CD Rate Loan on a day which is not the last day of an Interest Period therefor. In each case, such costs, losses or expenses shall include but not be limited to any interest or other amounts payable by such Bank to lenders of funds obtained by it in order to make or maintain its portion of the Eurodollar and CD Rate Loans and the cost of liquidating any time deposit prior to the maturity thereof. This agreement shall survive termination of this Credit Agreement and payment of the Loans until the obligations of the Borrowers under this subsection 2.21 shall have been paid in full.

                 2.22 Taxes. All payments made by a Borrower under this Credit Agreement shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein) excluding income and franchise taxes now or hereafter imposed by the United States of America or any political subdivision or taxing authority thereof or therein, or by the country in which any Bank's Eurodollar Lending Office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Foreign Taxes"). If any Foreign Taxes are required to be withheld from any amounts payable to any Bank (including the Issuing Bank) hereunder or under any Note, the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement. Whenever any Foreign Tax is payable by a Borrower, as promptly as possible thereafter, such Borrower shall send the Administrative Agent an original official receipt showing payment thereof.
This agreement shall survive termination of this Credit Agreement and payment of the Loans and the Reimbursement Obligations until the obligations of the Borrowers under this subsection have been paid in full.

                 2.23 Determination of Borrowing Base. On or before the Borrowing Base Determination Date, the Determining Banks shall determine from the information contained in the reports delivered to the Banks pursuant to paragraphs (g) and (j) of subsection 5.1, including information as to projected cash flows, a Present Value of Assets. The Determining Banks will adjust such Present Value of Assets to take into account the amount, if any, of Preferred Stock obligations at the Determination Date. In addition, the Determining Banks will deduct from such Present Value of Assets the amount at the Determination Date of Intercompany Debt, Certain Other MEC Debt, and an amount to be determined in the reasonable discretion of the Determining Banks attributable to the present value of future advances that might be made (in an aggregate undiscounted amount not to exceed $50,000,000) by MND to or for the benefit of TWC, thereby determining the "Net Asset Value". The aggregate amount of such Debt and present value of advances that may be deducted in determining Net Asset Value shall be mutually agreed upon by MND and the Determining Banks on an annual basis. Until the first determination or redetermination of the Borrowing Base to occur after the date hereof, such aggregate amount will be $434,000,000. From the Net Asset Value, the Determining Banks will determine a borrowing base (the "Borrowing Base"), which shall limit the Consolidated Debt permitted to be outstanding. The Borrowing Base will be a percentage of Net Asset Value. Such percentage may vary from time to time and shall be calculated in accordance with normal guidelines customarily used by the Determining Banks in evaluating energy and natural resource related credits. Until the payment of the amounts under the NGPL Settlement Agreement, the Borrowing Base will include 75% of the present value of such payments and will automatically be reduced by such amount upon such payments. The determination of the amounts of such Borrowing Base and such Present Value of Assets shall be submitted to the Banks for approval by the Required Banks (such approved amounts being the "Approved Borrowing Base" and the "Approved Present Value of Assets"). Until the first determination or redetermination of the Borrowing Base to occur after the date hereof, the Net Asset Value will be $619,000,000, the Approved Borrowing Base will be $433,000,000 and the Approved Present Value of Assets will be $1,053,000,000. The Administrative Agent shall notify MND of the Approved Borrowing Base and the Approved Present Value of Assets and the computation thereof by the Borrowing Base Determination Date.

                 The determination of the component of the Net Asset Value based upon the present value of Proved Reserves of Oil and Gas Assets and Gas Processing Plant Assets will be made by the Determining Banks based on the Appraisal Reports delivered pursuant to paragraph (g) of subsection 5.1, which reports in all material respects are to be satisfactory to the Required Banks with respect to reserve quantities. The Determining Banks may redetermine the projected cash flows and discounted present values thereof shown in such Appraisal Reports based upon their normal guidelines on price parameters, escalation rates and the discount rate used in evaluating energy and natural resource related credits. However, with respect to natural gas pricing, all gas sold under the contract with TUFCO (covering the Limestone/Robertson Counties area) will be priced strictly in accordance with the terms of such contract. It is also understood that the Determining Banks may revise the projected future cash flows shown in the Appraisal Reports to subtract from such cash flows the estimated recoupment of any Advance Payment Obligations.

                 In the determination of the component of the Net Asset Value based upon the present value of Gas Gathering and Transmission Assets, projected cash flows from Dedicated Pipeline Reserves will be calculated using the current transportation rates, "buy/sell" margins for pipeline gas sales and operating costs with appropriate escalations and in accordance with normal guidelines customarily used by the Banks in evaluating energy and natural resource related credits.

                 2.24 Redetermination of Borrowing Base. In the event MND or any of its Restricted Subsidiaries acquire significant assets through the acquisition of, or merger with, another corporation, direct purchase of assets or otherwise, or materially reduce the Debt that is subtracted from Present Value of Assets in determining Net Asset Value, the existing Approved Borrowing Base shall be redetermined at MND's request to take into account the newly acquired assets or the reduction in such Debt.

                 2.25 Use of Proceeds. The Borrowers agree that the proceeds of the loans obtained by the Borrowers hereunder shall be used for their respective general corporate purposes.


                 SECTION 3.  REPRESENTATIONS AND WARRANTIES

                 In order to induce each Bank to enter into this Credit Agreement and to make the loans to be made by it and issue or participate in the Letters of Credit hereunder, each of MND and each Borrower represents and warrants to each Bank that:

                 3.1 Organization and Qualification. MEDC, MND, the Borrowers, and each of their Restricted Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and each is duly qualified and in good standing in each jurisdiction wherein the conduct of its respective business or the ownership of its respective properties requires such qualification. MND owns, directly, all of the issued and outstanding capital stock of the Borrowers and, directly or through Restricted Subsidiaries, all of the issued and outstanding stock of each other Material Subsidiary, in each case free and clear of any Liens and each of MND, the Borrowers and each other Material Subsidiary has the corporate power and authority and the legal right to own its property, to lease and encumber its property and to conduct the business in which it is currently engaged. Schedule 2 lists all Restricted Subsidiaries of MND as of the date hereof.

                 3.2 Corporate Power and Authorization. Each Borrower has the corporate power to make, deliver and perform this Credit Agreement, the Notes, the L/C Documentation and to obtain extensions of credit hereunder and thereunder, and has taken all necessary corporate action to authorize the extensions of credit under this Credit Agreement and under the L/C Documentation on the terms and conditions hereof and thereof and the execution, delivery and performance of this Credit Agreement, the Notes and the L/C Documentation. MND has the corporate power to make, deliver and perform this Credit Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Credit Agreement. This Credit Agreement constitutes and (in the case of the Borrowers) any Notes and L/C Documentation when executed will constitute, a valid obligation of each of MND and each Borrower legally binding upon it and enforceable in accordance with its respective terms. No consent of any other party (including, without limitation, stockholders of MND or either Borrower) and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is currently required in connection with the execution, delivery, performance, validity or enforceability of this Credit Agreement, the Notes and any L/C Documentation.

                 3.3 No Legal Bar on Borrowers. The execution, delivery and performance of this Credit Agreement, the Notes, the L/C Documentation, and the extensions of credit hereunder and thereunder, will not violate any provision of any existing law or regulation (including, without limitation, any Texas usury law) in each case applicable to MND or either Borrower, or order or decree of any court, Governmental Authority, bureau or agency, or of the articles of incorporation or of the by-laws of MND or either Borrower, or of any material mortgage, indenture, security agreement, contract, undertaking or other agreement to which either Borrower, MND, MEDC or any of their Subsidiaries is a party or which purports to be binding upon them or any of their property or assets, and will not result in any default under, violation of, or the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of their properties pursuant to the provisions of, any such material undertaking or other agreement.

                 3.4 No Material Litigation. No litigation or administrative proceeding of or before any Governmental Authority is currently pending, nor, to the knowledge of MND and the Borrowers, is any litigation or proceeding currently threatened, against MND, either Borrower, MEDC or any of their Subsidiaries or any of their properties which has or is likely to have a Material Adverse Effect, other than as disclosed in the financial statements referred to in subsection 3.9.

                 3.5 Compliance With Other Instruments; None Burdensome. None of MEDC, MND, nor any Subsidiary of MND is in violation of any term or provision of its charter or by-laws or in violation of any evidence of indebtedness, judgment, decree or order or of any statute, rule, governmental regulation, franchise, certificate, permit or the like applicable to MEDC, MND or any such Subsidiary or in violation of any term of any other agreement or instrument applicable to MEDC, MND, or any such Subsidiary which violation, individually or in the aggregate, has a Material Adverse Effect; no such violation of any statute, rule, governmental regulation, franchise, certificate, permit or the like or any term of any agreement or instrument, individually or in the aggregate, has or will have a

Material Adverse Effect; the execution, delivery and performance of this Credit Agreement, the Notes and the L/C Documentation will not result in any violation of or be in conflict with or constitute a material default under any such term, or result in the creation of, or the arising of any obligation to create, any Lien upon any of the properties or assets of MND, either Borrower, or any of their Subsidiaries pursuant to any such term; and there is no such term which has, or in the future (to the best of the knowledge of MND and the Borrowers) is likely to have, a Material Adverse Effect.

                 3.6 Ownership of Properties; Liens. MND, the Borrowers and their Subsidiaries and MEDC have valid leases or good and marketable title to substantially all their respective properties and assets, real and personal, subject to no mortgage, security interest, pledge, Lien, charge, encumbrance or title retention or other security agreement or arrangement of any nature whatsoever, except as permitted by subsection 6.1 of this Credit Agreement or as described in Schedule 3 annexed hereto.

                 3.7 No Default. None of MND, the Borrowers, MEDC, nor any of their Material Subsidiaries is in default in the payment or performance of any of its obligations for borrowed money, and no Default or Event of Default (including after giving effect to the execution of this Credit Agreement and the extensions of credit hereunder) has occurred and is continuing with respect to any of them, except for (i) non-recourse indebtedness for borrowed money or the deferred purchase price of assets where the assets, respectively, of MEC, MGS or MEDC securing the same are not, in MEC's, MGS's or MEDC's good faith estimation, necessary in, or a material part of, MEC's, MGS's or MEDC's business, and (ii) obligations for borrowed money having an outstanding principal amount (either individually or as a part of a related series) of $15,000,000 or less (including any obligations under any conditional sale or other title retention agreement or any obligation issued or assumed as full or partial payment for properties transferred to MEDC or any of the Material Subsidiaries, whether or not secured by a purchase money security interest).

                 3.8 Taxes. MEDC, MND and each of the Restricted Subsidiaries has filed all federal income tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof. All other tax returns of MEDC, MND and the Restricted Subsidiaries the filing of which is required by any law of the United States or of any state, municipality or political subdivision thereof or by any foreign taxing authority and of which the failure to file might have a Material Adverse Effect have been duly filed and all taxes, assessments, contributions, fees and other governmental charges of material amount (other than those presently payable without penalty or interest and those currently being contested in good faith by appropriate proceedings) which have been asserted against MEDC, MND or the

Restricted Subsidiaries or upon any of their respective properties or assets which are due and payable have been paid. Except as disclosed in the most recent financial statements delivered pursuant to subsection 3.9 or 5.1 hereof, none of MEDC, MND or any of the Restricted Subsidiaries is a party to any material action or proceeding by any governmental authority for the assessment or collection of taxes, nor has any material claim for assessment or collection of taxes been asserted against MEDC, MND or any of the Restricted Subsidiaries, other than those which are not likely to have a Material Adverse Effect and those currently being contested in good faith by appropriate proceedings.

                 3.9 Financial Condition. (a) The consolidated balance sheet of MEDC and its Subsidiaries and the consolidating and consolidated balance sheets of MND and its Subsidiaries at January 31, 1995, and the respective related statements of consolidated (and, in the case of MND, consolidating) earnings and consolidated changes in the financial position for the fiscal year ended January 31, 1995, which consolidated statements are certified by Arthur Andersen & Co., are complete and correct in all material respects and present fairly the financial position of MEDC and of MND and their respective Subsidiaries as at January 31, 1995 and the consolidated (or consolidating, as the case may be) results of their respective operations for the fiscal year then ended. All of the foregoing consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and prior periods.

                 (b) The unaudited consolidated balance sheet of MEDC and its Subsidiaries and the unaudited consolidating and consolidated balance sheets of MND and its Subsidiaries at October 31, 1995, and the respective related unaudited statements of consolidated (and, in the case of MND, consolidating) earnings and consolidated changes in financial position for the nine months ended October 31, 1995, are complete and correct in all material respects and present fairly the financial position of MEDC and of MND and their respective Subsidiaries at October 31, 1995 and the consolidated (or consolidating, as the case may be) results of their operations for the nine months then ended.
MEDC's financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from MEDC's statements pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. The financial statements of MEDC and MND include all adjustments which, in the opinion of management, are necessary for a fair presentation of the consolidated (and, in the case of MND, consolidating) financial position and consolidated (and, in the case of MND, consolidating) results of operations of MEDC and of MND and their respective Subsidiaries for the periods presented.

                 (c) There has been no Material Adverse Effect since January 31, 1995.

                 3.10 Certain Acts. To the best of its knowledge, MEDC, MND and their Subsidiaries have conducted their business in substantial compliance with the Emergency Petroleum Allocation Act of 1973 and the Federal Energy Administration Act of 1974 and the rules and regulations promulgated under each such Act and have incurred no liability in connection therewith which is likely to have a Material Adverse Effect.

                 3.11 Status Under Other Federal Laws and Regulations. MEDC, MND, the Borrowers and the other Material Subsidiaries are not, and are not directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company", within the meaning of the Investment Company Act of 1940. Neither MEDC, the Borrowers, MND nor any other Subsidiary of MEDC is a "gas utility company", a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935 and the rules and regulations thereunder. No part of the proceeds of the loans hereunder will be used, directly or indirectly, for the purpose, whether immediate, incidental, or ultimate, (i) of purchasing any equity security of a class registered pursuant to Section 12 of the Securities Exchange Act of 1934 or (ii) of "purchasing" or "carrying" any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or reducing or retiring any Debt which was originally incurred to purchase any such margin stock, or engaging in any transaction prohibited by any other rule or regulation of said Board.

                 3.12 Disclosure. Neither this Credit Agreement, nor any certificate, report, statement or document furnished in writing to the Administrative Agent or any Bank by or on behalf of MEDC, MND, the Borrowers or any other Material Subsidiary pursuant hereto nor any other certificate, report, statement or document furnished in writing to any of them in connection herewith, at the date the same were so furnished, or as subsequently supplemented, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading. There is no fact known to MEDC, MND or the Borrowers which has or, insofar as MEDC, MND or either Borrower has knowledge, will be likely to have a Material Adverse Effect, which MEDC, MND or either Borrower has not disclosed to the Banks in writing.

                 3.13 ERISA. No Reportable Event has occurred during the immediately preceding six-year period with respect to any Plan, and each Plan has complied with and has been administered in all material respects in accordance with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Single Employer Plan maintained by MND, the Borrowers or any Commonly Controlled Entity (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits. Neither MND, either Borrower nor any Commonly Controlled Entity has any obligations in respect of a Multiemployer Plan, and neither MND, either Borrower nor any Commonly Controlled Entity will have any obligations in respect of Multiemployer Plan for the duration of this Credit Agreement.


                 SECTION 4.  CONDITIONS PRECEDENT

                 4.1 Conditions to Effectiveness. The effectiveness of this Amended and Restated Credit Agreement is subject to the satisfaction of the following conditions precedent:

                 (a) Loan Documents. The Administrative Agent shall have received (i) this Amended and Restated Credit Agreement, executed and delivered by a duly authorized officer of each Borrower and MND, with a counterpart for each Bank, (ii) for the account of each Bank holding Notes under and as defined in the Original Credit Agreement, a duly executed Note for each Borrower, payable to such Bank and meeting the requirements of subsection 2.2 and (iii) each of the Guarantees, the Subsidiary Guarantee and the Subordination Agreement, each executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Bank.

                 (b) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Bank, a certificate of the Borrowers, dated the Effective Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each Borrower.

                 (c) Payment of Fees. The Administrative Agent shall have received on or prior to the Effective Date all fees, commissions and other amounts accrued and owing as of the Effective Date to the Administrative Agent and the Banks under the Original Credit Agreement.

                 (d) Corporate Proceedings. The Administrative Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Credit Party authorizing (i) the execution, delivery and performance of the Credit Documents to which it is a party and (ii) the transactions contemplated thereunder, certified by the Secretary or an Assistant Secretary of such Credit Party as of the Effective Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                 (e) Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Bank, a Certificate of each Credit Party, dated the Effective Date, as to the incumbency and signature of the officers of such Credit Party executing any Credit Document, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Credit Party.

                 (f) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Bank, true and complete copies of the certificate of incorporation and by-laws of each Credit Party, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Credit Party.

                 (g) Legal Opinion. The Administrative Agent shall have received, with a counterpart for each Bank, the executed legal opinion, dated as of the Effective Date, of Deborah W. Leiber, Esq., Counsel to the Borrowers, MND, MEDC, MEC and TWC, substantially in the form of Exhibit B.

                 4.2 Conditions to Each Extension of Credit. The agreement of each Bank to make any extension of credit requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

                 (a) Representations and Warranties. Except in the case of any loan which does not, after application of the proceeds thereof, result in a net increase in the aggregate principal amount of the Loans, each of the representations and warranties made by MEDC, MND, the Borrowers, and any of their Subsidiaries in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                 (b) No Default. No Default (other than a Default under subsection 6.2 arising solely from Consolidated Debt being greater than the Approved Borrowing Base under the circumstances described in clause (i) or (ii) of such subsection) or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by either Borrower and each Letter of Credit issued on behalf of either Borrower hereunder shall constitute a representation and warranty by MND and the Borrowers as of the date thereof that the conditions contained in this subsection have been satisfied.



                 SECTION 5.  AFFIRMATIVE COVENANTS

                 Each of MND and each Borrower covenants that from and after the date hereof and so long as the Commitments are in effect or any Letter of Credit remains outstanding or any amounts remain unpaid on account of the Reimbursement Obligations or Loans:

                 5.1  Financial Statements; Reports.  It shall furnish to each
Bank:

                 (a) as soon as practicable after the end of each of the first three quarterly periods in each Fiscal Year of MND and of MEDC, respectively, and in any event within 60 days thereafter, (i) consolidating and consolidated balance sheets of MND and its Restricted Subsidiaries and consolidated balance sheets of MEDC and its Subsidiaries as at the end of such quarterly period, (ii) consolidating and consolidated statements of earnings of MND and its Restricted Subsidiaries and consolidated statements of earnings of MEDC and its Subsidiaries for such quarterly period and for the portion of the Fiscal Year ended with such quarterly period, setting forth in each case of consolidated statements (beginning with such reports due for periods ending on or after April 30, 1996), in comparative form, figures of the corresponding periods of the previous Fiscal Year. In each instance, such financial statements are to be presented in reasonable detail and certified as complete and correct by a principal financial or accounting officer of MND and of MEDC, respectively, subject to year-end adjustments, provided, that, insofar as the information pertaining to MEDC required to be delivered by this paragraph (a) is contained in financial statements or reports furnished pursuant to subsection 5.1(d), delivery of such financial statements or reports pursuant to such subsection 5.1(d) shall constitute delivery of such information pertaining to MEDC pursuant to this subsection 5.1(a);

                 (b) as soon as practicable after the end of each such Fiscal Year (commencing with the Fiscal Year ending January 31, 1996), and in any event within 120 days thereafter, consolidating and consolidated balance sheets of MND and its Restricted Subsidiaries and consolidated balance sheets of MEDC and its Subsidiaries as at the end of such year and consolidating and consolidated statements of earnings and consolidated statements of stockholders' equity of MND and its Restricted Subsidiaries and consolidated statements of earnings and stockholders' equity of MEDC and its

         Subsidiaries for such year, setting forth in each case of consolidated statements, in comparative form, figures for the previous Fiscal Year, all in reasonable detail and, in the case of the aforesaid MND and MEDC consolidated statements, certified by Accountants; and, in the case of the aforesaid consolidating statements, certified by a principal financial or accounting officer of MND, provided, that, insofar as the information pertaining to MEDC required to be delivered by this subsection 5.1(b) is contained in financial statements or reports furnished pursuant to subsection 5.1(d), delivery of such financial statements or reports pursuant to such subsection 5.1(d) shall constitute delivery of such information pertaining to MEDC pursuant to this subsection 5.1(b);

                 (c) promptly upon receipt thereof, copies of all detailed reports with respect to any material inadequacies of accounting controls or absences of accounting controls submitted to MEDC, MND or any Restricted Subsidiaries by Accountants in connection with any annual, special or interim audit of the books of MEDC, MND or any Restricted Subsidiaries made by such Accountants;

                 (d) promptly upon transmission thereof, copies of all financial statements, reports and proxy statements, if any, sent by MEDC to its stockholders pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and of all regular and periodic reports, if any, and any registration statement or prospectus filed by MEDC or any Subsidiary of MEDC with the Securities and Exchange Commission or any governmental authority succeeding to the functions of such Commission;

                 (e) immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and the action MND and/or the Borrowers are taking or propose to take with respect thereto;

                 (f) immediately upon becoming aware that the holder of any Debt of MND or any Restricted Subsidiary has given notice or taken any action with respect to a claimed default or event of default with respect to such Debt, a written notice specifying the notice given or such action taken by such holder and the nature of the claim, default or event of default and the action MND or such Restricted Subsidiary is taking or proposes to take with respect thereto;

                 (g) on or before each April 30 of each year, Appraisal Reports on Proved Reserves of Oil and Gas Assets and Gas Processing Plant Assets specifying the immediately preceding January 31 as the Determination Date (such Appraisal Reports to be made by an Appraiser with respect to at least 70% of the present value of such Proved Reserves and by MND with respect to no more than 30% of the present value of such Proved Reserves);

                 (h) together with each Appraisal Report delivered pursuant to subsection 5.1(g), an Officers' Certificate, dated as of the date it is delivered to the Banks, stating (i) that the information set forth therein is complete in all material respects on and as of the dates thereof, (ii) that the information furnished by MND or any Affiliate of MND for use, or used by MND or any such Affiliate, in connection with, or as a basis for, each such Appraisal Report was and is complete and accurate in all material respects, and
         (iii) in case more than one Appraisal Report is delivered pursuant to subsection 5.1(g), that the summary of such Appraisal Reports for MND and its Restricted Subsidiaries set forth in such Officers' Certificate is complete and accurate in all material respects;

                 (i) with reasonable promptness, such other information and data relating to the business, affairs and financial condition of MND and its Restricted Subsidiaries and oil and gas, gas processing plant, gas gathering and transmission and compression operations of MEDC and its Subsidiaries as from time to time may reasonably be requested by any Bank;

                 (j) on or before each May 31 of each year, an Officers' Certificate, dated as of the date it is delivered to the Banks and specifying the immediately preceding January 31 as the Determination Date, setting forth the discounted projected net revenues from Gas Gathering and Transmission Assets;

                 (k) within 60 days after the end of each fiscal quarter, a certificate setting forth the Available Borrowing Base as at the end of such quarter, including in reasonable detail the calculations used to make such determination; and

                 (l) promptly upon (i) the rendering of any verdict or entry of any Judgment against MEDC or any of its Subsidiaries in the Litigation, (ii) any affirmance of any appeal of any such Judgment,
         (iii) the entry by MEDC or any of its Subsidiaries into any settlement with respect to the Litigation, or (iv) any other material development in the Litigation which is a matter of public record or which MEDC is required to disclose publicly, notice of and information regarding such verdict, judgment, affirmance, settlement or other material development, as the case may be.

                 5.2 Certificates as to Financial Matters, No Default, etc. The financial statements required by subsection 5.1 shall be accompanied by

                  (a) in the case of the financial statements of MND and its Restricted Subsidiaries required by subsections 5.1(a) and (b), an Officers' Certificate setting forth computations in reasonable detail showing as at the end of such quarter or Fiscal Year:

                               (i) the Consolidated Tangible Net Worth of MEDC and its Subsidiaries;

                              (ii)  the Consolidated Current Assets and
                 Consolidated Current Liabilities of MND and its Restricted Subsidiaries;

                             (iii) the Fixed Charge Ratio with respect to MND and its Restricted Subsidiaries;

         and stating that, based, upon such examination or investigation as the officers signing such certificate shall have deemed necessary to enable them to render an informed opinion in respect thereof, in their opinion, no Default or Event of Default existed at any time during such quarter or Fiscal Year and to the date of such certificate except for those, if any, described in such certificate in reasonable detail, with a statement of MND's or the Borrowers' action with respect thereto taken or proposed to be taken, and

                 (b) in the case of the financial statements of MND required by subsection 5.1(b), a certificate of its Accountants referred to therein to the effect that in making such Accountants' examination such Accountants have become aware of no condition or event which constitutes a Default or an Event of Default, or if such Accountants have become aware of any such condition or event, specifying the nature and existence thereof.

The receipt by any Bank of the certificates and calculations referred to in this subsection 5.2 shall not constitute a waiver by or estop or prejudice any Bank with respect to any subsequent challenge it may have to any interpretation by MND or any Borrower of the terms of this Credit Agreement.

                 5.3 Payment of Taxes, etc.; Observance of Legal Requirements; Liens; Contests.
                 (a) It will duly pay and discharge or cause to be paid and discharged, as the same shall become due and payable, all taxes, assessments, rates, excises, levies, fees and other charges levied and imposed upon or with respect to any property of it or any of its Subsidiaries, or upon or with respect to any income or profits therefrom, or upon or measured by income, profits or business of it or any of its Subsidiaries.

                 (b) It will promptly discharge or cause to be discharged any mechanics', materialmen's, laborers', operators' or other similar Liens now existing or hereafter created on the property of it and its Subsidiaries or any part thereof.

                 (c) It will, and will cause each of its Subsidiaries to, duly observe and comply in all material respects with all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all Federal, state, county, parish, municipal and other governments and all governmental departments, commissions, boards, courts, authorities, officials and officers, domestic or foreign, which now or at any time hereafter may be applicable to it or its Subsidiaries or any of their respective properties or operations or any part thereof, or any use, manner of use or condition of their properties or any part thereof (including applicable statutes, regulations, orders and restrictions relating to environmental standards or controls).

                 (d) Nothing contained in this subsection 5.3 shall be deemed to require MND or the Borrowers to pay or discharge or cause to be paid or discharged any such tax, assessment, rate, excise, levy, fee or charge, or any mechanics', materialmen's, laborers', operators' or other similar Lien, or to observe or comply with or to cause to be observed or complied with any such legal requirement, so long as MND or the Borrowers in good faith by appropriate action promptly initiated and diligently conducted, shall contest or cause to be contested the validity, amount, extent or application thereof, and MND or the Borrowers shall have set up on their respective books such reserve or other appropriate provision, if any, with respect thereto as shall be required by GAAP.

                 5.4 Notice of Default, Litigation, etc. It shall promptly give notice in writing to the Administrative Agent (which shall promptly give such notice to each Bank) (a) of the occurrence of any Event of Default or Default under this Credit Agreement or of the occurrence of any event of default by MEDC, MND, the Borrowers or any of their Subsidiaries under any other obligation for borrowed money or (b) of the occurrence of any material litigation or proceedings affecting MEDC, MND, the Borrowers or any of their Subsidiaries and of any dispute between MEDC, MND, the Borrowers, or any of their Subsidiaries and any governmental regulatory body or any other party if such litigation, proceedings or dispute might substantially interfere with the normal operations of the total enterprise represented by MEDC and its Subsidiaries, or by MND, and its Subsidiaries. As soon as possible and in any event within 30 days after MND or such Borrower knows or has reason to know of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan or any withdrawal from, or the termination or reorganization of, any Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC, MND, the Borrowers or any Commonly Controlled Entity, with respect to the withdrawal from, or the terminating or reorganizing of, any Plan, it shall deliver to the Administrative Agent and each Bank a certificate of the chief financial officer of it setting forth the details thereof and the action that it or the Commonly Controlled Entity proposes to take with respect thereto.

                 5.5 Insurance. It will keep or cause to be kept all of its and its Restricted Subsidiaries' property and business of a character usually insured by companies of established reputation similarly situated insured by reputable insurance companies or associations of high standing against loss or damage by fire and such other hazards and risks (including, but not limited to, public liability and workmen's compensation) as are customarily insured against by companies of established reputation similarly situated, in such amount as such property and business is usually insured by such companies, and will comply and will cause its Restricted Subsidiaries to comply with all the terms and conditions of all insurance policies with respect to its and their property and business or any part thereof and with all requirements of boards of underwriters (or similar bodies) applicable thereto.

                 5.6 ERISA. It shall, and shall cause each of its Subsidiaries to, substantially comply in all material respects with all applicable provisions of ERISA.

                 5.7 Material Mineral Interests. It shall make available to the Banks in its offices during working hours all of the following documents pertaining to all material Mineral Interests of it and its Subsidiaries:

                 (a) all computer runs and other geological or geophysical data of the sorts used or useful in preparing an Appraisal Report; and

                 (b) any estimates (which MND or either Borrower may prepare internally or have prepared for it) of the projected value, costs of production or net present value associated with any such material Mineral Interests.

                 5.8 Maintenance of Corporate Existence, Franchises, etc. It will at all times maintain and keep and cause to be maintained and kept in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of each of its Restricted Subsidiaries, except as otherwise permitted by subsections 6.6 and 6.7 and except that the corporate existence, rights and franchises of any Restricted Subsidiary (other than, subject to the provisions of subsection 6.7, the Material Subsidiaries) or the rights and franchises of MND or a Borrower may be abandoned or terminated if, in the good faith opinion of its Board, such abandonment or termination is in the best interests of it and not prejudicial in any material respect to the Banks.

                 5.9 Maintenance and Improvement of Property. It will, and will cause each of its Restricted Subsidiaries to, at all times, maintain, develop and operate, or cause to be maintained, developed and operated, its oil and gas properties in a good and workmanlike manner and will observe and comply with all the terms and provisions, express or implied, of the oil and gas leases which (or interest in which) constitute a part thereof and any assignments or subleases thereof under which any of them holds, or its predecessors-in-interest held, title in order to keep such leases or assignments in full force and effect so long as such leases are capable of producing Petroleum in commercial quantities. It will, and will cause each of its Restricted Subsidiaries to, at all times maintain, preserve and keep all of its property used or useful for the continued efficient and profitable operation of their property and business in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions, betterments and improvements to such property, so that the efficiency of all such property shall at all times be properly preserved and maintained, provided that no such action as to any item of property need be taken if MND shall in good faith determine that it is not necessary or desirable for the continued efficient and profitable operation of the property and business of MND, the Borrowers or any of their Restricted Subsidiaries, as the case may be, and that the failure to take such action will not prejudice the interests of the Banks.

                 5.10 Maintenance of Accounts. It will at all times maintain, and will cause each of its Subsidiaries to maintain, a standard, modern system of accounting, in accordance with generally accepted accounting principles in which entries, complete and correct in all material respects, shall be made of all transactions of it or such Subsidiary, and will administer and cause to be administered each such system of accounting in accordance with generally accepted accounting principles.

                 5.11 Inspection. At any and all reasonable times, upon the request of any Bank, it will permit such Bank, or any agents or representatives designated by such Bank,

                 (a) to examine the books of account, records, reports and other papers of it and its Subsidiaries (and to make copies and extracts therefrom),

                 (b) to inspect any property of it or any of its Subsidiaries, and

                 (c) to discuss the business and affairs of it and its Subsidiaries with its and their officers and its and their Accountants and each Appraiser (and by this provision each of them authorizes said Accountants and each Appraiser to discuss with such Bank or such agents or representatives the business and affairs of it and its Subsidiaries).

                 5.12 Transactions with Affiliates. Except with respect to the allocation of taxes and general and administrative expenses, it will not enter into or participate in, or permit any Restricted Subsidiary to enter into or participate in, any transaction with any Affiliate of MND other than in the ordinary course of business and on an arm's length basis involving terms no less favorable to it than would be the terms of a similar transaction with a Person other than such Affiliate. In the case of tax allocations, MND agrees that tax expenses and benefits will be allocated among MEDC and its Subsidiaries on a basis no less advantageous to MND and its Restricted Subsidiaries than the tax allocation being used by MEDC and its Subsidiaries at January 31, 1989 (which allocation is generally based on the premise that such expenses and benefits shall be apportioned as if each such Subsidiary were a separate taxpayer). MND agrees that general and administrative overhead will be allocated among MEDC and its Subsidiaries on the basis of usage or benefits received to the extent practicable in MND's judgment, and otherwise consistent with generally recognized cost accounting methods.


                 SECTION 6.  NEGATIVE COVENANTS

                 Each of MND and each Borrower covenants that from and after the date of this Credit Agreement and so long as the Commitments are in effect or any Letter of Credit remains outstanding or any amounts remain unpaid on account of the Reimbursement Obligations or Loans:

                 6.1 Limitation on Liens. It will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any property or assets owned by it or subject such property to the prior payment of any Debt other than the Letters of Credit, Reimbursement Obligations and Loans; provided, that the foregoing restriction shall not apply to or prevent the creation, assumption or continued existence of any of the following:

                 (a)      Permitted Encumbrances;

                 (b) any Lien on any property hereafter acquired or constructed by MND or any Restricted Subsidiary thereof, created or assumed contemporaneously with, or within one year after, such acquisition or completion of such construction to secure Debt incurred to provide for the payment of not greater than 100% of the purchase price or the cost of such construction thereof; provided, however, that such Lien shall not apply to any other property owned by MND or any Restricted Subsidiary thereof;

                 (c) any Lien on any property existing at the time of acquisition thereof securing Debt not exceeding 100% of the purchase price or cost of such property; provided, however, that such Lien shall not extend to any other property owned by MND or any Restricted Subsidiary;

                 (d) any Lien on property of a corporation existing at the time such corporation is merged or consolidated with MND or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to MND or a Restricted Subsidiary; provided, however, that such Lien shall not extend to any other property owned by MND or any Restricted Subsidiary;

                 (e) any Lien on property of a corporation existing at the time such corporation first becomes a Restricted Subsidiary so long as such Subsidiary shall not have previously been a Restricted Subsidiary under this Credit Agreement; provided, however, that such Lien shall not extend to any other property owned by MND or any Restricted Subsidiary;

                 (f) any Lien securing any presently existing Advance Payment Obligation of MND or a Restricted Subsidiary and any Lien securing an Advance Payment Obligation hereafter incurred by MND or any Restricted Subsidiary through the receipt of any take-or-pay payment;

                 (g)      the Liens listed in Schedule 3 hereto;

                 (h) any Lien on assets acquired or financed with the proceeds of any Debt of MND or any Restricted Subsidiary referred to in clause (f) of subsection 6.2 hereof and securing such Debt; and

                 (i) any other Lien securing Debt if at the time of, and after giving effect to, the creation or assumption of any such Lien,
         (1) no event which is a Default or would become an Event of Default has occurred and is continuing and (2) the aggregate amount of all Debt of MND and its Restricted Subsidiaries secured by Liens described in paragraphs (b), (c), (d), (e), (g) and (i) of this subsection 6.1 shall not exceed 10% of the Approved Present Value of Assets;

provided, however, that notwithstanding anything to the contrary in this subsection 6.1, MND may acquire a corporation which becomes a Restricted Subsidiary with outstanding secured Debt if MND could incur an equal amount of Debt under subsection 6.2.

                 6.2 Restrictions on Incurrence of Debt. It will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, or suffer to exist, guarantee, agree to purchase or repurchase or provide funds in respect of or otherwise become liable in respect of any Debt, other than:

                 (a) Debt owed by MND to a Restricted Subsidiary or by a Restricted Subsidiary to MND or to another Restricted Subsidiary and Intercompany Debt;

                 (b) Short-term money market Debt in an aggregate principal amount not in excess of $35,000,000, subject to the restrictions contained in paragraph (k) below;

                 (c) Any extension, modification, renewal or refunding, without increase in the principal amount, of Debt by MND or a Restricted Subsidiary so long as the Debt of MND and its Restricted Subsidiaries is not thereby increased;

                 (d) Debt under the agreements in effect on January 31, 1996 and indicated on Schedule 5 hereto;

                 (e) Debt of a partnership or joint venture in which MND or any Restricted Subsidiary is a partner or joint venturer incurred after the Effective Date, and with respect to which a written waiver has been obtained from each holder of such Debt waiving all liability of MND or any Restricted Subsidiary with respect thereto;

                 (f) Debt of MND or any Restricted Subsidiary (i) which is recourse only to the assets of MND or such Restricted Subsidiary acquired or financed with the proceeds of such Debt and the provisions of which Debt with respect to its limited recourse nature shall have been approved by the Required Banks at least 10 days prior to its incurrence, (ii) with respect to which a written waiver shall have been obtained from each holder of such Debt waiving all liability of MND or such Restricted Subsidiary with respect thereto and (iii) with respect to which a written waiver has been obtained from each holder of such Debt waiving, to the extent such holder may legally do so, all of such holder's rights under 11 U.S.C. Section 1111(b)(1)(A) of the U.S. Bankruptcy Code in a proceeding thereunder wherein MND or any Restricted Subsidiary is the debtor; provided that the aggregate principal amount of all such Debt does not exceed $50,000,000;

                 (g) Debt under the UBS Facility in an aggregate principal amount not to exceed $32,000,000;

                 (h) Debt of the nature described in paragraphs (b) and (c) of subsection 6.1 and Debt of any Person acquired by MND provided such Debt is in existence at the time of such acquisition and is not created in anticipation of such acquisition so long as after the incurrence of all Debt described in this paragraph (h) Consolidated Debt would not exceed the Approved Borrowing Base;

                 (i)  Debt under the MEC Credit and Reimbursement Agreement;

                 (j)  Debt hereunder; and

                 (k) any other Debt so long as the aggregate amount of all Debt outstanding pursuant to paragraphs (b), (j) and (k) of this subsection 6.2 does not exceed $150,000,000;


provided, however, that in no event shall Consolidated Debt exceed the Approved Borrowing Base except (i) solely as a result of the incurrence of MEC Reimbursement Obligations and/or MEC Loans for a period of less than 60 days following such incurrence or (ii) solely as a result of a determination of the Approved Borrowing Base resulting in a reduction thereof by an amount not in excess of the Permitted Shortfall in respect thereof for a period of less than six months from the date of such determination; and provided, further, that no Restricted Subsidiary shall directly or indirectly create, incur, issue, assume or suffer to exist, guarantee, agree to purchase or repurchase or provide funds in respect of or otherwise become liable in respect of any Debt (other than Debt of such Restricted Subsidiary existing on the date hereof and any extensions or renewals on substantially the same terms) which would otherwise be permitted by this subsection 6.2 if the terms of such Debt or any related agreement restrict the repayment of loans or advances made to it by MND, or require that any loans or advances by MND to such Restricted Subsidiary be subordinated in any respect to such Debt, or adversely affect the ability of MEC, MGS or MMC to perform their respective obligations hereunder or under the Subsidiary Guarantee.

                 6.3 Subordinated Debt. MND and its Restricted Subsidiaries will not incur subordinated debt other than Intercompany Debt.

                 6.4 Consolidated Tangible Net Worth. The Consolidated Tangible Net Worth of MEDC and its Subsidiaries will not be, at any time, less than $300,000,000.

                 6.5 Consolidated Net Current Assets. It will not permit Consolidated Current Assets of MND and its Restricted Subsidiaries to be, at any time, less than 100% of Consolidated Current Liabilities of MND and its Restricted Subsidiaries.

                 6.6 Restrictions on Disposition of Stock and Debt of Restricted Subsidiaries, etc.

                 (a) It will not permit any Restricted Subsidiary to issue, sell, assign, pledge or otherwise transfer any shares of the stock of such Restricted Subsidiary (other than directors' qualifying shares if required by law) except to MND or a wholly-owned Restricted Subsidiary; provided, however, that dispositions by a Restricted Subsidiary of its stock in connection with the sale of such Restricted Subsidiary as an entirety in accordance with the proviso of subsection 6.6(b) shall not be prohibited.

                 (b) It will not, and will not permit any Restricted Subsidiary to, sell, assign, pledge, transfer or dispose of, or in any way part with control of, any shares of the stock of any Restricted Subsidiary (other than directors' qualifying shares if required by law) or any Debt owing by a Restricted Subsidiary to MND or another Restricted Subsidiary or by MND to a Restricted Subsidiary, in each case other than to MND or a wholly-owned Restricted Subsidiary; provided, however, that all shares of the stock and all Debt of any Restricted Subsidiary may, subject to compliance with subsection 6.7, be sold as an entirety to any Person if the Restricted Subsidiary being sold does not at the time of sale own directly or indirectly, any shares or Debt of MND or of another Restricted Subsidiary not simultaneously being sold. If MND wishes to sell the stock of any Material Subsidiary, MND must first obtain the prior written consent of the Required Banks and thereupon the Determining Banks shall determine a new Borrowing Base for approval by the Required Banks.

                 (c) In every case in which directors' qualifying shares are transferred to directors, options to acquire such shares by MND or a Restricted Subsidiary for a nominal consideration shall be obtained, together with certificates for such shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank.

                 6.7 Consolidation, Merger, Sales of Assets, etc.. MND will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consolidate or merge with, or sell, lease, transfer or otherwise dispose of any of its property and assets to, any Person, except that:

                 (a) MND may permit any corporation to be consolidated with or merged into MND if after giving effect to such transaction, MND is the surviving corporation, no Default or Event of Default shall have occurred and be continuing and the resultant Consolidated Debt does not exceed the current Approved Borrowing Base under this Credit Agreement;

                 (b) MND or any of its Restricted Subsidiaries may sell, lease or otherwise dispose of any of its assets in the ordinary course of business;

                 (c) any Restricted Subsidiary of MND may (i) consolidate with or merge into MND if MND is the continuing or surviving corporation and if after giving effect to such transaction, MND's Consolidated Debt does not exceed the current Approved Borrowing Base or (ii) consolidate with or merge into any wholly-owned Restricted Subsidiary of MND or a corporation which thereupon becomes a wholly-owned Restricted Subsidiary of MND;

                 (d) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of all or any part of its assets to MND or any other wholly-owned Restricted Subsidiary; and

                 (e) subject to the covenants set forth in this Section 6, MND or any of its Restricted Subsidiaries may sell, lease, transfer or otherwise dispose of any of its assets including, but not limited to, sales of Production Payments if:

                               (i)  such sale, lease, transfer or other
                 disposition is for fair market value as determined by the Board of MND; and

                              (ii) (A) the aggregate Present Value of Assets so disposed of during any period of twelve consecutive months does not exceed $20,000,000 or (B) the amount by which the aggregate Present Value of Assets so disposed of during such period exceeds $20,000,000 is applied to reduce the Borrowing Base and after such reduction the Approved Borrowing Base exceeds Consolidated Debt.

                 6.8 Fixed Charge Ratio. The Fixed Charge Ratio with respect to MND and its Restricted Subsidiaries, taken as a whole, shall not be less than 1.5 to 1 at the end of any fiscal quarter.

                 6.9 Limitation on Investments, Loans and Advances. MEDC, MND, its Limited Subsidiaries, TWC and its Subsidiaries shall not make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Subsidiary of MEDC (other than MND, its Limited Subsidiaries, TWC and its Subsidiaries) in excess of an aggregate amount per year for all such investments of $10,000,000.

                 SECTION 7.  EVENTS OF DEFAULT

                 7.1 Nonpayment of Interest or Principal, Insolvency of Subsidiaries and Other Defaults. If any of the following Events of Default shall occur and be continuing:

                 (a) failure by either Borrower to pay any principal of any Loan, any Note issued by it or any Reimbursement Obligation when and as the same shall become due and payable, whether upon demand, at maturity, on a date fixed for prepayment, or otherwise; or

                 (b) failure by either Borrower for five days to pay any interest on any Loan, any Note issued by it or any Reimbursement Obligation, or any fee or any other amount owing by it hereunder, when and as the same shall become due and payable; or

                 (c) failure by MND or the Borrowers to perform and comply with any term, covenant, agreement or condition of Section 6; or

                 (d) failure by MND or the Borrowers to perform, comply with or observe any other term, covenant, agreement or condition of this Credit Agreement applicable to it and such failure shall have continued for 30 days after written notice specifying such failure shall have been given to MND by the Required Banks; or

                 (e) failure by MEDC, MND or any Material Subsidiary which is also a Restricted Subsidiary (as principal or as guarantor or other surety) to make any payment or payments in the aggregate amount of more than $15,000,000 on any Debt for borrowed money (other than the Loans or the Reimbursement Obligations), or any Guarantee Obligation therefor (including any obligations under any conditional sale or other title retention agreement or any obligation issued or assumed as full or partial payment for property transferred to MND or any of its Restricted Subsidiaries, whether or not secured by a purchase money security interest) and the continuance of such failure beyond the applicable period of grace; or the occurrence of any event (other than the mere passage of time or the failure to pay money when due) or the existence of any condition in respect of any such Debt described in this paragraph (e) or any Securities of MEDC, MND or any such Material Subsidiary, or under any agreement securing or relating to such Debt or Securities, the effect of which is (x) to cause or permit any holder or holders of such Debt (or a trustee or trustees on behalf of such holder or holders) to cause, with the giving of notice if required, such Debt, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (y) to permit a trustee or the holder of any Securities (other than Common Stock of MEDC, MND or any Restricted Subsidiary) to elect a majority of the directors on the Board of Directors of MEDC, MND or any such Restricted Subsidiary and such event or condition shall have continued for 5 days; or

                 (f) if any representation, warranty or other statement made in writing by or on behalf of any Credit Party in or in connection with any Credit Document shall prove to have been false or misleading in any material respect on the date as of which made; or

                 (g) the expiration of 60 days after the entry of a final judgment, decree or order for the payment of money undischarged against MEDC, MND or any Material Subsidiary which is also a Restricted Subsidiary which, together with all other such outstanding undischarged final judgments against MEDC, MND and any Material Subsidiary which is also a Restricted Subsidiary exceeds an aggregate of $15,000,000, provided that if such decree, order or judgment shall be stayed or bonded pending appeal (or further appeal) or otherwise or said judgment shall be discharged prior to the occurrence of an Event of Default pursuant to this subsection 7.1(g), such Event of Default shall not occur until 60 days after the expiration of such stay, and in the case of a judgment, shall not occur if said judgment is discharged within 60 days after expiration of such stay; or

                 (h) If (i) any of the following events or conditions described in clauses (1) through (5) below shall occur or exist: (1) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
         (2) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan,
         (3) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (4) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (5) any other event or condition with respect to any Plan shall occur or exist, and
         (ii) such event or condition (A) subjects MND, either Borrower or any of their Subsidiaries to any tax, penalty or other liability in excess of $15,000,000; and (B) continues unsatisfied, uncured or otherwise unremedied for 30 days after notice from the Required Banks; or

                 (i) (1) If MEDC, MND or any Material Subsidiary (other than either Borrower) which is also a Restricted Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or MEDC, MND or any such Restricted Subsidiary shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against MEDC, MND or any such

         Restricted Subsidiary any case, proceeding or other action of a nature referred to in clause (1) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (3) there shall be commenced against MEDC, MND or any such Restricted Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or (4) MEDC, MND or any such Restricted Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2) or (3) above; or (5) MEDC, MND or any such Restricted Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                 (j) MEDC shall cease to be the owner of all of the issued and outstanding capital stock of MND, or MND shall cease to be the owner, directly or through Restricted Subsidiaries, of all of the issued and outstanding stock of any Material Subsidiary other than as permitted by subsections 6.6 and 6.7 hereof; or

                 (k) Any Guarantee or the Subsidiary Guarantee shall cease for any reason to be in full force and effect or any party thereto or its successors or assigns shall assert in writing that it has no liability thereunder;

then, and in any such event, the Administrative Agent, upon the written request of the Required Banks, shall (x) terminate forthwith the Commitments and/or (y) declare, by notice of default given to the Borrowers, all Loans and all other amounts owing hereunder to be forthwith due and payable, whereupon the principal amount of all outstanding Loans, together with accrued interest thereon, and all other amounts owing hereunder (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Notes or L/C Documentation to the contrary notwithstanding.

                 7.2 Insolvency of a Borrower and Like Defaults. Upon the occurrence of any of the following events of default:

                                  (i)      If either Borrower shall commence
                 any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or either Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against either Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against either Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or (iv) if either Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) or (iii) above; or (v) if either Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

then, and in any such event during the continuance thereof, the Commitments shall immediately and without notice terminate and the principal amount of all outstanding Loans, together with accrued interest thereon, and all other amounts owing hereunder (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Notes to the contrary notwithstanding.

                 7.3 Letter of Credit Remedies. (a) Upon the occurrence of an Event of Default and so long as such event shall continue unremedied, upon the request of the Required Banks, the Administrative Agent shall, by notice of default to the Borrowers, declare any or all of the L/C Obligations, although contingent and unmatured, immediately due and payable, unless automatically due and payable pursuant to subsection 7.2, whereupon the same shall immediately become due and payable to the Administrative Agent for deposit and application pursuant to subsection 7.4, without any other presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers.

                 (b) The Borrowers shall defend the funds from time to time on deposit in the Letter of Credit Account against any Lien or other claim adverse to the interests of the Issuing Bank and the Banks in such funds, and shall take any other action appropriate in the circumstances to satisfy, or cause to be released or discharged, any such claim or Lien.

                 (c) Each Borrower hereby agrees to take any action expressly contemplated to be taken by the Borrowers pursuant to paragraphs (a) and (b) of this subsection 7.3, together with any other action incidental thereto which, under the circumstances, is reasonably requested by the Administrative Agent, the Issuing Bank or the Banks. Each Borrower further agrees that a breach by it of the provisions of said paragraphs (a) and (b) or the first sentence of this paragraph (c) will cause irreparable injury to the Banks, that the Banks may have no adequate remedy at law in respect of any such breach and that, as a consequence, each of such provisions shall be specifically enforceable against the Borrowers. In connection with the foregoing, each Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such provisions, except for a defense that an Event of Default has not occurred or is not continuing.

                 7.4  Letter of Credit Account.

                 (a) Establishment of the Letter of Credit Account. The Borrowers and the Administrative Agent agree that upon the L/C Obligations becoming due and payable pursuant to subsections 7.1, 7.2 or 7.3(a), there shall be established, and that thereafter there shall be maintained, in the names of the Borrowers, as debtors, and the Administrative Agent, as secured party for the ratable benefit of the Banks, on the books of the Administrative Agent at the office of the Administrative Agent at 270 Park Avenue, New York, N.Y. 10017, and under the sole dominion and control of the Administrative Agent, and otherwise on the terms and conditions hereof a cash collateral account designated as the "MGS/MMC Letter of Credit Account" (the "Letter of Credit Account").

                 (b) Deposits and Withdrawals. (i) There shall be deposited in the Letter of Credit Account any amount paid to the Administrative Agent in respect of L/C Obligations pursuant to subsections 7.1, 7.2 or 7.3. Each Borrower hereby authorizes and instructs the Banks (or the Administrative Agent, as the case may be) to deposit in the Letter of Credit Account any such amount, and hereby agrees that any such amount, from the time of such deposit and so long as it remains in the Letter of Credit Account in whole or in part, shall be and constitute collateral security for the prompt and complete payment when due of the indebtedness, obligations and liabilities of each Borrower under this Credit Agreement, the Notes and the L/C Documentation.

                 (ii) Funds from time to time on deposit in the Letter of Credit Account shall be withdrawn and distributed by the Administrative Agent only as follows:

                    (A) if the Issuing Bank has made any payment under any Letter of Credit and has not been reimbursed by the Borrowers in full therefor, the Issuing Bank shall, to the extent there are sufficient funds on deposit in the Letter of Credit Account, receive and apply such funds on account of such unreimbursed amount, or the Administrative Agent shall apply such funds on account of any unpaid amount provided for in subsection 2.14(a) and on account of unpaid letter of credit fees and commissions as provided in subsection 2.12;

                    (B) if the principal of or interest on any Loan has not been paid when due (whether at the stated maturity thereof, by acceleration or otherwise), or any other indebtedness, obligation or liability of either Borrower under this Credit Agreement, any Note or any L/C Documentation has not been paid when due (after giving effect to any applicable grace period), the Administrative Agent shall, upon the request of the Required Banks and to the extent there are sufficient funds on deposit in the Letter of Credit Account, withdraw and apply such funds on account thereof;

                    (C) if at any time there shall be no Default or Event of Default continuing and uncured, the Administrative Agent shall, at the request of the Borrowers, disburse to the Borrowers all funds then on deposit in the Letter of Credit Account;

                    (D) if at any time the amount on deposit in the Letter of Credit Account shall exceed the L/C Obligations, (x) the Administrative Agent shall upon the Borrowers' direction apply the amount of such excess on account of the outstanding principal amount of and accrued interest upon the Loans (notwithstanding any minimum prepayment amounts set forth herein), or any other amounts payable hereunder, or (y) if no such obligations are then outstanding, the Administrative Agent shall pay to the Borrowers upon their direction, the excess, if any, of such amount then on deposit over the L/C Obligations; and

                    (E) upon the full and complete payment of all the obligations described in clauses (A) and (B) above and the expiration or cancellation of each Letter of Credit, the funds on deposit in the Letter of Credit Account shall be withdrawn and distributed to the Borrowers or as a court of competent jurisdiction shall direct.

                 (c) Investment of Funds. Funds from time to time on deposit in the Letter of Credit Account shall be invested in U.S. Treasury securities (which may be subject to repurchase agreements with substantial United States commercial banks) or instruments of comparable security and liquidity with yields at prevailing market rates for comparable instruments, as selected by the Borrowers. All income received by the Administrative Agent earned in respect of such investments shall be deposited in the Letter of Credit Account, and any losses (including, without limitation, any losses in liquidating such investments or withdrawals and disbursements pursuant to the terms of subsection 7.4(b)) shall be for the account of, and shall be deducted from, the Letter of Credit Account.

                 (d) Exculpatory Provisions. Each Borrower agrees that any action taken or omitted to be taken by the Administrative Agent or the Issuing Bank in connection with the Letter of Credit Account, if taken or omitted to be taken in good faith and in the absence of gross negligence and willful misconduct, shall be binding upon the Borrowers and shall not create any liability for the Administrative Agent, the Issuing Bank or the other Banks to either Borrower.

                 SECTION 8. THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE DETERMINING BANKS

                 8.1 Appointment. Chemical Bank is hereby appointed as the Administrative Agent hereunder, and each of the Banks hereby irrevocably authorizes said Chemical Bank, as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Credit Agreement or any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

                 8.2 Delegation of Duties. The Administrative Agent and the Issuing Bank may execute any of their duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to their respective duties hereunder.

                 8.3 Reimbursement of Administrative Agent and Issuing Bank. Each Bank, without limiting the Borrowers' obligations under subsection 9.7, agrees to reimburse the Administrative Agent and the Issuing Bank in the amount of its pro rata share for any out-of-pocket expenses incurred for the benefit of the Banks and not reimbursed by the Borrowers, and for any counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks and not reimbursed by the Borrowers.

                 8.4 Exculpatory Provisions. Neither the Administrative Agent, the Issuing Bank, nor any of their officers, directors, employees or agents shall be liable for any action lawfully taken or omitted to be taken by it or them under this Credit Agreement or any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Neither the Administrative Agent nor the Issuing Bank shall be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Credit Agreement or any other Credit Document or any certificate, report or other document used under or in connection with this Credit Agreement or be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof on the part of MND or the Borrowers. The Administrative Agent and the Issuing Bank shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Subject to the provisions of subsection
9.3 of this Credit Agreement, the Administrative Agent and the Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks and such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Banks and on all holders of the Loans.

                 8.5 Indemnification of Administrative Agent and Issuing Bank. The Banks agree to indemnify the Administrative Agent and the Issuing Bank (to the extent not reimbursed by the Borrowers) ratably according to their respective Commitment Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or the Issuing Bank in any way relating to or arising out of this Credit Agreement or any other Credit Document or any action taken or omitted by the Administrative Agent or the Issuing Bank under this Credit Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or disbursements resulting from the Administrative Agent's or the Issuing Bank's gross negligence or willful misconduct.

                 8.6 Reliance by Administrative Agent and Issuing Bank. The Administrative Agent and the Issuing Bank shall be entitled to rely on any Note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed and sent by the proper person or persons and, in respect of legal matters, upon opinion of counsel selected by the Administrative Agent or the Issuing Bank. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.

                 8.7 Administrative Agent and Issuing Bank in Individual Capacity. With respect to loans made or renewed by it, any Note or Notes issued to it, and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent and the Issuing Bank shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Administrative Agent or the Issuing Bank, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent and the Issuing Bank in its individual capacity.

                 8.8 Non-Reliance. Each Bank expressly acknowledges that neither the Administrative Agent, the Issuing Bank, the Determining Banks nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent, the Issuing Bank or the Determining Banks hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Issuing Bank or the Determining Banks to any Bank. Each Bank represents to the Administrative Agent, to the Issuing Bank and to the Determining Banks that it has, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Bank including without limitation the Determining Banks, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial or other condition and creditworthiness of the Borrowers and made its own decision to make extensions of credit hereunder and enter into this Credit Agreement. Each Bank also represents to the Administrative Agent, to the Issuing Bank and to the Determining Banks that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Bank including without limitation the Determining Banks, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent or the Issuing Bank hereunder, neither the Administrative Agent nor the Issuing Bank shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent, the Issuing Bank or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates. Each Bank agrees that the Determining Banks shall not be liable for any determination made pursuant to this Credit Agreement in the absence of gross negligence or willful misconduct.

                 8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Banks. If the Administrative Agent shall resign as Administrative Agent under this Credit Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by MND, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Credit Agreement or any holders of the Loans or the L/C Obligations. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.


                 SECTION 9.  MISCELLANEOUS

                 9.1 Waiver of Default. Subject to the proviso clause of subsection 9.3 below, the Administrative Agent may, by written notice to the Borrowers (if thereunto authorized by the Required Banks), on behalf of all the Banks, at any time and from time to time, waive any default in the performance or observance of any condition, covenant or other term hereof or any Default or Event of Default which shall have occurred hereunder and its consequences. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Borrowers, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder and under any Note issued hereunder, respectively, and any Default or Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

                 9.2 Request to Administrative Agent. Whenever the Administrative Agent is authorized and empowered hereunder on behalf of each of the Banks to give any approval or consent, or to make any request, or to take any action on behalf of the Banks, the Administrative Agent shall be required to give such approval or consent, to make such request or to take such action when so requested by the Required Banks, except that any action specified in subsection 9.3 below to require a different percentage shall be taken only on the percentage specified therein.

                 9.3 Amendments. With the written consent of the Required Banks, the Administrative Agent and the Borrowers may, subject to the provisions of this subsection, from time to time, enter into agreements amendatory or supplemental hereto for the purpose of adding any provisions to this Credit Agreement or changing in any manner the rights of the Banks or of the Borrowers, hereunder; provided, however, that no such amendatory or supplemental agreement shall (a) change the maturity of any Loan or the Scheduled Termination Date or change the rate or amount of interest or any fee, commission or other charge, in each case for the account of the Banks, or the time of payment or prepayment of any thereof or change the principal amount of any Bank's loan, Reimbursement Obligation or Commitment or the duration thereof or release or limit MEDC's, MND's, TWC's or any Material Subsidiaries' obligations under the Guarantees or the Subsidiary Guarantee without the written consent of all the Banks, or (b) change (i) the provisions of subsection 2.18(a) or (ii) the percentages specified in Section 7 or this Section 9 or in the definition of Required Banks, without the written consent of all the Banks, or
(c) change any provision of Section 8 without the consent of the Administrative Agent and the Issuing Bank. Any such amendatory or supplemental agreement shall apply equally to each Bank and shall be binding upon the Borrowers, all the Banks and the Administrative Agent.

                 9.4 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing (including by facsimile transmission if followed promptly by hard copy) and shall be deemed to have been duly given or made three days after being deposited in the mails, postage prepaid, or, in the case of telecopy notice, when received by the addressee, addressed as follows or to such other address as may be hereafter designated in writing by the respective parties hereto:

                 MND:                   MND Energy Corporation
                                        P.O. Box 4000
                                        The Woodlands, TX  77380
                                        Attn:  Chief Financial Officer
                                        Telecopy:  713-377-6192

                 MGS:                   Mitchell Gas Services, Inc.
                                        P.O. Box 4000
                                        The Woodlands, TX  77380

                                        Attn:  Chief Financial Officer
                                        Telecopy:  713-377-6192

                 MMC:                   Mitchell Marketing Company
                                        P.O. Box 4000
                                        The Woodlands, TX  77380
                                        Attn:  Chief Financial Officer
                                        Telecopy:  713-377-6192

                 The Banks:             Their respective names and addresses
                                        set forth on Schedule 6

                 The                    Chemical Bank, as
                 Administrative         Administrative Agent
                 Agent:                 270 Park Avenue
                                        New York, NY  10017
                                        Attn:  John F. Gehebe
                                               Vice President
                                               Credit and Lending Group
                                        Telecopy:  212-270-4711

                 With a copy            Chemical Bank
                 to:                    Agent Bank Services Group
                                        140 East 45th Street
                                        New York, New York  10017
                                        Attn:  Frank Giacalone
                                        Telecopy:  212-622-0002

except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed.

                 9.5 Adjustments; Set-Off. (a) If any Bank shall at any time receive payment of all or part of any of the Loans or Reimbursement Obligations owing to it, whether by set-off or otherwise, in a greater proportion than the payments made on the Loans or Reimbursement Obligations owing to the other Banks, such Bank shall purchase for cash, ratably from each of the other Banks, an undivided participating interest in a portion of the Loans or Reimbursement Obligations owing to such other Banks so that after such purchase each Bank will hold an interest in an unpaid principal amount of Loans or Reimbursement Obligations bearing the same proportion to the total principal amount of Loans or Reimbursement Obligations at such time outstanding as existed in the Loans or Reimbursement Obligations outstanding hereunder prior to such payment. In the event that at any time any Bank shall be required to refund any amounts which have been paid to or received by it on account of any of the Loans or Reimbursement Obligations held by such Bank and which have been applied to the purchase of an undivided participating interest in the portion of Loans or Reimbursement Obligations held by other Banks pursuant to this subsection 9.5(a) then, upon notice from such Bank, each of the other Banks shall repurchase said portions for cash to the extent of their ratable share of such refund.

                 (b) In addition to any rights and remedies of the Banks provided by law (including, without limitation, other rights of set-off), upon the occurrence of any Event of Default specified in paragraph (a) or (b) of subsection 7.1, each Bank shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of any Borrower. Each Bank agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                 9.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                 9.7 Payment of Expenses and Taxes. The Borrowers agree (a) to pay or reimburse the Administrative Agent and the Issuing Bank for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Credit Agreement, the other Credit Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent,
(b) to pay or reimburse each Bank and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement, the other Credit Documents and any such other documents, including, without limitation, fees and disbursements of counsel (including, without limitation, in-house counsel) to the Administrative Agent and to the several Banks, and (c) to pay, indemnify and hold each Bank and the Administrative Agent and each of their officers, directors, employees, agents, attorneys-in-fact and Affiliates harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Credit Agreement, the other Credit Documents and any such other documents; provided, however, that with respect to subparagraph (c), the Borrowers shall not be liable for the payment of any losses, costs, penalties, judgments, suits, liabilities, damages, penalties, actions, expenses or disbursements resulting solely from the gross negligence or wilful misconduct of any such Bank. The agreements in this subsection shall survive termination of the Letters of Credit and repayment of the Loans and all other amounts payable hereunder.

                 9.8 Notice of Action. In the event the Administrative Agent or any Bank or Banks should take any action or give any consent or notice provided for by this Credit Agreement, notice of such action, consent or notice shall be given forthwith to all the Banks by the Administrative Agent or the Bank or Banks taking such action or giving such consent or notice; provided, however, that the failure to give any such notice shall not invalidate any such action, consent or notice in respect of the Borrowers.

                 9.9 Survival of Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Credit Agreement and the issuances of Letters of Credit and the making and renewal of loans hereunder.

                 9.10 Successors and Assigns; Participations. (a) This Credit Agreement shall be binding upon and inure to the benefit of the Borrowers, MND, the Banks, the Administrative Agent, all future holders of the Loans and the L/C Obligations, and their respective successors and assigns, except that the Borrowers and MND may not assign or transfer any of their rights or obligations under this Credit Agreement without the prior written consent of each Bank.

                 (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan or Reimbursement Obligations owing to such Bank, any Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Credit Agreement and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Credit Agreement. The Borrowers agree that if amounts outstanding under this Credit Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Credit Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Credit Agreement; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in subsection 9.5(a). The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 2.20, 2.21, 2.22 and 9.5(b) with respect to its participation in the Commitments and the Loans and other amounts outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

                 (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Bank or any affiliate thereof or, with the prior consent of the Borrowers, the Issuing Bank and the Administrative Agent (which in the case of the Borrowers shall not be unreasonably withheld), to an additional bank or financial institution ("an Assignee") all or any part of its rights and obligations under this Credit Agreement and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Assignee, such assigning Bank (and, in the case of an Assignee that is not then a Bank or an affiliate thereof, by the Borrowers, the Issuing Bank and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that all assignments of Commitments and/or Loans hereunder shall be made simultaneously with assignments by the assigning Bank to the same Assignee of pro rata portions of such Bank's Commitments and/or Loans under, and as defined in, the Woodlands Revolving Credit Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the assigning Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Credit Agreement, such assigning Bank shall cease to be a party hereto). Unless requested by the Assignee and/or the assigning Bank, new Notes shall not be required to be executed and delivered by either Borrower.

                 (d) The Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the Administrative Agent referred to in subsection 9.4 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loan and Reimbursement Obligation owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Banks may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Credit Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Assignee (and, in the case of an Assignee that is not then a Bank or an affiliate thereof, by the Borrowers, the Issuing Bank and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $2,000 (which amount shall include the fees for registration and processing of the corresponding assignment and acceptances under the Woodlands Revolving Credit Agreement), the Administrative Agent shall
(i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrowers.

                 (f) Each Borrower authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee (but, in the case of a prospective Assignee as to which consent of the Borrowers must be obtained pursuant to subsection 9.10(c), only if the Borrowers shall have given such consent) any and all financial information in such Bank's possession concerning the Borrowers and their Affiliates which has been delivered to such Bank by or on behalf of the Borrowers pursuant to this Credit Agreement or which has been delivered to such Bank by or on behalf of the Borrowers in connection with such Bank's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Credit Agreement; provided that each such Transferee or prospective Transferee agrees to keep confidential such financial information and any other written or oral information provided to it by or on behalf of MND or any of its Subsidiaries, or by such Bank regarding MND or any of its Subsidiaries, pursuant to or in connection with this Credit Agreement.

                 (g) For avoidance of doubt, the parties to this Credit Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit any pledge or assignment by a Bank of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                 9.11 Counterparts. This Credit Agreement may be executed in any number of separate counterparts each of which shall be an original and all of said counterparts taken together shall be deemed to constitute one and the same agreement. Promptly after the execution hereof, the Administrative Agent shall transmit to each Bank a conformed copy of this Credit Agreement. A set of the copies hereof signed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

                 9.12 Severability. Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 9.13 Surrender of Notes. As of the Effective Date, the Notes of MND and MGS issued pursuant to, and as defined in, the Original Credit Agreement shall cease to be of any further force and effect, and the Banks shall surrender such Notes for cancellation at the Effective Date.

                 9.14 Interest. It is the intent of each Bank and each of the Borrowers in the execution and performance of this Credit Agreement and all matters incidental and related hereto and any agreement or instrument executed in connection herewith or with any Debt of the Borrowers to any of the Banks to remain in strict compliance with all laws applicable to such Bank from time to time in effect, including, without limitation, usury laws. In furtherance hereof, each Bank and each Borrower stipulates and agrees that none of the terms and provisions contained in or pertaining to this Credit Agreement or any other agreement or instrument ("Other Agreement") executed in connection herewith or with any Debt of the Borrowers to any Bank shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate for such Bank or maximum amount of interest permitted to be charged by such Bank under all laws in effect and applicable to such Bank. For purposes of this Credit Agreement and the Notes, "interest" shall include the aggregate of all amounts which constitute or are deemed to constitute interest under the respective laws in effect and applicable to the Banks that are contracted for, chargeable, receivable (whether received or deemed to have been received) or taken under this Credit Agreement or the Notes or any Other Agreement. Each of the Borrowers shall never be required to pay to any Bank unearned interest hereunder or on any Note or any Other Agreement and shall never be required to pay interest hereunder or on any Note or any Other Agreement at a rate or in an amount in excess of the Maximum Rate for such Bank or maximum amount of interest that may be lawfully charged by such Bank under any law which is in effect and applicable to such Bank and the provisions of this paragraph shall control over all other provisions of this Credit Agreement and the Notes or any Other Agreement which may be in apparent conflict herewith. If the effective rate or amount of interest which would otherwise be payable under this Credit Agreement or the Notes or any Other Agreement, or all of them, would exceed the Maximum Rate for any Bank or the maximum amount of interest any Bank or any holder of the Notes or any Other Agreement is allowed by the relevant applicable law to charge, contract for, take or receive, or in the event a Bank or any holder of the Notes or any Other Agreement shall charge, contract for, take or receive monies that are deemed to constitute interest which could, in the absence of this provision, increase the effective rate or amount of interest payable under this Credit Agreement or the Notes or any Other Agreement, or all of them, to a rate or amount in excess of that permitted to be charged, contracted for, taken or received under the applicable laws then in effect with respect to such Bank, then the principal amount of the Notes or the obligations of the Borrowers to such Bank under this Credit Agreement, the Notes or any Other Agreement or the amount of interest which would otherwise be payable to or for the account of such Bank under this Credit Agreement or the Notes or any Other Agreement, or all of them, shall be reduced to the amount allowed under said laws as now or hereafter construed by the courts having jurisdiction, and all such monies so charged, contracted for, or received that are deemed to constitute interest in excess of the Maximum Rate for such Bank or maximum amount of interest permitted by the relevant applicable laws shall be immediately returned to or credited to the account of the Borrowers upon such determination. All amounts paid or agreed to be paid in connection with the indebtedness arising pursuant to this agreement and/or evidenced by the Notes which would under any law in effect and applicable to such Bank be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the full term of this Credit Agreement and the Notes, as applicable.

                 9.15 GOVERNING LAW. THIS CREDIT AGREEMENT AND EACH NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 9.16 SUBMISSION TO JURISDICTION; WAIVERS. MND AND EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                      (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                      (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                    (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SUBSECTION 9.4 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

                      (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                 9.17 WAIVERS OF JURY TRIAL. THE BORROWERS, MND, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 IN WITNESS WHEREOF, the parties have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                         MITCHELL GAS SERVICES, INC.


                                         By ILLEGIBLE
                                            _________________________
                                            Title: Vice President -
                                            Finance and Treasurer


                                         MITCHELL MARKETING COMPANY


                                         By ILLEGIBLE
                                            _________________________
                                            Title: Vice President -
                                            Finance and Treasurer

                                         MND ENERGY CORPORATION


                                         By ILLEGIBLE
                                            _________________________
                                            Title: Vice President -
                                            Finance and Treasurer

                                         CHEMICAL BANK, as Administrative
                                         Agent, Issuing Bank and as a Bank


                                         By JAMES H. RAMAGE
                                            _________________________
                                            Title: Vice President

                                         NATIONSBANK OF TEXAS, N.A.


                                         By ILLEGIBLE
                                            _________________________
                                            Title: Vice President


                                         CITIBANK, N.A.


                                         By ILLEGIBLE
                                            _________________________
                                            Title: Assistance Vice
                                            President


                                         THE BANK OF NOVA SCOTIA


                                         By F.C.H ASHBY
                                            _________________________
                                            Title: Senior Manager
                                                   Loan Operations

                                         PNC BANK, NATIONAL ASSOCIATION


                                         By Illegible
                                            _________________________
                                            Title: Vice President



                                         BANK ONE, TEXAS, N.A.


                                         By Illegible
                                            _________________________
                                            Title: Vice President



                                         FIRST INTERSTATE BANK OF TEXAS, N.A.


                                         By COLLIE C. MICHAELS
                                            _________________________
                                            Title: First Vice President

                                         CHRISTIANIA BANK OG KREDITKASSE


                                         By CARL-PETTER SVENDSEN
                                            _________________________
                                            Title: First Vice President


                                         By  ARMAND KNUTSEN-OY
                                            _________________________
                                            Title: Vice President

                                         MORGAN GUARANTY TRUST COMPANY


                                         By JOHN KOWALCZUK
                                            _________________________
                                            Title: Vice President

                                         THE FIRST NATIONAL BANK OF CHICAGO


                                         By Illegible
                                            _________________________
                                            Title: Corporate Banking Officer


                                         THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                         HOUSTON AGENCY


                                         By Illegible
                                            _________________________

                                            Title: Vice Presient

                                         BANK OF AMERICA, NATIONAL TRUST &
                                         SAVINGS ASSOCIATION


                                         By Illegible
                                            _________________________
                                            Title: Vice President

                                          NATIONAL WESTMINSTER BANK PLC


                                          By PAUL K. CARTER
                                             __________________________
                                             Title: Manager & Vice President

                                                                      Schedule 1
                                                                       to Credit
                                                                       Agreement


The Applicable Margin, Letter of Credit Commission Rate and Commitment Fee Rate will be based on ratings (the "Bond Rating") of MEDC's senior unsecured debt by Standard & Poor's Ratings Group ("S&P") and Moody's Investors Service Inc. ("Moody's"). Any change in such margins and fees resulting from a change in the Bond Rating shall be effective immediately.


                                   Level 1      Level 2      Level 3      Level 4      Level 5
      Rating S&P/Moody's*            BBB/        BBB-/         BB+/         BB/          BB-/
                                   Baa2 or        Baa3         Ba1          Ba2         Ba3 or
                                    higher                                              lower
----------------------------------------------------------------------------------------------
Letter of Credit Commission          .35          .50          .75         1.00         1.375
  Rate

Applicable Margin-Eurodollar         .35          .50          .75         1.00         1.375
  Loans

Applicable Margin-ABR Rate            0            0            0            0           .375
  Loans

Applicable Margin-CD Rate            .475         .625         .875        1.125         1.50
  Loans
Commitment Fee Rate                  .12          .20          .30         .375          .50


* In the event such Bond Ratings fall within different Levels, the foregoing will be based on the higher of the two Bond Ratings, provided that if the higher (i.e. lower numbered) Level shall be two or more Levels higher than the lower Level, the Level immediately below such higher Level shall govern. In the event no Bond Rating iso in effect, Level 5 shall govern.

                                                                      Schedule 2
                                                                       to Credit
                                                                       Agreement


                             MND Energy Corporation
                            Restricted Subsidiaries


Mitchell Energy Corporation
 Mitchell Energy Twenty-Two, Inc.(1)

Mitchell Gas Services, Inc.
 Acacia Natural Gas Corporation
 Liquid Energy Fuels Corporation

Mitchell Marketing Company

Liquid Energy Corporation(2)

MND Energy Eight, Inc.(1)

Southwestern Gas Pipeline, Inc.(2)

MND Energy Nine, Inc.(1)

MND Energy Ten, Inc.(1)

____________________

(1) Currently only a shell corporation. No assets are owned nor are business activities performed under this entity.

(2) Currently a shell corporation used only to preserve a business name. No assets are owned nor are business activities performed under this entity.

                                                                     Schedule 3
                                                                      to Credit
                                                                      Agreement


                             MND Energy Corporation
                                 Existing Liens
                                January 31, 1996
                                 (in thousands)




Belvieu Environmental Fuels                                     $ 58,667
C&L Processors Partnership                                        43,105
Gulf Coast Fractionators                                          28,772
                                                                --------
                                                                $130,544
                                                                ========

                                                                      Schedule 4
                                                                       to Credit
                                                                      Agreement


                                                  Certain Other MEC Debt
                                                  ----------------------
                                                  as of January 31, 1996
                                                      (in Thousands)
Belvieu Environmental Fuels                                 $ 6,667
C&L Processors                                               23,277
Gulf Coast Fractionators                                      3,028
                                                            -------

Total                                                      $ 32,972
                                                           ========

                                                                      Schedule 5
                                                                       to Credit
                                                                      Agreement


                             MND Energy Corporation
                                 Existing Debt
                                January 31, 1996
                                 (in thousands)



                                            Mitchell Gas Services' Interest
                                   ________________________________________________
                                                                             Non-
                                       Total             Recourse          Recourse
                                       Debt                Debt              Debt
                                   ------------          --------         ---------

 Belvieu Environmental Fuels            $ 58,667          $ 6,667          $ 52,000
 C&L Processors Partnership               43,105           23,277            19,828

 Gulf Coast Fractionators                 28,772            3,028            25,744
                                          ------            -----            ------
 Total                                  $130,544          $32,972           $97,572
                                        ========          =======           =======

                                                                      Schedule 6
                                                                       to Credit
                                                                       Agreement


                                  Bank Offices


CHEMICAL BANK
270 Park Avenue
New York, NY  10017
Attn:  Mr. John F. Gehebe
Fax:   212-270-4711

BANK OF AMERICA, NATIONAL TRUST & SAVINGS ASSOCIATION
333 Clay Street Suite 4550
Houston, Texas  77002
Attn:  Ms. C. Paige Dimaggio
Fax:   713-651-4841

THE BANK OF TOKYO-MITSUBISHI, LTD., HOUSTON AGENCY
1100 Louisiana Street, Suite 2800
Houston, Texas  77002-5216
Attn:  Mr. John M. McIntyre
       Vice President-Energy Center
Fax:   713-655-3855

THE BANK OF NOVA SCOTIA
Atlanta Agency
600 Peachtree Street N.E.
Suite 2700
Atlanta, Georgia 30308
Attn:  F.C.H. Ashby
Fax:  404-888-8998

with a copy to:
         The Bank of Nova Scotia
         1100 Louisiana
         Suite 3000
         Houston, Texas  77002
         Attn:  Mr. Mark A. Ammerman
         Fax:  713-752-2425

BANK ONE, TEXAS, N.A.
910 Travis Street
Houston, TX  77002
Attn:  Mr. Kelly L. Elmore, III
Fax:   713-751-3544

CHRISTIANA BANK OG KREDITKASSE
11 West 42nd Street
New York, NY  10036
Attn:  Mr. Jahn O. Roising
Fax:   212-827-4888

CITIBANK, N.A.
1200 Smith Street
Suite 2000
Houston, TX  77005
Attn: Mr. Don Miller
Fax:  713-654-2849

FIRST INTERSTATE BANK OF TEXAS, N.A.
1000 Louisiana
Third Floor
Houston, Texas  77002
Attn:  Ms. Collie C. Michaels
Fax:   713-250-7912

MORGAN GUARANTY TRUST COMPANY
60 Wall Street
New York, New York  10260
Attn:  Mr. Philip W. McNeal
Fax:   212-648-5014

NATIONSBANK OF TEXAS, N.A.
700 Louisiana, 8th Floor
Houston, TX  77002
Attn:  Ms. Kristin Palmer
Fax:   713-247-6586

THE FIRST NATIONAL BANK OF CHICAGO
One First National Plaza
Chicago, Illinois 60670
Attn:  John Beirne
Fax:   312-732-4840

PNC BANK, NATIONAL ASSOCIATION
One PNC Plaza, 3rd Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania  15222-2707
Attn:  Mr. Michael J. Beyer
Fax:   412-762-2571

NATIONAL WESTMINSTER BANK PLC
600 Travis Street
Suite 3700
Houston, TX  77002
Attn:  Mr. Kevin Howard
Fax:   713-221-2430

                                                                       EXHIBIT A
                                                             TO CREDIT AGREEMENT

                                   [FORM OF]
                                PROMISSORY NOTE

$___________                                                  New York, New York
                                                                  April __, 1996


     FOR VALUE RECEIVED, the undersigned, [Mitchell Marketing Company/Mitchell Gas Services, Inc.], a [Louisiana/Delaware] corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ______________ (the "Bank") at the office of Chemical Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Scheduled Termination Date the principal amount of
(a)_____________ DOLLARS (__________), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 2.7 and 2.8 of such Credit Agreement.

     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereto or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of CD Rate Loans and Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence to the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

     This Note (a) is one of the Notes referred to in the Amended and Restated Credit Agreement, dated as of April __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, [Mitchell Marketing Company/Mitchell Gas Services, Inc.], MND Energy Corporation, the Bank, the other banks and financial institutions from time to time parties thereto, including the Issuing Bank (as defined therein), and Chemical Bank, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the nature and extent of the guarantees, the terms and conditions upon which each guarantee was granted and the rights of the holder of this Note in respect thereof.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                                   [MITCHELL MARKETING COMPANY/
                                                    MITCHELL GAS SERVICES, INC.]


                                            By: _______________________________

                                            Name: _____________________________

                                            Title: ____________________________

                                                                      Schedule A
                                                                         to Note
                                                                      ----------


              LOANS, CONVERSIONS AND REPAYMENTS OF ABR RATE LOANS

_____________________________________________________________________________________________________________

                      Amount       Amount of        Amount of        Amount of         Unpaid
         Amount     Converted     Principal of    ABR Rate Loans   ABR Rate Loans     Principal      Notation
         of ABR       to ABR        ABR Rate       Converted to     Converted to      Balance of       Made
Date   Rate Loans   Rate Loans    Loans Repaid   Eurodollar Loans   CD Rate Loans   ABR Rate Loans      By
_____________________________________________________________________________________________________________


_____________________________________________________________________________________________________________



_____________________________________________________________________________________________________________



_____________________________________________________________________________________________________________



_____________________________________________________________________________________________________________



_____________________________________________________________________________________________________________



_____________________________________________________________________________________________________________



_____________________________________________________________________________________________________________



_____________________________________________________________________________________________________________

                                                                      Schedule B
                                                                         to Note
                                                                      ----------


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


____________________________________________________________________________________________________________________________________

                       Amount        Interest Period   Amount of        Amount of          Amount of           Unpaid
        Amount     Converted to or   and Eurodollar   Principal of   Eurodollar Loans   Eurodollar Loans      Principal     Notation
      Eurodollar    Continued as       Rate with       Eurodollar      Converted to       Converted to       Balance of       Made
Date    Loans     Eurodollar Loans   Respect Thereto  Loans Repaid    ABR Rate Loans     CD Rate Loans    Eurodollar Loans     By

____________________________________________________________________________________________________________________________________


____________________________________________________________________________________________________________________________________



____________________________________________________________________________________________________________________________________



____________________________________________________________________________________________________________________________________



____________________________________________________________________________________________________________________________________



____________________________________________________________________________________________________________________________________



____________________________________________________________________________________________________________________________________



____________________________________________________________________________________________________________________________________



____________________________________________________________________________________________________________________________________

                                                                      Schedule C
                                                                         to Note
                                                                      ----------


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF CD RATE LOANS


____________________________________________________________________________________________________________________________________

                       Amount       Interest Period   Amount of       Amount of          Amount of          Unpaid
      Amount of    Converted to or      and CD       Principal of   CD Rate Loans      CD Rate Loans       Principal     Notation
       CD Rate      Continued as      Rate with        CD Rate      Converted to       Converted to       Balance of       Made
Date    Loans       CD Rate Loans   Respect Thereto  Loans Repaid   ABR Rate Loans   Eurodollar Loans    CD Rate Loans      By

____________________________________________________________________________________________________________________________________


____________________________________________________________________________________________________________________________________



____________________________________________________________________________________________________________________________________



____________________________________________________________________________________________________________________________________



____________________________________________________________________________________________________________________________________



____________________________________________________________________________________________________________________________________



____________________________________________________________________________________________________________________________________



____________________________________________________________________________________________________________________________________



____________________________________________________________________________________________________________________________________

                                                             EXHIBIT B
                                                             TO CREDIT AGREEMENT

                                          April __, 1996

To each of the Banks which is a party to the Amended and Restated Credit Agreement, dated as of April __, 1996 (the "Credit Agreement"), among the Banks, including the Issuing Bank, referred to in the Credit Agreement (the "Banks"), Chemical Bank, as Administrative Agent, Mitchell
     Marketing Company and Mitchell Gas Services, Inc., as Borrowers, and MND Energy Corporation, as
     Guarantor

Gentlemen:

     We have acted as counsel for MND Energy Corporation, a Delaware corporation ("MND"), Mitchell Gas Services, Inc., a Delaware corporation ("MGS"), Mitchell Energy Corporation, a Delaware corporation ("MEC"), Mitchell Marketing Company, a Louisiana corporation ("MMC"), The Woodlands Corporation, a Delaware corporation ("TWC"), and Mitchell Energy & Development Corp., a Texas corporation ("MEDC"), in connection with the negotiation, preparation, execution and delivery of the Credit Agreement and the other Credit Documents. Terms defined in the Credit Agreement and not herein shall have such defined meanings when used in this opinion letter.

     As such counsel we have examined the Credit Agreement, the Guarantees, the Subsidiary Guarantee, the Subordination Agreement, and the originals, or copies certified to our satisfaction of such corporate records, certificates of public officials and other persons and other documents, agreements and instruments as we deemed necessary as a basis for the opinions hereinafter expressed.

     Based upon the foregoing, we are of the following opinion:

     1. Each of MEDC, TWC, MND, MGS, MMC and each Material Subsidiary is a corporation duly incorporated and validly existing under the law of the jurisdiction in which it is incorporated, in good standing therein, duly qualified and in good standing in each jurisdiction wherein the conduct of its business or the ownership of its properties requires such qualifications.

April __, 1996
Page 2


     2. Each of MND, MMC and MGS has the corporate power and authority under the laws of its jurisdiction of incorporation to execute, deliver and perform the Credit Agreement; each of MEDC, TWC and MND has the corporate power and authority under the laws of its jurisdiction of incorporation to execute, deliver and perform the Guarantee to which it is a party; each of MEC, MGS and MMC has the corporate power and authority under the laws of its jurisdiction of incorporation to execute, deliver and perform the Subsidiary Guarantee; and MEDC has the corporate power and authority under the laws of its jurisdiction of incorporation to execute, deliver and perform the Subordination Agreement.

     3. The execution, delivery and performance by each of MND, MMC and MGS of the Credit Agreement, by each of MEDC, TWC and MND of the Guarantee to which it is a party, by each of MEC, MGS and MMC of the Subsidiary Guarantee, and by MEDC of the Subordination Agreement has in each case been duly and validly authorized by its board of directors and by all other necessary corporation action.

     4. Each of MND, MMC and MGS has duly executed and delivered the Credit Agreement; each of MEDC, TWC and MND has duly executed and delivered the Guarantee to which it is a party; each of MEC, MGS and MMC has executed and delivered the Subsidiary Guarantee; MEDC has duly executed and delivered the Subordination Agreement; and the Credit Agreement, the Guarantees, the Subsidiary Guarantee, and the Subordination Agreement each constitutes a valid and legally binding obligation of such party or parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     5. No consent of any other party (including, without limitation, stockholders of MND, MMC or MGS), and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required to be obtained in connection with the execution, delivery or performance, validity or enforceability of the Credit Agreement, the Guarantees, the Subsidiary Guarantee or the Subordination Agreement.

     6. The execution, delivery and performance of the Credit Agreement, the Guarantees, the Subsidiary Guarantee and the Subordination Agreement will not
(A) violate or contravene any provision of any law or regulation (including without limitation any Texas usury law) applicable to MEDC, TWC, MND, MGS, MMC or any other Material Subsidiary, (B) conflict with, or result in a breach or violation of, any of the provisions of, or constitute a default under, the Certificate of Incorporation or By-laws of MEDC, TWC, MND, MGS, MMC or any other Material Subsidiary or any material indenture, loan agreement or other agreement or instrument to which MEDC, TWC, MND, MGS, MMC or any other Material

April __, 1996
Page 3

Subsidiary is a party or under which it or any of its properties are or may be bound, or (C) violate any order, award, judgment, determination, writ, injunction or decree applicable to MEDC, TWC, MND, MGS, MMC or any other Material Subsidiary, of any regulatory, administrative or other governmental or public body or authority, arbitrator or court of the United States or any state of other jurisdiction thereof.

     7. Neither MEDC, TWC, MND, MGS, MMC nor any Material Subsidiary is a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     8. Neither MEDC, TWC, MND, MGS, MMC nor any Material Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     9. MEDC is the legal and beneficial owner of all of the issued and outstanding capital stock of MND and TWC and MND is the legal and beneficial owner of all of the issued and outstanding capital stock of each of MMC and MGS and each other Material Subsidiary, in each case free and clear, to the best of our knowledge, of any Liens, claims, security interests or encumbrances of any nature.

     The opinions in paragraphs 2 through 9 above are based upon and limited to the laws of the State of Texas and the United States of America and the corporate law of the States of Delaware and Louisiana. We note that, by their terms, the Credit Agreement, the Guarantees, the Subsidiary Guarantee and the Subordination Agreement are governed by the laws of the State of New York. For purposes of the opinion given in paragraph 4, we have assumed, with your permission, that the laws of the State of New York are identical to the laws of the State of Texas.

     This opinion is furnished to you in connection with the Credit Agreement and may not be relied upon by any person or by you in any other context without our prior written consent.

                                    Very truly yours,

                                    MITCHELL ENERGY & DEVELOPMENT CORP.
                                    LEGAL DEPARTMENT

                                    By: ______________________________________
                                        Thomas P. Battle
                                        Senior Vice President, General Counsel

                                                                       EXHIBIT C
                                                             TO CREDIT AGREEMENT



                                   [RESERVED]

                                                                       EXHIBIT D
                                                             TO CREDIT AGREEMENT


                                   [Form of]
                              Closing Certificate


         I, _________________, (i) [________________________________] of

Mitchell Marketing Company, a corporation organized under the laws of the State of Louisiana ("MMC"), and (ii) [_______________________] of Mitchell Gas Services, Inc., a corporation organized under the laws of the State of Delaware (together with MMC, the "Corporations"), as required by Section 4 of the Amended and Restated Credit Agreement among the Corporations, MND Energy Corporation, the Banks party thereto, and Chemical Bank, as administrative agent, dated as of April 19, 1996 (the "Credit Agreement"), do hereby certify that, on and as of the date set forth below:

                 (i) No Default or Event of Default has occurred and is continuing, after giving effect to the execution of the Credit Agreement; and


                 (ii)     The representations and warranties contained in
         Section 3 of the Credit Agreement are true and correct in all material respects.

                 IN WITNESS WHEREOF, I have signed this Closing Certificate on behalf of the Corporations on this ____ day of April, 1996.


                                        ---------------------------------------
                                        Name:
                                        Title:
                                        Mitchell Marketing Company



                                        ---------------------------------------
                                        Name:
                                        Title:
                                        Mitchell Gas Services, Inc.

                                                                     EXHIBIT E-1
                                                             TO CREDIT AGREEMENT


                                    FORM OF
                                 MEDC GUARANTEE

         GUARANTEE dated as of April 19, 1996 by MITCHELL ENERGY & DEVELOPMENT CORP., a Texas corporation (the "Guarantor"), in favor of CHEMICAL BANK, as administrative agent (in such capacity, the "Administrative Agent") for the banks (the "Banks"), including the Issuing Bank (as defined in the Credit Agreement defined herein), from time to time party to the Amended and Restated Credit Agreement, dated as of April 19, 1996, among Mitchell Marketing Company, a Louisiana corporation ("MMC"), Mitchell Gas Services, Inc., a Delaware corporation ("MGS"; together with MMC, the "Borrowers"), MND Energy Corporation, the Banks, and the Administrative Agent (hereinafter, as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement").

                            W I T N E S S E T H:

         WHEREAS, pursuant to the Credit Agreement the Banks have agreed, among other things, to make extensions of credit to, or for the account of, the Borrowers, including issuing Letters of Credit and making Loans from time to time in an aggregate face and/or principal amount up to but not exceeding $150,000,000; and

         WHEREAS, the Guarantor indirectly owns all the issued and outstanding capital stock of the Borrowers and it is to the advantage of the Guarantor that the Banks make such extensions of credit to, or for the account of, the Borrowers; and

         WHEREAS, the Banks are willing to make such extensions of credit under the Credit Agreement upon the condition, among others, that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Banks;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other GOOD and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. Unless otherwise defined herein, as used in this Guarantee, terms defined in the Credit Agreement shall have their defined meanings when used herein. As used herein, "Obligations" shall mean the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other indebtedness, obligations and liabilities of each Borrower to the Administrative Agent and the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Note, the other Credit

Documents and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by each Borrower pursuant to the terms of the Credit Agreement) or otherwise.

         2. Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Banks, the prompt and complete payment when due (whether upon demand, at the stated maturity, by acceleration or otherwise) of the Obligations. The Guarantor further agrees to pay any and all expenses (including, without limitation, fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent in collecting any or all of the Obligations and/or enforcing any rights under this Guarantee or under the Obligations. This Guarantee shall remain in full force and effect until the Obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

         (b) No payment or payments made by either Borrower, the Guarantor or any other Person received or collected by the Administrative-Agent or any Bank from either Borrower, the Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the Obligations until the obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated.

         3. Set-off. Upon the occurrence of any Event of Default in the payment on any Loan or Reimbursement Obligation, the Administrative Agent and each Bank is hereby irrevocably authorized by the Guarantor at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, or matured or unmatured, at any time held or owing by the Administrative Agent or such Bank to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such Bank may elect, against and on account of the obligations and liabilities of the Guarantor to the Administrative Agent or such Bank hereunder, and claims of every nature and description of the Administrative Agent or such Bank against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any other Credit Document or otherwise, as the Administrative Agent or such Bank may elect, whether or not the Administrative Agent or such Bank has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Bank agrees to notify the Guarantor promptly of any such set-off and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Bank under this Section 3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Bank may have.

         4. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent or any Bank, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Bank against either Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Bank for the payment of the Obligations, nor shall the Guarantor seek any reimbursement from either Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and each Bank by the Borrowers for or on account of the obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Banks, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         5. Renewals, Extensions, Modifications, etc. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent BY the Guarantor, any demand for payment of any of the obligations made by the Administrative Agent or any Bank may be rescinded by the Administrative Agent or such Bank and any of the Obligations continued, and the obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Bank and the Credit Agreement, any Note, any other Credit Document or any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Banks (or the Required Banks, as the case may be) may deem advisable from time to time, and any collateral security or guarantee or right of offset at any time held by the Administrative Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any Lien at any time held as security for the Obligations or this Guarantee or any property subject thereto.

         6. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Bank upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred and extended, amended and waived in reliance upon this Guarantee; and all dealings between the Borrowers or the Guarantor, on the one hand, and the Administrative Agent and the Banks, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon either Borrower or the Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard
(a) to the validity, regularity or enforceability of the Credit Agreement, any Note, any other Credit Document, any of the obligations or any collateral security document or guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Bank,
(b) any defense, set-off or counterclaim which may at any time be available to or be asserted by either Borrower against the Administrative Agent or any Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of either Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of either Borrower for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When making any demand or pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent or any Bank may, but shall be under no obligation to, make a similar demand upon or pursue such rights and remedies as it may have against either Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Bank to make any such similar demand or to pursue such other rights or remedies or to collect any payments from either Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of either Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Banks. This Guarantee shall continue in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Banks, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full, no Letters of Credit are outstanding and the Commitments are terminated. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

         7. Reinstatement of Guarantee. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower, the Guarantor or any other Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         8. Payment of Obligations. The Guarantor hereby guarantees that the Obligations will be paid to the Administrative Agent, for the ratable benefit of the Banks, without set-off or counterclaim in lawful currency of the United States of America at the office of the Administrative Agent located at Agent Bank Services Group, Chemical Bank, 140 East 45th Street, New York, New York 10017, Attention: Frank Giacalone, MND Energy Corporation Clearing Account #144041274 (or at such other office as shall be notified by the Administrative Agent to the Guarantor).

         9. Representations and Warranties. The Guarantor represents and warrants to the Administrative Agent and the Banks that:

                 (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

                 (b) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

                 (c) this Guarantee constitutes a LEGAL, valid and binding obligation of it enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

                 (d) the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or material contractual obligation of it and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of it pursuant to any Requirement of Law or material contractual obligation of it; and

                 (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of it) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee.

         10. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Bank shall by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.
No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or any Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         12. Notices. Notices by the Administrative Agent to the Guarantor may be in the same manner and to the same address set forth in subsection 9.4 of the Credit Agreement for notices to the Borrowers.

         13. Waivers, Amendments; Assignments. None of the terms or provisions of this Guarantee may be waived, altered, modified or amended except by a written instrument executed by the Guarantor and the Administrative Agent; Provided that any provision of this Guarantee may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Banks and their successors and assigns, except that the Guarantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Banks.

         14. Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

         15. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         16. SUBMISSION TO JURISDICTION; WAIVERS. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                 (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                 (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                 (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY

         REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
         MAIL), POSTAGE PREPAID, TO THE GUARANTOR AT ANY BORROWER'S ADDRESS SET FORTH IN SUBSECTION 9.4 OF THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

                 (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                 17. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                        MITCHELL ENERGY & DEVELOPMENT CORP.



                                        By:
                                            ----------------------------------
                                            Title:

                                                                     EXHIBIT E-2
                                                             TO CREDIT AGREEMENT

                                    FORM OF
                                 MND GUARANTEE

         GUARANTEE dated as of April 19, 1996 by MND ENERGY CORPORATION, a Delaware corporation (the "Guarantor"), in favor of CHEMICAL BANK, as administrative agent (in such capacity, the "Administrative Agent") for the banks (the "Banks"), including the Issuing Bank (as defined in the Credit Agreement defined herein), from time to time party to the Amended and Restated Credit Agreement, dated as of April 19, 1996, among Mitchell Marketing Company, a Louisiana corporation ("MMC"), Mitchell Gas Services, Inc. a Delaware corporation ("MGS"; together with MMC, the "Borrowers"), the Guarantor, the Banks, and the Administrative Agent (hereinafter, as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement").

                                  WITNESSETH:

         WHEREAS, pursuant to the Credit Agreement the Banks have agreed, among other things, to make extensions of credit to, or for the account of, the Borrowers, including issuing Letters of Credit and making Loans from time to time in an aggregate face and/or principal amount up to but not exceeding $150,000,000; and

         WHEREAS, the Guarantor owns all the issued and outstanding capital stock of the Borrowers and it is to the advantage of the Guarantor that the Banks make such extensions of credit to, or for the account of, the Borrowers; and

         WHEREAS, the Banks are willing to make such extensions of credit under the Credit Agreement upon the condition, among others, that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Banks;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. Unless otherwise defined herein, as used in this Guarantee, terms defined in the Credit Agreement shall have their defined meanings when used herein. As used herein, "Obligations" shall mean the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other indebtedness, obligations and liabilities of each Borrower to the Administrative Agent and the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Note, the other Credit Documents and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by each Borrower pursuant to the terms of the Credit Agreement) or otherwise.

         2. Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Banks, the prompt and complete payment when due (whether upon demand, at the stated maturity, by acceleration or otherwise) of the Obligations. The Guarantor further agrees to pay any and all expenses (including, without limitation, fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent in collecting any or all of the Obligations and/or enforcing any rights under this Guarantee or under the Obligations. This Guarantee shall remain in full force and effect until the obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any obligations.

         (b) No payment or payments made by either Borrower, the Guarantor or any other Person received or collected by the Administrative Agent or any Bank from either Borrower, the Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the Obligations until the Obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated.

         3. Set-off. Upon the occurrence of any Event of Default in the payment on any Loan or Reimbursement Obligation, the Administrative Agent and each Bank is hereby irrevocably authorized by the Guarantor at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, or matured or unmatured, at any time held or owing by the Administrative Agent or such Bank to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such Bank may elect, against and on account of the obligations and liabilities of the Guarantor to the Administrative Agent or such Bank hereunder, and claims of every nature and description of the Administrative Agent or such Bank against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any other Credit Document or otherwise, as the

\                                                                             3

Administrative Agent or such Bank may elect, whether or not the Administrative Agent or such Bank has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Bank agrees to notify the Guarantor promptly of any such set-off and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Bank under this Section 3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Bank may have.

         4. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent or any Bank, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Bank against either Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Bank for the payment of the Obligations, nor shall the Guarantor seek any reimbursement from either Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and each Bank by the Borrowers for or on account of the Obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Banks, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

          5. Renewals, Extensions, Modifications, etc. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Bank may be rescinded by the Administrative Agent or such Bank and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Bank and the Credit Agreement, any Note, any other Credit Document or any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Banks (or the Required Banks, as the case may be) may deem advisable from time to time, and any collateral security or guarantee or right of offset at any time held by the Administrative Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any Lien at any time held as security for the Obligations or this Guarantee or any property subject thereto.

        6. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Bank upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred and extended, amended and waived in reliance upon this Guarantee; and all dealings between the Borrowers or the Guarantor, on the one hand, and the Administrative Agent and the Banks, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon either Borrower or the Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard
(a) to the validity, regularity or enforceability of the Credit Agreement, any Note, any other Credit Document, any of the Obligations or any collateral security document or guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Bank,
(b) any defense, set-off or counterclaim which may at any time be available to or be asserted by either Borrower against the Administrative Agent or any Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of either Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of either Borrower for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When making any demand or pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent or any Bank may, but shall be under no obligation to, make a similar demand upon or pursue such rights and remedies as it may have against either Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Bank to make any such similar demand or to pursue such other rights or remedies or to collect any payments from either Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of either Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Banks. This Guarantee shall continue in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Banks, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full, no Letters of Credit are outstanding and the Commitments are terminated. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

         7. Reinstatement of Guarantee. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower, the Guarantor or any other Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         8. Payment of Obligations. The Guarantor hereby guarantees that the Obligations will be paid to the Administrative Agent, for the ratable benefit of the Banks, without set-off or counterclaim in lawful currency of the United States of America at the office of the Administrative Agent located at Agent Bank Services Group, Chemical Bank, 140 East 45th Street, New York, New York 10017, Attention: Frank Giacalone, MND Energy Corporation Clearing Account #144041274 (or at such other office as shall be notified by the Administrative Agent to the Guarantor).

         9. Representations and Warranties. The Guarantor represents and warrants to the Administrative Agent and the Banks that:

                 (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

                 (b) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

                 (c) this Guarantee constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors, rights generally;

                 (d) the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or material contractual obligation of it and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of it pursuant to any Requirement of Law or material contractual obligation of it; and

                 (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of it) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee.

         10. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Bank shall by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or any Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         12. Notices. Notices by the Administrative Agent to the Guarantor may be in the same manner and to the same address set forth in subsection 9.4 of the Credit Agreement for notices to the Borrowers.

         13. Waivers, Amendments; Assignments. None of the terms or provisions of this Guarantee may be waived, altered, modified or amended except by a written instrument executed by the Guarantor and the Administrative Agent; provided that any provision of this Guarantee may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Banks and their successors and assigns, except that the Guarantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Banks.

         14. Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

         15. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         16. SUBMISSION TO JURISDICTION; WAIVERS. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                 (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                 (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                 (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY

         REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
         MAIL), POSTAGE PREPAID, TO THE GUARANTOR AT ITS ADDRESS SET FORTH IN SUBSECTION 9.4 OF THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

                 (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

       17. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.



                                           MND ENERGY CORPORATION



                                           By:
                                               --------------------------------
                                               Title:

                                                                     EXHIBIT E-3
                                                             TO CREDIT AGREEMENT

                                    FORM OF
                                 TWC GUARANTEE

         GUARANTEE dated as of April 19, 1996 by THE WOODLANDS CORPORATION, a Delaware corporation (the "Guarantor"), in favor of CHEMICAL BANK, as administrative agent (in such capacity, the "Administrative Agent") for the banks (the "Banks"), including the Issuing Bank (as defined in the Credit Agreement defined herein), from time to time party to the Amended and Restated Credit Agreement, dated as of April 19, 1996, among Mitchell Marketing Company, a Louisiana corporation ("MMC"), Mitchell Gas Services, Inc., a Delaware corporation ("MGS"; together with MMC, the "Borrowers"), MND Energy Corporation, the Banks, and the Administrative Agent (hereinafter, as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Credit Agreement the Banks have agreed, among other things, to make extensions of credit to, or for the account of, the Borrowers, including issuing Letters of Credit and making Loans from time to time in an aggregate face and/or principal amount up to but not exceeding $150,000,000; and

         WHEREAS, Mitchell Energy & Development Corp., a Texas corporation, owns, directly or indirectly, all of the issued and outstanding capital stock of the Borrowers and the Guarantor and it is to the advantage of the Guarantor that the Banks make such extensions of credit to, or for the account of, the Borrowers; and

         WHEREAS, the Banks are willing to make such extensions of credit under the Credit Agreement upon the condition, among others, that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Banks;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. Unless otherwise defined herein, as used in this Guarantee, terms defined in the Credit Agreement shall have their defined meanings when used herein. As used herein, "Obligations" shall mean the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other indebtedness, obligations and liabilities of each Borrower to the Administrative Agent and the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Note, the other Credit Documents and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by each Borrower pursuant to the terms of the Credit Agreement) or otherwise.

         2. Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Banks, the prompt and complete payment when due (whether upon demand, at the stated maturity, by acceleration or otherwise) of the Obligations. The Guarantor further agrees to pay any and all expenses (including, without limitation, fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent in collecting any or all of the Obligations and/or enforcing any rights under this Guarantee or under the Obligations. This Guarantee shall remain in full force and effect until the Obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations; provided, however, that, anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

         (b) The Guarantor agrees that the obligations may at any time or from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent and the Banks hereunder.

         (c) No payment or payments made by either Borrower, the Guarantor or any other Person received or collected by the Administrative Agent or any Bank from either Borrower, the Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the Obligations until the Obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated.

         3. Set-off. Upon the occurrence of any Event of Default in the payment on any Loan or Reimbursement Obligation, the Administrative Agent and each Bank is hereby irrevocably authorized by the Guarantor at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, or matured or unmatured, at any time held or owing by the Administrative Agent or such Bank to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such Bank may elect, against and on account of the obligations and liabilities of the Guarantor to the Administrative Agent or such Bank hereunder, and claims of every nature and description of the Administrative Agent or such Bank against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any other Credit Document or otherwise, as the Administrative Agent or such Bank may elect, whether or not the Administrative Agent or such Bank has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Bank agrees to notify the Guarantor promptly of any such set-off and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Bank under this Section 3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Bank may have.

         4. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent or any Bank, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Bank against either Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Bank for the payment of the Obligations, nor shall the Guarantor seek any reimbursement from either Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and each Bank by the Borrowers for or on account of the Obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Banks, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         5. Renewals, Extensions, Modifications, etc. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative

Agent or any Bank may be rescinded by the Administrative Agent or such Bank and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may., from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Bank and the Credit Agreement, any Note, any other Credit Document or any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Banks (or the Required Banks, as the case may be) may deem advisable from time to time, and any collateral security or guarantee or right of offset at any time held by the Administrative Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any Lien at any time held as security for the Obligations or this Guarantee or any property subject thereto.

         6. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Bank upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred and extended, amended and waived in reliance upon this Guarantee; and all dealings between the Borrowers or the Guarantor, on the one hand, and the Administrative Agent and the Banks, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon either Borrower or the Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard
(a) to the validity, regularity or enforceability of the Credit Agreement, any Note, any other Credit Document, any of the Obligations or any collateral security document or guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Bank,
(b) any defense, set-off or counterclaim which may at any time be available to or be asserted by either Borrower against the Administrative Agent or any Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of either Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of either Borrower for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When making any demand or pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent or any Bank may, but shall be under no obligation to, make a similar demand upon or pursue such rights and remedies as it may have against either Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Bank to make any such similar demand or to pursue such other rights or remedies or to collect any payments from either Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of either Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Banks. This Guarantee shall continue in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Banks, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full, no Letters of Credit are outstanding and the Commitments are terminated. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

         7. Reinstatement of Guarantee. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower, the Guarantor or any other Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         8. Payment of Obligations. The Guarantor hereby guarantees that the Obligations will be paid to the Administrative Agent, for the ratable benefit of the Banks, without set-off or counterclaim in lawful currency of the United States of America at the office of the Administrative Agent located at Agent Bank Services Group, Chemical Bank, 140 East 45th Street, New York, New York 10017, Attention: Frank Giacalone, MND Energy Corporation Clearing Account #144041274 (or at such other office as shall be notified by the Administrative Agent to the Guarantor).

         9. Representations and Warranties. The Guarantor represents and warrants to the Administrative Agent and the Banks that:

                 (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

                 (b) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

                 (c) this Guarantee constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors, rights generally;

                 (d) the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or material contractual obligation of it and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of it pursuant to any Requirement of Law or material contractual obligation of it; and

                 (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of it) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee.

         10. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Bank shall by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.
No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or any Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         12. Notices. Notices by the Administrative Agent to the Guarantor may be in the same manner and to the same address set forth in subsection 9.4 of the Credit Agreement for notices to the Borrowers.

         13. Waivers, Amendments; Assignments. None of the terms or provisions of this Guarantee may be waived, altered, modified or amended except by a written instrument executed by the Guarantor and the Administrative Agent; provided that any provision of this Guarantee may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Banks and their successors and assigns, except that the Guarantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Banks.

         14. Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

         15. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         16. SUBMISSION TO JURISDICTION; WAIVERS. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                 (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED

         STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                 (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                 (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE GUARANTOR AT ANY BORROWER'S ADDRESS SET FORTH IN SUBSECTION 9.4 OF THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

                 (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         17. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.



                                            THE WOODLANDS CORPORATION



                                            By:
                                                -------------------------------
                                                Title:

                                                                       EXHIBIT F
                                                             TO CREDIT AGREEMENT

                                    FORM OF
                            SUBORDINATION AGREEMENT

         SUBORDINATION AGREEMENT, dated as of April 19, 1996, among MITCHELL ENERGY & DEVELOPMENT CORP., a Texas corporation (together with its successors and assigns, the "Subordinated Creditor"), and CHEMICAL BANK, as administrative agent for the banks from time to time parties to the Credit Agreement referred to below.

         The parties hereto agree as follows:

         SECTION 1. DEFINITIONS.

                 1.1 Certain Defined Terms. As used herein the following terms shall have the following meanings:

                 "Bank Agent" shall have the meaning assigned to the term "Administrative Agent" in the Credit Agreement.

                 "Borrowers" shall mean, collectively, MMC and MGS and their respective successors and assigns.

                 "Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of April 19, 1996, among the Borrowers, MND, the Banks from time to time parties thereto and Chemical Bank as Administrative Agent, as the same may from time to time be further amended, modified or otherwise supplemented.

                 "Debtors" shall mean, collectively, the Borrowers and the Guarantors.

                 "Event of Default" shall mean any one or more of the Events of Default specified in Section 7 of the Credit Agreement.

                 "Guarantees" shall mean (a) the Guarantee, dated as of April 19, 1996, made by MND in favor of the Bank Agent pursuant to the Credit Agreement, (b) the Guarantee, dated as of April 19, 1996, made by The Woodlands Corporation, a Delaware corporation, in favor of the Bank Agent pursuant to the Credit Agreement and (c) the Subsidiary Guarantee, dated as of April 19, 1996, made by Mitchell Energy Corporation, a Delaware corporation, MGS and MMC in favor of the Bank Agent pursuant to the Credit Agreement, as each of the same shall be amended, supplemented or modified.

                 "Guarantors" shall mean, collectively, each of the Guarantors under, and as defined in, each of the Guarantees.

                 "MGS" shall mean Mitchell Gas Services, Inc., a Delaware corporation.

                 "MMC" shall mean Mitchell Marketing Company, a Louisiana corporation.

                 "MND" shall mean MND ENERGY Corporation, a Delaware corporation.

                 "Obligations" shall mean (a) all obligations of the Borrowers now or hereafter existing under the Credit Agreement, any Note and any other Credit Document and (b) all obligations of the Guarantors now or hereafter existing under the Guarantees, in all cases whether for principal, interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Borrower or Guarantor), fees, expenses or otherwise and any deferrals, renewals or extensions of any such obligations, notes or other evidences of indebtedness issued in exchange therefor.

                 "Required Banks" shall have the meaning assigned to the term "Required Banks" in the Credit Agreement.

                 "Senior Creditors" shall mean the holders or beneficiaries from time to time of Obligations.

                 "Subordinated Debt" shall mean the aggregate principal amount of, and accrued interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Debtor) on, any long-term loan or advance made by the Subordinated Creditor to any Debtor and characterized as "Intercompany Debt" under the Credit Agreement, now existing or hereafter incurred or created.

                 "Superior Debt" shall mean (a) the Obligations, (b) all other indebtedness of each Debtor for borrowed money and guarantees by each Debtor for money borrowed by any other Person, unless by the terms of the instrument creating or evidencing such indebtedness or guarantee, it is provided that such indebtedness or guarantee is not superior to the Subordinated Debt or to other indebtedness which is pari passu with, or subordinated to, the Subordinated Debt, and (c) any deferrals, renewals, extensions, modifications and refundings of any such Obligations, indebtedness or guarantees.

         1.2 Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

         (b) ALL terms used herein shall have the meanings given to them under the Credit Agreement unless otherwise defined herein.

         SECTION 2. TERMS OF SUBORDINATION.

         2.1 Subordination. (a) The Subordinated Creditor agrees for itself and each future holder of the Subordinated Debt that the Subordinated Debt is expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment of all Superior Debt:

         (1) Upon the maturity of any Superior Debt by lapse of time, acceleration or otherwise, all principal thereof and interest thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Superior Debt, before any payment is made on account of the principal of or premium, if any, or interest on the Subordinated Debt or to acquire any of the Subordinated Debt or on account of any sinking fund which may be therein provided for.

         (2) No payment shall be made with respect to the principal of or premium, if any, or interest on the Subordinated Debt or to acquire any of the Subordinated Debt or on account of any sinking fund for the Subordinated Debt, if, at any time of such payment, or immediately after giving effect thereto, a Default or Event of Default with respect to the Obligations or an event of default permitting acceleration of any Superior Debt shall exist.

         (3) In the event that notwithstanding the provisions hereof any Debtor shall make any payment on account of the principal of or premium, if any, or interest on the Subordinated Debt, or on account of said sinking fund, after the happening of a default in payment of, or in respect of, the principal of or interest on Superior Debt, or after receipt by such Debtor of written notice of a Default or an Event of Default with respect to the Obligations or an event of default permitting the acceleration of any Superior Debt, then, unless and until such Default or Event of Default or other event of default shall have been cured or waived or shall have ceased to exist, such payment shall be held by the holders of the Subordinated Debt, in trust for the benefit of, and shall be forthwith paid over and delivered to, the holders of Superior Debt with respect to which a Default, Event of Default or other event of default permitting the acceleration thereof shall have occurred (pro rata as to each of such holders on the basis of the respective amounts of Superior Debt held by them), for application to the payment of all Superior Debt remaining unpaid to the extent necessary to pay all Superior Debt, after giving effect to any concurrent payment or distribution to or for the holders of such Superior Debt.

         (4) Upon any distribution of assets of any Debtor upon any dissolution, winding up, liquidation or reorganization of such Debtor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise),

                 (i) the holders of Superior Debt shall first be entitled to receive payment in full in cash of, or in respect of, the principal thereof, and interest due thereon, including interest accruing after the commencement of any insolvency or bankruptcy proceeding, before the holders of the Subordinated Debt are entitled to receive any payment on account of the principal of, premium, if any, or interest on the Subordinated Debt;

                 (ii) any payment or distribution of assets of such Debtor of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Debt would be entitled except for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Superior Debt (pro rata as to each of such holders on the basis of the respective amounts of Superior Debt held by them), to the extent necessary to make payment in full of all Superior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of the Superior Debt; and

                 (iii) in the event that notwithstanding the foregoing provisions, any payment or distribution of assets of any Debtor of any kind or character, whether in cash, property or securities, shall be received by the holders of the Subordinated Debt before the Superior Debt is paid in full, or effective provision made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Superior Debt remaining unpaid or unprovided for (pro rata as to each of such holders on the basis of the respective amounts of Superior Debt held by them), for application to the payment of such Superior Debt until all such Superior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Superior Debt.

         (b) Subject to the payment in full of all Superior Debt, the holders of the Subordinated Debt shall be subrogated to the rights of the holders of Superior Debt to receive payments or distributions of assets of each Debtor applicable to the Superior Debt until all amounts owing on the Subordinated Debt shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Superior Debt by or on behalf of any Debtor or by or on behalf of the holders of the Subordinated Debt by virtue hereof which otherwise would have been made to the holders of the Subordinated Debt shall, as between such Debtor and the holders of the Subordinated Debt, be deemed to be payment by such Debtor to or on account of the Superior Debt, it being understood that the provisions hereof are and are intended solely for the purpose of defining the relative rights of the holders of the Subordinated Debt, on the one hand, and the holders of the Superior Debt, on the other hand.

         (c) Nothing contained herein is intended to or shall impair, as between each Debtor and the holders of the Subordinated Debt, the obligation of such Debtor to the holders of the Subordinated Debt.

         (d) Any holder of Superior Debt is hereby authorized to demand specific performance of these provisions, whether or not any Debtor shall have complied with any of the provisions hereof applicable to it, at any time when the holder of the Subordinated Debt shall have failed to comply with any of these provisions.

         (e) The holders of the Superior Debt may, at any time and from time to time, without any consent of or notice to the holder of the Subordinated Debt or any other holder of the Subordinated Debt and without impairing or releasing the obligations of the Subordinated Debt under these provisions (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Superior Debt (including any change in the rate of interest thereon), or amend in any manner any agreement under which any Superior Debt is outstanding; (ii) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure Superior Debt; (iii) release anyone liable in any manner under or in respect of Superior Debt; (iv) exercise or refrain from exercising any rights against any Debtor and others; and (v) apply any sums from time to time received to Superior Debt.

         2.2 Power of Attorney; Agreement to Cooperate. The Subordinated Creditor irrevocably authorizes and empowers the Senior Creditors (or their representatives), under the circumstances set forth in paragraph (4) of subsection 2.1(a), to demand, sue for, collect and receive every such payment or distribution referred to in such paragraph to which the Subordinated Creditor is entitled and give acquittance therefor, and to file claims and proofs of claim in any statutory or non-statutory proceeding, to vote such claim in any such proceeding and take such other actions, in their own name as Senior Creditors, or in the name of the Subordinated Creditor or otherwise, as the Senior Creditors (or their representatives) may deem necessary or advisable for the enforcement of the provisions of this agreement. The Subordinated Creditor hereby agrees, under the circumstances set forth in paragraph (4) of subsection 2.1(a), duly and promptly to take such action as may be requested at any time and from time to time by the Senior Creditors (or their representatives), to file appropriate proofs of claim in respect of the Subordinated Debt held by it, and to execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as may be requested by the Senior Creditors, in order to enable the Senior Creditors to enforce any and all claims upon or in respect of such Subordinated Debt and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of such Subordinated Debt.

         SECTION 3. REPRESENTATIONS.

         The Subordinated Creditor represents and warrants to the Senior Creditors that:

         3.1 Power and Authority; Authorization; No Violation. The Subordinated Creditor has full power, authority and legal right to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Subordinated Creditor, do not require any approval or consent of any trustee or holders of any indebtedness or obligations of the Subordinated Creditor and will not violate any provision of law, governmental regulation, order or decree or any provision of any indenture, mortgage, contract or other agreement to which the Subordinated Creditor is party or by which it is bound.

         3.2 Consents. No consent, license, approval or authorization of, or registration or declaration with, any governmental instrumentality, domestic or foreign, is required in connection with the execution, delivery and performance by the Subordinated Creditor of this Agreement.


         3.3 Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Subordinated Creditor enforceable in accordance with its terms.

         SECTION 4. MODIFICATION OF OBLIGATIONS; RELIANCE

         4.1 No Consent Required. The Subordinated Creditor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Subordinated Creditor, and without notice to or further assent by the Subordinated Creditor, (a) any demand for payment of any Superior Debt may be rescinded in whole or in part, and any Superior Debt may be continued, and the Superior Debt, or the liability of any Debtor or any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released and (b) the Credit Agreement, any Note, any L/C Documentation, the Guarantees or any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Bank Agent or any Senior Creditor may deem advisable from time to time, and any collateral security or guarantee or right of offset at any time held by the Bank Agent or any Senior Creditor for the payment of any of the Superior Debt may be sold, exchanged, waived, surrendered or released, all without impairing, abridging, releasing or affecting the subordination provided for herein. Neither the Bank Agent nor any Senior Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held as security for the Superior Debt or any property subject thereto. The Subordinated Creditor waives any and all notice of the creation, renewal, extension or accrual of any of the Superior Debt and notice of or proof of reliance by the Senior Creditors upon this Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred and extended, amended and waived in reliance upon this agreement, and all dealings between the Debtors and the Senior Creditors shall be conclusively presumed to have been had or consummated in reliance upon this agreement. The Subordinated Creditor acknowledges and agrees that the Senior Creditors have relied upon the subordination provided for herein in entering into the Credit Agreement and in making extensions of credit available to the Borrowers thereunder. The Subordinated Creditor waives notice of or proof of reliance on this agreement and waives diligence, presentment, protest, demand for payment and notice of default or nonpayment with respect to the Superior Debt.

         4.2 Reliance on Court Orders. Upon any payment or distribution of assets of a Debtor referred to in paragraph (4) of subsection 2.1(a), the Subordinated Creditor shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Subordinated Creditor, for the purpose of ascertaining the persons entitled to participate in such distribution, the Senior Creditors and other indebtedness of such Debtor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this agreement.

         SECTION 5. TRANSFER OF SUBORDINATED DEBT.

         The Subordinated Creditor will not (a) sell, assign or otherwise transfer, in whole or in part, the Subordinated Debt or any interest therein to any other person or entity (a "Transferee") or (b) create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Subordinated Debt in favor of any Transferee unless, in either case, (x) if the Obligations or any Letters of Credit are outstanding, the Subordinated Creditor shall have received prior written consent from the Required Banks for such action (which consent shall not be unreasonably withheld), and (y) such

Transferee expressly acknowledges to the Bank Agent, if the Obligations or any Letters of Credit are outstanding, or to the Debtors thereon if neither the Obligations nor any Letters of Credit are any longer outstanding, in writing, the subordination provided for herein and agrees to be bound by all the terms hereof.

         SECTION 6. MISCELLANEOUS.

         6.1 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of the Bank Agent or any Senior Creditor from time to time of any right, power or privilege under the Obligations, or of any right, power or privilege under this Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in any agreement relating to any of the Obligations and all other agreements, instruments and documents referred to in any of the foregoing are cumulative and shall not be exclusive of any rights or remedies provided by law.

         6.2 Further Assurances. The Subordinated Creditor agrees to execute and deliver such further documents and to do such other acts and things as the Bank Agent may reasonably request in order fully to effect the purposes of this Agreement.

         6.3 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission if promptly confirmed by mail) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received by the addressee, addressed as set forth in this Agreement by the parties signatory hereto or to such address or other address as may be hereafter notified by the respective parties hereto.

         6.4 Counterparts. This Agreement may be executed by the parties hereto in any number of separate counterparts all of which taken together shall constitute one and the same instrument.

         6.5 Waivers, Amendments. Etc. The subordination provisions contained herein are for the benefit of the Bank Agent, the Senior Creditors, and their respective successors and assigns as holders from time to time of Superior Debt and may not be rescinded or cancelled or modified in any way, nor, unless otherwise expressly provided for herein, may any provision of this agreement be waived or changed without the express prior written consent thereto of the Subordinated Creditor and, so long as any Superior Debt is outstanding under the Credit Agreement, the Senior Creditors and, thereafter, of the Debtors.

         6.6 Action by Senior Creditors.. Whenever in this Agreement the Senior Creditors may, or are required to, take any action, such action may be taken by them or their respective representatives with the consent of Senior Creditors holding a majority in amount of the Superior Debt (exclusive of interest) and any such action shall be binding upon all Senior Creditors.

         6.7 Exculpation. Neither any Senior Creditor, nor any director, officer, agent or employee thereof, shall be liable to any other Senior Creditor for any action taken or omitted to be taken by it or them in connection with this Agreement. Without limiting the foregoing, neither the Bank Agent nor any Senior Creditor has any obligations or duties to any of the other Senior Creditors with respect to this Agreement and are not, and shall not be, agents, trustees or fiduciaries for the other Senior Creditors.

         6.8 Legend. In the event that any Subordinated Debt is evidenced by a promissory note or other instrument, the Subordinated Creditor will cause such note or instrument to bear a statement or legend to the effect that such Subordinated Debt evidenced thereby is subordinate and junior in right of payment to the Superior Debt in the manner and to the extent herein set forth.

         6.9 GOVERNING LAW; SUCCESSORS AND ASSIGNS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE BANK AGENT, THE SENIOR CREDITORS, THE SUBORDINATED CREDITOR, AND THEIR RESPECTIVE SUCCESSORS, TRANSFEREES AND ASSIGNS.

         6.10 SUBMISSION TO JURISDICTION; WAIVERS. THE SUBORDINATED CREDITOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                 (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGEMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                 (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR
         HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING    IN ANY
         SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                 (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID TO SUCH SUBORDINATED CREDITOR AT 2001 TIMBERLOCH PLACE, THE WOODLANDS, TEXAS 77380 OR AT SUCH OTHER ADDRESS OF WHICH THE BANK AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

                 (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         6.11 WAIVER OF JURY TRIAL. THE SUBORDINATED CREDITOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   CHEMICAL BANK, for itself and as
                                   Administrative Agent for the Senior
                                   Creditors



                                   By
                                      ---------------------------------------
                                      Title:

                                   Chemical Bank
                                   270 Park Avenue
                                   New York, New York 10017
                                   Attn:    John Gehebe
                                            Credit and Lending Group
                                   Telecopy: 212-270-4711


                                   MITCHELL ENERGY & DEVELOPMENT CORP.


                                   By
                                      ---------------------------------------
                                      Title:

                                   Mitchell Energy & Development Corp.
                                   2001 Timberloch Place
                                   The Woodlands, Texas 77380
                                   Attn:    Chief Financial Officer
                                   Telecopy: 713-377-6192

                             CONSENT AND AGREEMENT

         Each of the undersigned hereby consents to all of the provisions of the foregoing agreement and agrees to comply with all of the terms thereof.


                                       MND ENERGY CORPORATION


                                       By
                                          ------------------------------------
                                          Title:

                                       MITCHELL GAS SERVICES, INC.


                                       By
                                          ------------------------------------
                                          Title:


                                       MITCHELL MARKETING COMPANY


                                       By
                                          ------------------------------------
                                          Title:


                                       MITCHELL ENERGY CORPORATION


                                       By
                                          ------------------------------------
                                          Title:


                                       THE WOODLANDS CORPORATION


                                       By
                                          ------------------------------------
                                          Title:

                                                                       EXHIBIT G
                                                             TO CREDIT AGREEMENT

                                    FORM OF
                              SUBSIDIARY GUARANTEE

         GUARANTEE, dated as of April 19, 1996, made by MITCHELL ENERGY CORPORATION, a Delaware corporation ("MEC"), MITCHELL MARKETING COMPANY ("MMC"), a Louisiana corporation, and MITCHELL GAS SERVICES, INC. ("MGS"), a Delaware corporation, and each hereinafter called a "Guarantor" and collectively the "Guarantors", in favor of (a) Chemical Bank, as administrative agent (in such capacity, the "Administrative Agent") for the banks (the "Banks"), including the Issuing Bank (as defined in the Credit Agreement defined herein), from time to time parties to the Amended and Restated Credit Agreement, dated as of April 19, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MMC, MGS (MMC and MGS hereinafter collectively referred to as the "Borrowers"), MND Energy Corporation ("MND"), the Banks and the Administrative Agent, and (b) the Banks.

                             W I T N E S S E T H :

         WHEREAS, pursuant to the Credit Agreement, the Banks will severally agree to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein; and

         WHEREAS, it is a condition precedent to the obligation of the Banks to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the benefit of the Banks; and

         WHEREAS, MND owns ALL of the issued and outstanding capital stock of the Borrowers and the Guarantors; and

         WHEREAS, the Guarantors will receive economic benefits from the proceeds of extensions of credit to the Borrowers in connection with the operation of the Guarantors' businesses;

         NOW, THEREFORE, in consideration of the premises and to induce the Banks and the Administrative Agent to enter into, and to make extensions of credit to the Borrowers under, the Credit Agreement, and for other good and valuable consideration receipt of which is hereby acknowledged, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Banks, as follows:

         1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined and the following terms shall have the following meanings:

                 "Obligations" shall mean the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other indebtedness, obligations and liabilities of each Borrower to the Administrative Agent or the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the other Credit Documents and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid BY each Borrower pursuant to the terms of the Credit Agreement) or otherwise.

               2. Guarantee. (a) Each Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Banks and their successors, indorsees, transferees and assigns, the prompt and complete payment by the Borrowers when due (whether upon demand, at the stated maturity, by acceleration or otherwise) of the Obligations, and each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Bank in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee; provided, however, that, anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of any Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors. This Guarantee shall remain in full force and effect until the obligations are paid in full, the Commitments are terminated and no Letters of Credit are outstanding, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

               (b) Each Guarantor agrees that the Obligations may at any time or from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent and the Banks hereunder.

               (c) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Bank on account of its liability hereunder, it will notify the Administrative Agent and such Bank in writing that such payment is made under this Guarantee for such purpose. No payment or payments made by either Borrower, any Guarantor or any other Person received or collected by the Administrative Agent or any Bank from either Borrower, any Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of. or in payment of the obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the Obligations up to the maximum liability of such Guarantor until the Obligations are paid in full, the Commitments are terminated, and no Letters of Credit are outstanding.

                 3. Right of Set-off. Upon the occurrence of any Event of Default specified in paragraph (a), (b) or (k) (as to the Subsidiary Guarantee only) of subsection 7.1 of the Credit Agreement or in subsection 7.2 of the Credit Agreement, or if the maturity of the Obligations shall be accelerated pursuant to Section 7 of the Credit Agreement, the Administrative Agent and each Bank are hereby irrevocably authorized by each Guarantor at any time and from time to time without notice to such Guarantor, any such notice being hereby waived by such Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Bank to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such Bank may elect, on account of the Obligations, as the Administrative Agent or such Bank may elect, whether or not the Administrative Agent or such Bank has made any demand for payment and although such Obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Bank shall notify such Guarantor promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Bank under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Bank may have.

                 4. No Subrogation. Notwithstanding any payment or payments made by a Guarantor hereunder, or any set-off or application of funds of such Guarantor by the Administrative Agent or any Bank, such Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Bank against either Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Bank for the payment of the Obligations, nor shall such Guarantor seek or be entitled to seek any contribution or reimbursement from either Borrower in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Banks by the Borrowers on account of the Obligations are paid in full, the Commitments are terminated, and no Letters of Credit are outstanding. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Banks, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                 5. Amendments, etc. with respect to the Obligations. The Guarantors shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantors, and without notice to or further assent by the Guarantors, any demand for payment of any of the Obligations made by the Administrative Agent or any Bank is rescinded by the Administrative Agent or such Bank, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Bank, and the Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent and/or any Bank may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.

                 6. Guarantee Absolute and Unconditional. The Guarantors waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Bank upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrowers and the Administrative Agent and the Banks shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantors waive diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon either Borrower with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to

(a) the validity or enforceability of the Credit Documents, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Bank, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by either Borrower against the Administrative Agent or any Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of either Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of either Borrower from the Obligations, or of any Guarantor under this Guarantee, in bankruptcy or in any other instance. When making any demand upon or pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Bank may, but shall be under no obligation to, make a similar demand upon or pursue such rights and remedies as it may have against either Borrower, any Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Bank to make any such similar demand or to pursue such other rights or remedies or to collect any payments from either Borrower, any Guarantor or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of either Borrower, any Guarantor or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Banks. This Guarantee shall continue in full force and effect and be binding in accordance with and to the extent of its terms upon such Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Banks, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of such Guarantor under this Guarantee shall have been satisfied by payment in full, the Commitments are terminated, and no Letters of Credit are outstanding. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

                 7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower, any Guarantor or any other Person or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

                 8. Payments. The Guarantors hereby agree that the Obligations will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at Agent Bank Services Group, Chemical Bank, 140 East 45th Street, New York, New York 10017, Attention: Frank Giacalone, MND Energy Corporation Clearing Account #144041274.

                 9. Representations and Warranties. Each Guarantor hereby represents and warrants that it has the corporate power and authority to make, deliver and perform this Guarantee and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee; no consent or authorization of, filing with or act by or in respect of any Governmental Authority is required in connection with the execution, delivery or performance by it, or the validity or enforceability against it of this Guarantee, and this Guarantee has been duly executed and delivered on its behalf; this Guarantee constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms.

                 10. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               11. Paragraph Headings. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                 12. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Bank shall by any act (except by a written instrument pursuant to paragraph 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                 13. Waivers and Amendments: Successors and Assigns; Governing Law. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantors and the Administrative Agent, provided that any provision of this Guarantee may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent. This Guarantee shall be binding upon the successors and assigns of the Guarantors and shall inure to the benefit of the Administrative Agent and the Banks and their respective successors and assigns, except that the Guarantors may not assign or transfer any of their rights hereunder without the prior written consent of all the Banks. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 14. Notices. Notices by the Administrative Agent to any Guarantor may be given by mail or by telecopy (if promptly confirmed by mail), addressed to such Guarantor at its address or telecopy number set forth under its signature below and shall be effective (a) in the case of mail, 3 days after deposit in the postal system, first class postage pre-paid and (b) in the case of telecopy, when received by the addressee. Any Guarantor may change its address and telecopy number by written notice to the Administrative Agent.

                 15. SUBMISSION TO JURISDICTION; WAIVERS. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY;

                 (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                 (ii) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                 (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING OF A COPY THEREOF (BY REGISTERED OR CERTIFIED MAIL OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL POSTAGE PREPAID) TO SUCH GUARANTOR AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT TO THIS GUARANTEE.

               16. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL
ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER
CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

               17. Authority of Administrative Agent. The Guarantors acknowledge that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Banks, be governed by the Credit Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and the Guarantors shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

               18. Counterparts. This Guarantee may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                 IN WITNESS WHEREOF, the undersigned have caused this Guarantee to be duly executed and delivered by their duly authorized officers as of the date first above written.


                                  MITCHELL ENERGY CORPORATION

                                  By:
                                      -----------------------------------
                                      Title:

                                  Address for Notices:

                                  2001 Timberloch Place
                                  The Woodlands, Texas 77380
                                  Telecopy: 713-377-6192
                                  Attn: Chief Financial Officer


                                  MITCHELL MARKETING COMPANY


                                  By:
                                      -----------------------------------
                                      Title:

                                  Address for Notices:

                                  2001 Timberloch Place
                                  The Woodlands, Texas 77380
                                  Telecopy: 713-377-6192
                                  Attn: Chief Financial Officer


                                  MITCHELL GAS SERVICES, INC.


                                  By:
                                      -----------------------------------
                                      Title:

                                  Address for Notices:

                                  2001 Timberloch Place
                                  The Woodlands, Texas 77380
                                  Telecopy: 713-377-6192
                                  Attn: Chief Financial Officer

                                                                       EXHIBIT H
                                                             TO CREDIT AGREEMENT

                                   [FORM OF)
                           ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Amended and Restated Credit Agreement, dated as of April __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Mitchell Marketing Company, Mitchell Gas Services, Inc. (collectively, the "Borrowers"), MND Energy Corporation, the Banks parties thereto, including the Issuing Bank, and Chemical Bank, as administrative agent for the Banks (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         __________________________ (the "Assignor") and ______________________
(the "Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on SCHEDULE 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on SCHEDULE 1.

       2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, MND, MEDC, any of their Subsidiaries or any other obligor or the performance or observance by the Borrowers, any of their respective Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto.

       3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 3.9 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

         4. The effective date of this Assignment and Acceptance shall be ______________, 19___ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee to the extent such amounts accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on
Schedule 1 hereto.

                                   SCHEDULE 1
                          To ASSIGNMENT AND ACCEPTANCE
             RELATING TO THE AMENDED AND RESTATED CREDIT AGREEMENT,
                       DATED AS OF APRIL __, 1996, AMONG
            MITCHELL MARKETING COMPANY, MITCHELL GAS SERVICES, INC.,
                             MM ENERGY CORPORATION,
             THE BANKS PARTIES THERETO, INCLUDING THE ISSUING BANK,
                                      AND
              CHEMICAL BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
                 (IN SUCH CAPACITY, THE "ADMINISTRATIVE AGENT")

________________________________________________________________________________

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

     Credit                       Principal                Commitment Percentage
Facility Assigned              Amount Assigned                   Assigned(1)
-----------------              ---------------             ---------------------

                               $_____________                 ____._________%


               [Name of Assignee]                             [Name of Assignor]



By                                      By
---------------------------------          -------------------------------------
Name:                                   Name:
Title:                                  Title:



Office and Address for
Notices:

---------------------------------

---------------------------------

---------------------------------
Attn:
      ---------------------------


---------------------

(1) Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Banks.

Accepted [and Consented to]:            [Consented To:]

CHEMICAL BANK, as                       MITCHELL MARKETING COMPANY
Administrative Agent and as
Issuing Bank

By                                      By
---------------------------------          ------------------------------------
Name:                                   Name:
Title:                                  Title:



                                        MITCHELL GAS SERVICES, INC.

                                        By
                                           ------------------------------------
                                        Name:
                                        Title: